UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K/A
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

VR HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

333-166884 (Commission File Number)	52-2130901 (IRS Employer Identification No.)
1615 Chester Road, Chester, Maryland (principal executive offices)	21619 (Zip Code)

(443) 519-0129
(Registrant’s telephone number, including area code)

_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

i

TABLE OF CONTENTS

Item 2.01-.Completion of Acquisition or Disposition of Assets.

1

Business

6

Capitalization

29

Selected Consolidated Financial Data

30

Management’s Discussion and Analysis of Financial Condition and Results of Operations

30

Risk Factors

40

Special Note Regarding Forward-Looking Statements

53

Management

54

Certain Transactions

65

Principal Stockholders

67

Description of Securities

68

Certain Provisions of Our Certificate of Incorporation and Bylaws

70

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

72

Reports to Stockholders

75

Where You Can Find More Information

75

Item 2.02-.Results of Operations and Financial Condition.

76

Item 3.02.-Unregistered Sales of Equity Securities.

76

Item 5.01-.Changes in Control of Registrant.

76

Item 5.02.-Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

76

Item 5.06.-Change in Shell Company Status.

76

Item 9.01.-Financial Statements and Exhibits.

76

Signatures.

78

ii

Item 2.01.

Completion of Acquisition or Disposition of Assets.

The Plan of Merger

On November 21, 2011, VR Holdings, Inc., a Delaware corporation (“VR Holdings” or the “registrant”), VRH Merger Sub, a Texas corporation (the “Subsidiary”), and Litigation Dynamics, Inc., a Texas corporation (“Litigation Dynamics”) executed a Plan and Agreement of Triangular Merger (the “Plan of Merger”), whereby Litigation Dynamics was to be merged into the Subsidiary, a wholly-owned subsidiary of the registrant (the “Merger”).  As a result of the Merger, the Litigation Dynamics Shareholder is to receive shares of the common stock of the registrant, par value $0.000001 per share (the “VR Holdings Common Stock”) in exchange for all of his shares of the common stock of Litigation Dynamics, par value $0.01 per share (the “Litigation Dynamics Common Stock”).  The Merger closed on January 20, 2012 (the “Effective Date”).

We previously reported the execution of the Plan of Merger by the filing of a Report on Form 8-K with the Securities and Exchange Commission on November 23, 2011, under Item 1.01, Entry into a Material Definitive Agreement.  On January 23, 2012, we filed Form 8-K/A, Amendment No. 1, to report the closing of the Plan of Merger.  We are filing this Form 8-K/A, Amendment No. 2, in response to some points of clarification requested by the Securities and Exchange Commission, as follows:

•

With a view towards explaining why VR Holdings is not a shell company, please tell us the nature of the consulting services for which you recognized revenues and explain how they relate to Litigation Dynamic’s business of electronic data discovery.  Since the filing of our Form 8-K/A, Amendment No. 1 on January 23, 2012, we have filed with the SEC our Form 10-Q for the three month period ended December 31, 2011, which is incorporated herein by reference and which shows additional support for the status of VR Holdings as a non shell company.  The pro-forma Combined Balance Sheet and consolidated Results of Operations based upon the consolidation of VR Holdings and Litigation Dynamics demonstrates that the consolidated operations of VR Holdings now clearly show operations and assets which are not “nominal” and which do not consist solely of cash and cash equivalents.  We have amended our disclosure.

•

The SEC stated that it appears the consulting services we have provided may be pursuant to material contracts.  There are no material contracts.

•

In our discussion of the business of Litigation Dynamics, Inc. on pages 21 to 28 of our Form 8-K/A, Amendment No. 1 filed on January 23, 2012, we indicated that Litigation Dynamics has been actively engaged in providing electronic discovery services, including to “large-volume law firms and corporations” (page 23).  As Litigation Dynamics appears to have operated only from 1997 to 1999, was dormant from 2000 to 2010, and began operations again in 2011, the SEC requested that we clarify whether the description of our business reflects operations since 2011.  We have amended our disclosure.

•

We were also asked to describe what steps have been taken since 2011 to make Litigation Dynamics operational again.  As it appears that electronic discovery and the technology used to support electronic discovery would have changed and advanced since the late 1990s, we were requested to explain Litigation Dynamics’ experience in this market and to clearly indicate what parts of the business description relate to services that Litigation Dynamics has actually provided versus services that have not been provided or are aspirational.  We have amended our disclosure.

•

The SEC asked us to clarify whether Litigation Dynamics’ Discover for Yourself software, Relativity software, its hosted analysis tool and its hosted review tool are “off the shelf” software products.  We have amended the disclosure.  The software products are “off the shelf” software products.

•

The SEC noted our reference on page 25 of the Form 8-K/A, Amendment No. 1 filed on January 23, 2012, to “[y]our investment in IT infrastructure, including enterprise processing servers and scalable storage capacity.”  We were requested to discuss these capital expenditures in our section Management’s Discussion and Analysis of Litigation Dynamics.  If we are leasing data hosting facilities and equipment, we were requested to discuss the related expenses, and to file any material agreements for data hosting facilities and equipment as exhibits.  We have amended our disclosure.  There are no material agreements .

•

We disclosed on pages F-15 and F-16 of Exhibit 99.1 of the Form 8-K/A, Amendment No. 1 filed on January 23, 2012, information about notes receivable, notes payable, and related party transactions.  The SEC asked that we disclose the material terms of these notes and related party transactions in Management’s Discussion and Analysis of Litigation Dynamics, and to file the material agreements memorializing these transactions as exhibits.  We have amended our disclosure. In addition, we have added copies of the subject notes.

The filing of this Form 8-K/A, Amendment No. 2, is not an admission that our Form 8-K/A, Amendment No. 1 filed on January 23, 2012, when filed, knowingly included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

Except as described herein, no other changes have been made to our Form 8-K/A, Amendment No. 1 filed on January 23, 2012.  We have not updated the disclosures in this Form 8-K/A, Amendment No. 2, to speak as of a later date or to reflect events which occurred at a later date, except as noted.

The Merger and its related transactions were approved by the holders of a requisite number of shares of:

•

Litigation Dynamics Common Stock by written consent of shareholders in lieu of a meeting on January 20, 2012, and

•

The Subsidiary Common Stock by written consent of shareholders in lieu of a meeting on January 20, 2012.

Under Texas corporate law, the Litigation Dynamics Shareholder who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Litigation Dynamics pay them the fair value of their shares.  Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.  There was no dissenting Litigation Dynamics Shareholder to the Merger.

The Merger was adopted pursuant to the provisions of Article 5.01, et seq., of the Texas Business Corporation Act (the “TBCA”), and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, with the following provisions:

•

Litigation Dynamics was merged with and into the Subsidiary, to exist and be governed by the laws of the State of Texas.

•

The Subsidiary is the surviving corporation (the “Surviving Corporation”) and will continue to be a wholly-owned subsidiary of VR Holdings.  The Surviving Corporation has changed its name to Litigation Dynamics, Inc.

•

On the Effective Date, the separate existence of Litigation Dynamics ceased and the Surviving Corporation succeeded, without other transfer, to all the rights and properties of Litigation Dynamics and is subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them.  All rights of creditors and all liens upon the property of each constituent entity were preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

•

The Surviving Corporation is responsible for the payment of all fees and franchise taxes of the constituent entities payable to the State of Texas, if any.

•

The Surviving Corporation will carry on business with the assets of Litigation Dynamics, as well as the assets of the Subsidiary.

•

The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under Article 5.01, et seq., of the TBCA.  There is no requirement to pay the fair value of shares, inasmuch as the Merger was approved by all of the Litigation Dynamics Shareholder and the VRH Merger Sub, Inc. Shareholders.

•

The Litigation Dynamics Shareholder surrendered all of his shares of the Litigation Dynamics Common Stock in the manner hereinafter set forth.

•

In exchange for the shares of the Litigation Dynamics Common Stock surrendered by the Litigation Dynamics Shareholder, VR Holdings issued and transferred to him 17,500,000 shares of the VR Holdings Common Stock, on the basis hereinafter set forth,

•

The authorized capital stock of the Subsidiary is 1,000 shares of common stock, par value $0.01 per share (the “Subsidiary Common Stock”), of which one share is issued and outstanding.

•

The authorized capital stock of Litigation Dynamics is 100,000 shares of common stock, $0.01 par value per share, of which 100,000 shares were issued and outstanding before the Merger.

Effective Date.  The effective date of the Merger (the “Effective Date”) was January 20, 2012, the date of the filing of Articles of Merger for the Subsidiary and Litigation Dynamics in the State of Texas.

Manner of Exchange.  On the Effective Date, the Litigation Dynamics Shareholder surrendered his stock certificates representing all of the issued and outstanding shares of the Litigation Dynamics Common Stock to the Subsidiary in exchange for certificates representing the shares of the VR Holdings Common Stock to which he was entitled.  Following the receipt of the shares of the Litigation Dynamics Common Stock by the Subsidiary, the shares of the Litigation Dynamics Common Stock were cancelled.  The one share of the Subsidiary Common Stock remains issued and outstanding.

Basis of Exchange.  The Litigation Dynamics Shareholder, before the Effective Date, owned 100,000 shares of the Litigation Dynamics Common Stock, which shares constituted all of the issued and outstanding shares of the capital stock of Litigation Dynamics.  As a result of the Merger, the Litigation Dynamics Shareholder received, in exchange for all of his Litigation Dynamics Common Stock, 17,500,000 shares of the VR Holdings Common Stock.

Restricted Shares.  All shares of the VR Holdings Common Stock received by the Litigation Dynamics Shareholder were restricted in their resale as provided in the Securities Act of 1933, as amended (the “Securities Act”), and contain a legend as required by the Securities Act, which reads as follows:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

Directors and Officers of the Surviving Corporation.

•

Following the Effective Date of the Merger, the present Board of Directors of Litigation Dynamics, Zane Russell and J. Michael Moore, shall continue to serve as the Board of Directors of the Surviving Corporation, along with John E. Baker, until the next annual meeting or until such time as their successors have been elected and qualified.

•

If a vacancy shall exist on the Board of Directors of the Surviving Corporation following the Effective Date, such vacancy may be filled by the Board of Directors of the Surviving Corporation as provided in the Bylaws of the Surviving Corporation.

•

All persons who, on the Effective Date, were executive or administrative officers of Litigation Dynamics, Zane Russell and J. Michael Moore, shall continue to be the officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine.  The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

Articles of Incorporation.  The Articles of Incorporation of the Subsidiary existing on the Effective Date, which have been amended to reflect the change of its name to Litigation Dynamics, Inc., a copy of which is attached to the Plan of Merger as Attachment A, shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

Bylaws.  The Bylaws of the Subsidiary existing on the Effective Date, which have been amended to reflect the change of its name to Litigation Dynamics, Inc., a copy of which is attached to the Plan of Merger as Attachment B, shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

Employment Agreements and Benefit Plans.  On the Effective Date, Zane Russell, as President and Chief Executive Officer, and J. Michael Moore, as Chief Operating Officer, executed employment agreements with the Surviving Corporation as described in Attachment C and Attachment D attached to the Plan of Merger.

Directors and Officers of VR Holdings.  On the Effective Date, Zane Russell and J. Michael Moore were elected to the Board of Directors of VR Holdings to serve with the current three members of the Board of Directors of VR Holdings.  As a result the Board of Directors of VR Holdings has been enlarged to five members.

Copies of the Plan of Merger.  A copy of the Plan of Merger is on file at 925 South Mason, Suite 375, Katy, Texas 77450, the principal offices of Litigation Dynamics, and at 1615 Chester Road, Chester, Maryland 21619, the principal offices of VR Holdings and the Subsidiary.  A copy of the Plan of Merger will be furnished to any shareholder of Litigation Dynamics, VR Holdings, or the Subsidiary, on written request and without cost.

Additional Consideration for the Merger.  As additional consideration for the Merger:

•

On the Effective Date, Litigation Dynamics executed a Master Services Agreement with VR Holdings in the form attached to the Plan of Merger as Attachment E.

•

The Litigation Dynamics Shareholder shall be entitled to two shares of the VR Holdings Common Stock, up to a maximum of 20,000,000 shares, for every dollar of revenue, up to a maximum of $10,000,000, which Litigation Dynamics’ operations generate within the two years from and after the Effective Date.

•

Litigation Dynamics, through CapNet Securities Corporation (“CapNet”) pursuant to a Letter Agreement between CapNet and VR Holdings dated October 24, 2011, as described in Attachment F attached to the Plan of Merger, will attempt to raise the necessary financing for the legal and accounting advisory and fees for the completion of the Merger and the subsequent reporting requirements for VR Holdings as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the funding of VR Holdings’ litigation expenses and ongoing expenses, as needed.  It was agreed that CapNet will attempt to raise the necessary funds through to the sale of the VR Holdings Common Stock to new investors by means of a private placement pursuant to Regulation D promulgated under the Securities Act.  Additional payments to support the on-going litigation and operations for VR Holdings and Litigation Dynamics will be provided as negotiated and needed with the respective vendors of VR Holdings.  As part of its compensation for services rendered pursuant to the Letter Agreement described in Attachment E attached to the Plan of Merger, CapNet has received 3,000,000 shares of the VR Holdings Common Stock.

•

In addition, Litigation Dynamics shall cause CapNet to attempt to assist VR Holdings in the management of the Depository Trust Company eligibility process for the shares of the VR Holdings Common Stock currently being quoted for sale on the Over-the-Counter Bulletin Board, as well as to provide subsequent support for the sale of such shares.

•

All expenses of the Merger, including, but not limited to the audit and reporting requirements of the Exchange Act in connection with the Merger, will be paid by Litigation Dynamics and subsequently reimbursed through the sale of the newly issued restricted shares of the VR Holdings Common Stock by CapNet.

As discussed above, as part of the Plan of Merger, we agreed to immediately begin a private placement of shares of the VR Holdings Common Stock by CapNet.  This Report is not used for the purpose of conditioning the market in the United States for any of the securities offered.  In addition, the securities offered will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The offering of the securities by CapNet has been made by VR Holdings for the purpose of raising funds to further the operations of VR Holdings and other suitable projects of VR Holdings as described herein.

Any securities issued by VR Holdings in the private placement by CapNet will bear the following legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

A copy of the Plan of Merger was attached as an exhibit to our Report on Form 8-K filed on November 23, 2011.

Accounting Treatment; No Change of Control

The Merger is being accounted for as an acquisition and not as a “reverse merger,” since the Litigation Dynamics Shareholder will not own a majority of the outstanding shares of the VR Holdings Common Stock immediately following the Merger.  The assets and liabilities and the historical operations of Litigation Dynamics prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of Litigation Dynamics.  Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both VR Holdings and Litigation Dynamics, and the historical operations of Litigation Dynamics and VR Holdings operations from the Effective Date of the Merger.

Following the Effective Date and all of the transactions described herein, but not including the 20,000,000 shares of the VR Holdings Common Stock which may be issued to the Litigation Dynamics Shareholder as a result of future performance as above described, but including the issuance of 480,694 shares of the VR Holdings Common Stock pursuant to our above-described private placement, and the 3,000,000 shares of the VR Holdings Common Stock issued to CapNet as above described, VR Holdings has 461,739,037 shares of the VR Holdings Common Stock issued and outstanding, owned as follows: (a) 441,239,037 shares owned by the VR Holdings Stockholders before the Merger, (b) 17,500,000 shares owned by the Litigation Dynamics Shareholder, and 3,000,000 shares owned by CapNet.  As a result of the Merger, the Litigation Dynamics Shareholder owns approximately 0.04 percent of the issued and outstanding shares of the VR Holdings Common Stock following the Merger, with the remaining approximately 95.56 percent of the shares of the VR Holdings Common Stock being owned by the VR Holdings Stockholders before the Merger, the investors in the above-described private placement before the Effective Date, and CapNet.  Therefore, there was no change of control in VR Holdings.

Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangement exists that might result in a future change of control of VR Holdings.

“Shell Company” Status

VR Holdings, for the foreseeable future, will continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Merger.  However, as a result of the Merger, VR Holdings is no longer a “shell company” as defined by Rule 12b-2, pursuant to the Exchange Act, inasmuch as VR Holdings, through Litigation Dynamics, has operations and assets which are not “nominal,” and which do not consist solely of cash and cash equivalents, as more fully described in the discussion and financial statements described in this Report with the determination of our assets (including cash and cash equivalents) being based solely on the amount of assets that would be reflected on our balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.  In addition, we have filed with the SEC our Form 10-Q for the three month period ended December 31, 2011, which is incorporated herein by reference and which shows additional support for the status of VR Holdings as a non shell company.  The pro-forma Combined Balance Sheet and consolidated Results of Operations based upon the consolidation of VR Holdings and Litigation Dynamics demonstrates that the consolidated operations of VR Holdings now clearly show operations and assets which are not “nominal” and which do not consist solely of cash and cash equivalents.

In connection with the Merger and before the Effective Date, VR Holdings sold 480,694 shares of the VR Holdings Common Stock to one accredited investor, as defined by the Securities Act, for the sum of $48,069, which augmented our assets.  The funds were raised to pay some of our current liabilities and to provide operating capital going forward.

Since VR Holdings was previously classified as a “shell company,” its securities issued to new stockholders or those securities sold by any selling stockholder could only be resold through registration under the Securities Act, Section 4(1) of the Securities Act, if available, for non-affiliates, or by meeting the conditions of Rule 144(i) promulgated under the Securities Act.

A “shell company” means a registrant, other than an asset-backed issuer, that has:

•

No or nominal operations; and

•

Either, (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

The provisions of Rule 144(i) providing for the six month holding period are not available for the resale of securities initially issued by a “shell company.”

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144.  The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, VR Holdings must have certain information publicly available.  We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, inasmuch as we have filed the registration statement as described in this Report .

As a result of the Merger which closed on January 20, 2012, VR Holdings ceased to be a “shell company.”  The total assets of Litigation Dynamics at September 30, 2011 were $104,654 consisting of cash of $792, due from related party of $10,000, notes receivable of $63,174 and notes receivable-related parties of $30,688.  Total revenues of Litigation Dynamics for the nine months ended September 30, 2011 were $90,180.  This Report contains the requisite Form 10 information in order to permit our securities to be sold in accordance with Rule 144.  The Form 10 information was deemed filed with the filing with the SEC of this Report.

On the Effective Date of the Merger, there were approximately 43,147,000 shares of the VR Holdings Common Stock outstanding owned by the VR Holdings Stockholders who were not “affiliates” as defined in the Securities Act.  These approximate 43,147,000 shares constituted the “public float” of VR Holdings prior to the Merger.

Prior to the Merger, there were no material relationships between VR Holdings and Litigation Dynamics, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

VR Holdings intends to carry on the business of Litigation Dynamics under the name of Litigation Dynamics, Inc., following the change of the name of VRH Merger Sub, Inc., as discussed below as one of its lines of business.  Litigation Dynamics is located in Houston, Texas.

BUSINESS

Following the Merger, the business of VR Holdings, Inc. will continue as before the Merger, enhanced by the business of Litigation Dynamics, Inc., as a wholly-owned subsidiary of VR Holdings, Inc.  The following discussion includes descriptions of both companies going forward.

Except as otherwise indicated by the context, references in this Report to “we,” “us,” “our,” the “company” or “VR Holdings” or “Litigation Dynamics” are to the business of VR Holdings and Litigation Dynamics.

Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc.

The following discussion relates to the business of VR Holdings, Inc. before the Merger and without taking into account the business of Litigation Dynamics, Inc., which is more fully discussed below, even though Litigation Dynamics is now our wholly-owned subsidiary.

VR Holdings, Inc., a Delaware corporation, was incorporated in 1998 to be the parent company of a group of entities owned by MML, Inc. which was in turn controlled by Morton M. Lapides, Sr. and his family.  The companies included in this consolidation were MML, Inc., Transcolor Corp., Valley Rivet Company, Alleco, Inc. and Allegheny Pepsi Cola Bottling Company.  VR Holdings itself has never had any operations or employees but acted as a holding company only.

During the period from 2003 to 2006, through an investigation instituted by The Cancer Foundation, Inc., a charitable foundation resulting from the merger in 2006 of the Lapides Brothers Foundation, founded by the uncles and father of Mr. Morton M. Lapides, Sr. in 1968 and Citizens For a Cancer Free America, along with Mr. Lapides Sr., it was determined by The Cancer Foundation, Inc. and others that certain lenders, through alleged illegal practices, had taken advantage of Mr. Lapides Sr. and other creditors and stockholders of VR Holdings to gain control of a certain operating subsidiary while Mr. Lapides was undergoing treatment for life threatening pancreatic cancer.  These alleged illegal practices resulted in VR Holdings losing control of various operating subsidiaries and allegedly ultimately causing VR Holdings to lose an estimated $1.6 billion associated with these operations.  As a result, it was decided by the stockholders of VR Holdings to reorganize the ownership of the company and to file a law suit against the lenders and related parties to recover the damages caused by the lender’s alleged illegal activities.

If we are successful in our litigation effort in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP, more fully discussed in “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. - Legal Proceedings,” our business going forward is expected to consist of a strategy to build a diversified portfolio of investments in various legal claims and to provide our stockholders with an attractive level of capital growth through investing directly and indirectly in litigation and arbitration cases, claims and disputes.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. - Financing Litigation.”

Going forward, without taking into account the business of our wholly-owned subsidiary, Litigation Dynamics, the primary operating function of VR Holdings will be to invest directly and indirectly in litigation and arbitration cases, claims and disputes.  We hope to provide the capital for our intended VR Holdings business plan through the proceeds which we may receive in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation described in this Report.  However, if we are not successful in that litigation, we still intend to pursue our business plan, and if necessary raise whatever funds we may need by means of a debt or equity offering.  It should be clearly understood that we will not be able to commence the proposed business of VR Holdings, without taking into account the business of our wholly-owned subsidiary, Litigation Dynamics, unless and until we are successful in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation, or we raise additional funds by means of a debt or equity offering.  We will explore whatever capital-raising steps which seem most likely to produce the capital we need to finance our litigation and to fund the proposed business of VR Holdings going forward.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.  We have not yet made any decision on what capital-raising steps we might take, but expect to make that decision once we know the outcome of The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation.

Additionally, one of the effects of the exchange of claims with the claimants as described in our registration statement filed with the SEC is to extinguish any claim against Mr. Lapides for which he has been held personally liable in Cause No. 98-6-5483-JS, In re Transcolor Corporation, Debtor, National City Bank of Minneapolis, Plaintiff vs. Morton M. Lapides, Sr., et al., Defendants, in the United States Bankruptcy Court for the District of Maryland.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011, and which is expressly incorporated in this Report by reference, and see Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”  In the Maryland litigation, Mr. Lapides was found to be personably liable for $7,000,000, plus interest.

If we are not successful in our litigation in The Cancer Foundation, Inc. v. Cerberus Capital Management, LPI, the amount owed by Mr. Lapides will not be paid by VR Holdings.  VR Holdings does not have any legal obligation to offer any of its shares to any of the below described claimants.  However, we wish to do so to resolve potential claims against us so that we can move forward with the expectation that our past liabilities, both asserted and unasserted, have been extinguished.

Financing Litigation

One of the objectives of VR Holdings is to build a diversified portfolio of investments in claims and to provide our stockholders with an attractive level of capital growth through investing directly and indirectly in litigation and arbitration cases, claims and disputes.  It is expected that these investments will initially be made in the United States.

VR Holdings intends to invest approximately 50 percent of our available funds through loans to law firms to finance legal fees and costs in connection with active participation in claims (through co-counsel agreements with other lawyers).  The remainder of our available funds will be kept in reserve to fund our ongoing operations.

Investments by way of loans to law firms will be made when:

•

A direct investment by VR Holdings is not possible or preferred because (for example) it is not permitted for legal or ethical reasons; and

cIn instances where it is not practicable to get all plaintiffs individually to agree to a direct investment.

The ultimate goal of VR Holdings is to be a leading source of value-added and direct financing for large claims in complex litigation and arbitration worldwide where such financing is considered to be lawful and permitted under local law and rules on professional ethics.

The Market

Historically, legal and ethical concerns about third parties profiting from investments in litigation have restricted the growth of litigation financing.  We consider that the ability of a plaintiff to fund part of its case in cash and part on a contingent fee basis may act as an incentive for plaintiffs to generate cash for a portion of their interest in a claim, which allows them to negotiate a lower contingent fee percentage with their lawyers.

Contingent fees (with the law firms being remunerated by reference to a percentage of the proceeds of the litigation or arbitration) are specifically allowed by statute in a number of states in the United States.  For example, in Texas, lawyers’ contingent fees range between 25 percent and 33 percent of the plaintiff’s total recovery in a case undertaken on a ‘‘no win, no fee’’ basis.

Competition

A number of U.S. companies already exist which purchase claims directly from individual plaintiffs in the U.S. or provide loans to law firms secured by an interest in the law firm’s portfolio of contingent fee cases or interests in a particular case.  See for example, Counsel Financial, Law Finance Group, Inc., and Amicus Capital Services, LLC.

Investment Objective and Policy

VR Holdings intends to invest in a wide variety of arbitration and litigation claims.  The investment objective of VR Holdings is to build a diversified portfolio of investments in claims and to provide our stockholders with an attractive level of capital growth through investing directly and indirectly in litigation and arbitration cases, claims and disputes.

VR Holdings will seek to meet its investment and yield objectives through investing in large claims, typically where the total recoveries sought exceed $2,000,000.  Except where specifically approved by our board of directors, no single investment of VR Holdings will exceed $1,000,000.  We anticipate that we will consider or examine several investment opportunities for every investment that is actually funded.

Investment opportunities will be selected using underwriting criteria to be developed as set out below.  We will seek to achieve diversification of investments by industry, jurisdiction, claim size and expected time-to-return, although most investments will be long-term with an expected return within two to five years of investment.

Investments will be structured as loans when a direct investment by VR Holdings is not possible because (for example) it is not clearly permitted for legal or ethical reasons, in instances where it is not practicable to get all plaintiffs individually to agree to a direct investment.

As at the date of this Report, VR Holdings has not made (nor entered into any commitment to make) any direct or indirect investments.

Direct Investments

VR Holdings intends to make direct investment in a variety of different claims, including but not limited to the following:

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Property damage, defaulted debt, breach of contract, insurance, antitrust, indemnification, subrogation, environmental liability, securities, expropriation and government taking, unregistered intellectual property and other business claims (‘‘Business Claims’’); and

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Claims and interests involving registered intellectual property (copyright, trademark and patent) (‘‘Registered Intellectual Property Claims’’).

VR Holdings will use a variety of structures to make direct investments in litigation and arbitration claims.  These structures will be carefully customized by us for each case opportunity in order to seek compliance with legal requirements and local rules on professional ethics as well as seeking to ensure the enforceability of VR Holdings’ direct investment contracts and collectability of the relevant share of the recoveries.

It is anticipated that typically VR Holdings will pay money to the plaintiff(s) themselves, in connection with the purchase of a percentage of the case recovery.  In some instances, the terms of the investment will require some or all of the claim purchase monies to be paid to the prosecuting lawyer to finance the case.

Loans to Law Firms

VR Holdings intends to make loans to law firms.  The loans will not exceed $1,000,000 for any one case (unless specifically approved by our board) and will be used by the law firms to finance legal fees and costs in connection with active participation in claims pending in the U.S. courts and in pending arbitrations (through co-counsel agreements with other lawyers actively involved in pursuing those claims or other financing relationships).  Those claims will be in a variety of different areas, including but not limited to the following: Business Claims, Registered Intellectual Property Claims, personal injury claims, wrongful death claims and claims in litigation and arbitration.

Investment Structures

Before making an investment, VR Holdings intends to obtain a written reasoned opinion from an independent appropriately-qualified law firm to confirm (subject to customary exceptions) that the proposed investment will not contravene local laws or rules on professional ethics.  VR Holdings will use local attorneys to review these issues to ensure compliance with local laws and regulations.  It is expected that the cost of this review on a case by case basis would be between $5,000 and $15,000 depending on the complexity of the case and the local rules and regulations.  These costs will tend to be reduced as VR Holdings gains additional knowledge in evaluating potential claims.

Marketing

We will seek to find opportunities to make investments either through VR Holdings or through loans to law firms.  In addition, if considered permissible under local laws and rules on professional ethics, VR Holdings may compensate third-party case finders with participation interests or referral fees in cases in which VR Holdings invests.  Before any such incentive payment is made, opinions from appropriately-qualified independent lawyers will be sought confirming that such payments are considered to be legal and ethical.  It is anticipated that the incentives offered by VR Holdings to referring lawyers (where appropriate) will result in a substantial flow of case opportunities.  VR Holdings does not plan to advertise its services on a retail basis.  Initially, all marketing undertaken on behalf of VR Holdings will be on a discrete, professional-referral basis only.  We intend to engage the services of attorneys and consultants to the legal industry to assist us in our marketing efforts.

Overview of Underwriting Model

After consultation with outside advisers and upon receipt of sufficient funds to pay for such advice either from success in VR Holdings’ litigation efforts or through receipt of funds from borrowing or sales of common stock, VR Holdings will adopt criteria that must be satisfied before an investment can be made (whether directly or by way of loan to a law firm).  These criteria will be regularly reviewed to ensure that appropriate risk-evaluation methods are in place.  The underwriting process will include an evaluation of traditional litigation risk elements, such as liability, quantum and collection risks, the experience and track record of the lawyers prosecuting the claim, the financial strength of the lawyers prosecuting the claim, the likelihood of the target defendants to settle the claim, the likelihood of recovery of a judgment or settlement, and whether the claim is wholly or partially insured.

Case Analysis Models

After consultation with outside advisers and upon receipt of sufficient funds to pay for such advice either from success in VR Holdings’ litigation efforts or through receipt of funds from borrowing or sales of common stock, before investing in a case, we intend to use case analysis models to be developed by us.  These will include case evaluation, underwriting, case tracking and risk diversification models and systems which will seek to analyze due diligence information, evaluate claim potential, peg optimal investment thresholds and case-type diversification, track case status and progress, and monitor investment yields for future application.

Due Diligence

Before investing in a claim, we will arrange for any necessary due diligence (such as key substantive legal issues) to be carried out by suitably qualified experts.  However, the amount of due diligence which may be able to be undertaken, may be limited if it is considered to result in any waiver of attorney-client privilege.  The cost of this due diligence process could range from $10,000 to $25,000 per case depending on the complexity of the lawsuit and legal environment in which the case will be litigated.  Once the volume of this active has increased, VR Holdings will hire a fulltime employee to perform this function and as this person gains experience in performing the due diligence function it is expected that there will be a reduction in the cost per case.  This person will probably be an attorney with annual cost of approximately $120,000.

Investment Contracts

Before making an investment, VR Holdings will obtain legal advice from a recognized independent third party law firm or legal expert that the proposed investment contract will be enforceable, subject to customary exceptions, and will not contravene any legal or ethical rules in the jurisdiction in which the case is being heard.

We intend that a typical investment contract for a cash purchase by VR Holdings will include the following key terms:

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Whether the case has been dismissed, settled or otherwise disposed;

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Material setbacks in the case that would affect investment value;

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Statement of prospects for the case;

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Other key negative developments;

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Changes in lawyers prosecuting or defending the case;

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Changes in material aspects of applicable law;

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Material changes in circumstances of a defendant that could affect liability or recovery (such as bankruptcy of defendant or plaintiff), and scheduled trial date;

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Require litigation proceeds to be paid into an agreed dollar bank account;

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Contain certain indemnifications and releases; and

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Wherever possible, investments or loans will be in tranches, with payments to be released at certain identified stages in the case.

We intend that a typical agreement between a law firm and an originating law firm, under which a loan by VR Holdings to the relevant law firm is deployed, will include the following key terms:

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Definitive descriptions of the scope of work to be performed by the other law firm;

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Wherever possible, investments or loans will be in tranches, with payments to be released at certain identified stages in the case; and

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Wherever possible, certain rights in favor of VR Holdings if the relevant law firm defaults under the loan agreement with VR Holdings.

Monitoring Investments

Except where permitted by local law and the applicable investment contracts, we will not advise on or be involved with the prosecution of a claim in which VR Holdings has a direct investment.  The lawyer advising the plaintiff will agree to update us on the progress of claims on a regular basis (subject to any ethical restriction in relation to attorney-client privilege).  For legal, commercial and ethical reasons, VR Holdings will not be able to publicly disclose full details of any update it receives and will not be able to disclose the parties involved or any further details that would allow the parties to the case to be identified.

In the case of loans to law firms, a suitably qualified partner of such firm approved by us, will be actively involved in the prosecution and/or management of the case and will, to the extent permissible, keep us informed as to progress.  Again, for legal, ethical and commercial reasons, VR Holdings will not be permitted to publicly disclose full details of any update it receives and, if VR Holdings is permitted to know their identities, will not be able to disclose the parties involved or any further details that would allow any of the parties involved in the case to be identified.  However, VR Holdings will ensure that it complies with its disclosure obligations under SEC rules.

Investment Restrictions

It is VR Holdings’ intention to build a portfolio of investments in a diverse range of litigation and arbitration cases, claims and disputes.  Unless our board otherwise determines, prior to making any investment, we must obtain a reasoned legal opinion confirming (with customary exceptions) that the proposed investment is not considered to contravene any legal or ethical restriction or applicable law in the relevant jurisdiction.  However, there will be no other geographical or sectoral restrictions upon VR Holdings’ investments.

Except where specifically approved by our board of directors, no single investment of VR Holdings will exceed $1,000,000.

Where VR Holdings purchases interests in a claim directly from the claim holder, VR Holdings will acquire up to 50 percent of the plaintiff’s recoveries.  This percentage may be increased with approval of our board of directors.  Where VR Holdings’ investments takes the form of a loan to a law firm, the funds will be used by the law firm to earn a percentage of the contingent fee entitlement of the lawyers engaged in the particular case.  It is expected that the participating law firm will earn up to 50 percent of the total contingent fee in any such case.

Any variation to VR Holdings’ investment objective and policy or restrictions will be made only following approval of our board and subject to compliance with SEC rules.

Competitive Strengths

The competition in the U.S. has been analyzed by VR Holdings.  We believe most companies operating in litigation claim recovery focus on financial transactions with individual (as opposed to business) plaintiffs, seeking to purchase a share of the plaintiff’s personal injury claim.  Some also make loans to law firms secured by interests in contingent fees.

We believe we have the following strengths in relation to our competition:

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We plan to market principally to qualified lawyers;

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We will only undertake carefully screened investments; and

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We will develop and deploy case underwriting systems and techniques to reduce risk of loss and increase margins.

Legal and Professional Ethics Issues

VR Holdings, before investing or purchasing claims and upon receipt of sufficient funds to pay for such advice either from success in VR Holdings’ litigation efforts or through receipt of funds from borrowing or sales of common stock, intends to obtain legal opinions in those jurisdictions where we wish to make investments in order to determine the validity of our proposed investment.  In many jurisdictions investment in and syndication of rights to the proceeds of legal claims is a novel concept, which has not been considered by the courts nor addressed by statute.  In certain jurisdictions, such as California, while no binding court decisions specifically disapprove of the practice, a court may still decline to enforce such arrangements if, for example, there is an indication that a non-party to a claim is in any way controlling the prosecution of that lawsuit, or if it appears that a non-lawyer is unlawfully engaged in the practice of law, or if the arrangement otherwise offends the public policy of the jurisdiction.

For each of our investments, VR Holdings intends to rely on lawyers which we believe have suitable expertise to provide correct and accurate interpretation of the laws and ethics of the relevant jurisdiction as they apply to the investment in question.  However, in the event that such interpretations are incorrect or subject to qualifications our investments could be open to challenge or subsequently reduced in value or extinguished.  If we are able, we intend to employ legal consultants who would be able to identify the lawyers with the specific expertise that we would require.

Changes in laws or ethical rules in jurisdictions where these restrictions currently do not apply could further reduce or limit opportunities for VR Holdings to make investments as envisaged or could result in the diminution or extinction of the value of investments already made by VR Holdings in such jurisdictions.

Evaluation and Disclosure of Cases and Case Performance to Investors May Not be Permitted

Details of actual cases that VR Holdings intends to invest will not be disclosed on a named basis to our stockholders, and in any event not all information relevant to the evaluation of any case investment by VR Holdings will be permitted by law or professional ethics codes of conduct to be made available to VR Holdings or our stockholders.  In particular, any sharing with VR Holdings or our stockholders of confidential information protected by attorney-client privilege or by attorney work-product doctrine could waive all protection of that information.  Such waiver could severely damage the value of the underlying claim by giving the opponent access to sensitive information.  Any agreement to share with our stockholders any information and evidence related to the case could preclude the plaintiff from entering into confidentiality agreements with co-plaintiffs in the same matter.  Such sharing could also make discovery from the adverse party problematical as most discovery is covered by court-issued protective orders that ensure the confidentiality of all parties.  A breach of a protective order could subject a party to serious sanctions that would impact the value of the underlying claim.

In some instances, case settlements and case prospects will be confidential and/or subject to lawyer-client privilege.  Accordingly, our stockholders will not have an opportunity to evaluate for themselves cases in which VR Holdings intends to or does invest, either directly or through loans to law firms, and therefore our stockholders will be dependent upon our judgment and ability in investing and managing the assets of VR Holdings.  The valuation of each investment will be subject to policies adopted by VR Holdings and may not reflect the actual financial prospects of such investment at any given time.

Recovery Collection Risks

Part of the case selection process for investment involves an assessment by us of the ability of the defendant to pay a judgment or award if the case is successful.  If the defendant is unable to pay or the plaintiff or defendant seeks to challenge the validity of the investment on legal or professional ethics grounds, we and, in the case of loans to law firms, may encounter difficulties collecting our contractually agreed share of litigation recoveries from plaintiffs selling such interests or lawyers with which the law firms has a co-counsel relationship.

In addition, although VR Holdings intends to seek advice on the proposed rate of interest on our loans to law firms, such interest rate could nevertheless be open to challenge and, if successful, might result in such interest payments being unenforceable or reduced.

Perceptions of Lawyers and Advisors

The participation of licensed lawyers involved in investments contemplated by VR Holdings is fundamental to the business model of VR Holdings.  Although VR Holdings will, before making an investment, obtain a reasoned, written opinion from an independent appropriately qualified lawyer to the effect that (with customary exceptions) the proposed investment will not give rise to professional ethical restrictions on ‘‘fee splitting’’ between lawyers and non-lawyers (or ‘‘fee sharing’’ between lawyers) or a violation of other legal prohibitions (such as champerty or maintenance), a number of professional ethics rules and legal restrictions are conceptual in nature and their application is difficult to predict.  It is, therefore, possible that a court of law or a professional legal ethics regulatory authority in the U.S. will not agree with our opinions or our external experts if the issue is challenged.  If such lawyers perceive either that the contemplated transactions are not legal or ethical under applicable laws or professional ethics rules, whether correctly or not, or that there is a risk that defendants, regulators or lawyers may challenge or raise defenses based on the existence of our investment, there may be a diminished market for some of the investment transactions proposed by VR Holdings.

Enforceability of Investment Contract Provisions

The contracts which VR Holdings proposes to use to document investments in claims will be tailored to meet requirements and legal restrictions of the jurisdictions in which the claims are purchased and/or in which the claims are pending.  However, VR Holdings intends to include standard clauses in those contracts wherever possible.  For example, VR Holdings intends to subject disputes between the claim seller and VR Holdings under most or all investment documents to binding arbitration under laws and rules of procedure other than those of the jurisdiction(s) in which the claim seller is resident or the underlying litigation or arbitration is pending.  VR Holdings’ investment documents will be drafted and reviewed by qualified lawyers but the terms may not be given the meaning and effect intended by VR Holdings if subject to a dispute before a court of competent jurisdiction or a relevant tribunal.

In particular, a court (including that of the relevant U.S. state in which the investment is being made) may decline to enforce the arbitration clauses for a variety of reasons and such a court or any relevant arbitration tribunal may, in certain circumstances, in fact determine that it is appropriate to apply the laws of a jurisdiction (including that of the relevant U.S. state in which the investment is being made) other than those provided for in the documentation.  In addition, where an award is rendered by any court or relevant arbitration tribunal under the terms of the investment documents, the courts of any jurisdiction in which enforcement of that award or judgment is attempted may decline to enforce it for a number of reasons including, for example, public policy concerns.

If a court were to ignore or invalidate a material provision of VR Holdings’ investment documents, such as the mandatory arbitration provisions, or were to refuse to enforce an award or judgment rendered pursuant to those provisions, VR Holdings may not be able to recover its investment or may incur unanticipated costs in recovering its investment and a share of returns from the claim.  This could have a material adverse effect on our profitability.

Reliance on Lawyers

VR Holdings is reliant on the ability of the lawyers representing the plaintiffs in investment cases to prosecute claims with due skill and care.  If they fail to do this, it is likely to have a material adverse affect on the value of VR Holdings’ investment.  While we will analyze and evaluate the experience and track record of the lawyers involved, the outcome of a case may not be in line with the plaintiffs’ lawyers’ assessment of the case.

In the case of direct investments, VR Holdings will often have limited or no rights to control or influence the management, prosecution or settlement of a case.  In the case of indirect investments through loans to law firms, we will not have any rights to control the prosecution, disposition or settlement of the particular case.  This is because such control could be seen to interfere with the attorney-client relationship between the plaintiff and the litigating attorney and may result in a court voiding VR Holdings’ investment for reasons of public policy, or may result in a determination that VR Holdings’ investment is unenforceable against the plaintiff.

Concentration of Risk

Although we cannot make an investment in a single claim in excess of $1,000,000 without our full board’s prior approval, certain investments may represent a significant proportion of VR Holdings’ total assets.  As a result, the impact on VR Holdings’ performance and the potential returns to investors will be more adversely affected if any one of those investments were to perform badly than would be the case if VR Holdings’ portfolio of investments were more diversified.

Professional Negligence of Law Firms

The law firms with which VR Holdings enters into a loan relationship will be required to maintain professional negligence insurance of a minimum standard.  However, such insurance will not cover liability for acts or omissions that do not constitute professional negligence under the terms of the applicable policy.  Moreover, if the advice given by a law firm in connection with a co-counsel investment is found to be negligent, the insurance coverage might not be sufficient to cover the relevant firm’s loss.  This may adversely affect the law firm’s ability to continue its operations, including its active participation in existing investments or co-counsel arrangements.  As a result, certain investments by VR Holdings may need to be liquidated, and perhaps at a loss.

Legal Professional Conflicts

Lawyers have a primary duty to the courts and a secondary duty to their clients.  In the case of loans to law firms, these duties – including the attendant responsibilities such as independent judgment, client confidentiality, and the rules relating to legal professional privilege – are paramount given the nature of the business of law firms as a legal practice.  Any law firms to whom VR Holdings makes a loan, with respect to all legal professional representations, owe overriding duties of independent judgment to their clients.  There could be circumstances in which the lawyers of a law firm are required to act in accordance with these duties, which may be contrary to other responsibilities to VR Holdings or inconsistent with VR Holdings’ investment strategy.

Key Personnel of VR Holdings

Our future financial success depends to a large degree upon the personal efforts of our key personnel.  In our formative period, John E. Baker, our chief executive officer, president, and chief financial officer, will play the major role in securing the services of those persons who can develop our business strategy and technology upon receipt of sufficient funds to pay for such services either from success in VR Holdings’ litigation efforts or through receipt of funds from borrowing or sales of common stock.  While we intend to employ additional management and marketing personnel in order to minimize the critical dependency upon any one person, there can be no assurance that we will be successful in attracting and retaining the persons needed.  We do not have an employment contract with Mr. Baker, who will devote only a limited amount of time to our affairs, since he has a full-time job as chief financial officer and treasurer of Inware Technologies, Inc.

VR Holdings Needs To Hire Specialized Personnel

Although we are committed to the continued development and growth of our business, we will need to engage specialized key personnel, such as underwriters and legal personnel, to assess risks of investing in lawsuits and to assist VR Holdings in the execution of our business model, inasmuch as John E. Baker, our chief executive officer, does not possess the requisite level of expertise to perform such functions.  It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms.

Adequacy of Working Capital for VR Holdings

We hope to generate sufficient capital to fund our business plan through a successful resolution of the litigation in which we are currently involved.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financing Activities,” and “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. - Legal Proceedings.”  However, if our litigation efforts are unsuccessful or do not generate sufficient cash to fund our anticipated operations, we still intend to proceed with our proposed business plan and we may try to raise what we feel is sufficient working capital for our current business plan, by means of a private placement or registered public offering of our shares.  If we are not able to raise additional capital through the sale of our shares or if we are unsuccessful in our litigation efforts, we would not be able to continue and our business would fail.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

The Financial Results for VR Holdings May Be Affected by Factors Outside of Our Control

Our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control.  Our anticipated expense levels are based, in part, on our estimates of future revenues and may vary from projections.  We may be unable to adjust spending rapidly enough to compensate for any unexpected revenues shortfall.  Accordingly, any significant shortfall in revenues in relation to our planned expenditures would materially adversely affect our business, operating results, and financial condition.

We cannot predict with certainty our success in litigation.  Further, we believe that period-to-period comparisons of our operating results are not necessarily a meaningful indication of future performance.

Government Regulation Relating to VR Holdings

The business of VR Holdings is subject to various legal and ethical restraints imposed by various jurisdictions.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. - Legal and Professional Ethics Issues.”

Employees of VR Holdings

As of the date of this Report, VR Holdings does not have any employees.  We do not currently anticipate that we will hire any employees in the next six months.  However, as our operations expand, we will need to employ the persons that we may need.  We do not feel that we would have any difficulty in locating needed help.  Our wholly-owned subsidiary, Litigation Dynamics does have employees as discussed below.  See “Business – Business of Litigation Dynamics, Inc. Excluding VR Holdings, Inc. – Employees.”

From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development.  We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified managerial personnel.

Properties of VR Holdings

The principal executive offices of VR Holdings are located at 1615 Chester Road, Chester, Maryland 21619.  We lease this facility, effective as of March 1, 2010 and continuing through February 28, 2012, at a rental rate of $1,000 per month.  The principal executive offices of Litigation Dynamics are described below.  See “Business – Business of Litigation Dynamics, Inc. Excluding VR Holdings, Inc. – Properties.”

Legal Proceedings of VR Holdings

We, through our subsidiaries, other than Litigation Dynamics, are involved in one lawsuit, styled The Cancer Foundation, Inc. v. Cerberus Capital Management, LP.  All claims held by Mr. and Mrs. Morton M. Lapides, Sr. discussed below have been assigned to VR Holdings.  It is our plan to use the proceeds received by us as a result of the below described litigation to fund our VR Holdings business plan going forward.  If we are unsuccessful in the litigation or do not receive sufficient funds, we will be forced to sell additional equity to raise the capital we need to fund our anticipated operations.  If we are not successful in raising any needed capital, our business plan will fail.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

The Basis of our Litigation

In the late 1980s, it was discovered that Mr. Lapides had pancreatic cancer and the outlook was not good.  In researching possible treatments, Mr. Lapides discovered that John Hopkins Hospital had an experimental program for the treatment of pancreatic cancer which consisted of standard treatment (chemotherapy) and alternative medicine.  Mr. Lapides volunteered to participate in the experimental program.

As a result of the successful treatment of Mr. Lapides at John Hopkins Hospital, VR Holdings decided to donate $80,000,000 to The Cancer Foundation of which $75,000,000 was to be donated to Johns Hopkins Hospital.  With the destruction of VR Holdings by the actions allegedly taken by various parties as described below, VR Holdings was denied the funds it planned to donate to The Cancer Foundation and the gift was never made.  The intended contribution became a claim of The Cancer Foundation.  On July 25, 2006, the $80,000,000 claim plus interest of The Cancer Foundation was exchanged by VR Holdings for 27,820,643 shares of the common stock of VR Holdings, Inc. using the exchange rate of $4.47 of claim value for every share of VR Holdings common stock.  Inasmuch as The Cancer Foundation exchanged its claim for shares of our common stock, we do not believe that The Cancer Foundation has a claim in tort or other cause of action and will not be able to file any other cause of action against VR Holdings due to the failure of VR Holdings to make the gift to The Cancer Foundation.  It should be clearly understood that The Cancer Foundation has no claim against VR Holdings and is no longer a party to the Illinois litigation.

The Cancer Foundation, Inc. v. Cerberus Capital Management, LP

This is a breach of contract case pending in the Circuit Court of Cook County, Illinois under Cause No. 09 L 004607.  MML, Inc. (“MML”) a wholly-owned subsidiary of VR Holdings, Transcolor Corp., a company owned by MML (“Transcolor”), and Morton M. Lapides, Sr. (“Lapides”) (together, the “plaintiffs”) allege that Madeleine LLC, a subsidiary of Cerberus Capital Management, LP (“Madeleine”) and Gordon Brothers Capital Corp. (“Gordon Brothers”) (together, the “defendants”) breached a Comprehensive Settlement and Shareholders Agreement, dated April 11, 1997 (the “Shareholders Agreement”) discussed below, by depriving the plaintiffs of the right to regain control of Winterland Concessions Company (“Winterland”).  The plaintiffs allegedly have suffered substantial damages as a result of the alleged breach of the Shareholders Agreement.  The Cancer Foundation and Transcolor were initially plaintiffs, but later dropped out because they had no standing to sue.

MML’s Acquisition of Winterland.  Transcolor, a subsidiary of MML, purchased T-shirts, printed on them and sold the finished product and other items of casual wear.  Between 1994 and 1996, Transcolor began to lose significant business because its customers were installing their own printing presses.  To help restore Transcolor to financial health and to reap the financial benefits and synergies derived from acquiring a valuable company in a related business, MML decided to purchase Winterland.  Winterland was founded by the legendary rock concert promoter Bill Graham, who developed the company, initially at the request of The Grateful Dead, to sell T-shirts bearing the images of rock groups who performed at concert venues.  When the plaintiffs acquired Winterland, it held approximately 300 licenses to print T-shirts of famous rock stars, including Madonna, Jimi Hendrix, and the Doors, and the rights to sell T-shirts at rock concerts and other locations throughout the United States and abroad.

In March 1996, MML began negotiations to purchase Winterland from its then owner MCA, Inc. – a subsidiary of The Seagram Company Ltd.  MML felt there were strong synergies between Winterland – a company that owned valuable licenses to print T-shirts and Transcolor – a company that owned two high-volume plants that printed T-shirts.  Transcolor’s two plants were underutilized and could print T-shirts at very high volumes.  Additionally, the locations of Transcolor’s plants – one on the east coast and one on the west coast – would result in freight savings.

MML successfully concluded negotiations to purchase Winterland on August 14, 1996 for $21 million.  At that time, Winterland had an alleged value of approximately $69 million, including reserves.  As part of the transaction, Winterland agreed to a long-term lease of Transcolor’s two plants, the manufacturing equipment contained therein and its business operations for $1.4 million in rent per year for 10 years, a total of $14 million.

To finance its acquisition, MML negotiated a $23 million bridge loan with the defendants, Gordon Brothers and Madeleine.  The loan, which closed on August 14, 1996 and had a maturity date of January 31, 1997, was secured by Winterland’s receivables, inventory, fixed assets, licenses and stock, along with guarantees from Lapides and MML.

MML put in a management team at Winterland that included Lapides as chairman and chief executive officer.  Immediately prior to the acquisition, MML hired Carl Kampel (“Kampel”) as Winterland’s chief financial officer and a member of its board of directors.

In VR Holdings’ opinion, Winterland turned out to be a profitable business.  Within five months – Winterland had paid the defendants $10 million of the $23 million it owed on the bridge loan.

The Defendants’ Alleged Agreement with Mr. Kampel.  VR Holdings’ complaint alleges that the defendants determined that that it would be more profitable to have an equity position in Winterland, so the defendants allegedly decided to wrest control of Winterland from its owner, MML.  This was at a time when Mr. Lapides was gravely ill with pancreatic cancer.

In the fall of 1996, Mr. Kampel met several times with the president of Gordon Brothers, who was evaluating Winterland on behalf of the defendants.  In those meetings, Mr. Kampel allegedly secretly agreed to assist the defendants to take control of Winterland.  In exchange, Mr. Kampel was allegedly promised that for $50,000, he could purchase a large equity interest in Winterland and retain his position as chief financial officer.

At the same time that Mr. Kampel made his alleged agreement, Winterland’s senior management was instructing him to look for a line of credit to pay suppliers and to obtain long-term financing to take out the defendants’ bridge loan.  Mr. Kampel allegedly disobeyed these instructions in order to prevent Winterland from obtaining alternative financing, thereby causing a default on the bridge loan and putting enormous financial pressure on MML and Winterland to accept whatever terms might be imposed by the defendants as a condition of extending the loan.

MML Discovers Mr. Kampel’s Agreement and the Defendants Call the Loan.  Winterland’s inability to obtain long-term financing left Winterland with no access to working capital and the prospect that it would be in default of its bridge loan, the due date of which had been extended to March 1997.  In early March 1997, Mr. Lapides discovered Mr. Kampel’s alleged agreement with the defendants to wrest control of Winterland from MML.  On March 4, 1997, Mr. Lapides and John Woods, Winterland’s vice president and in-house legal counsel, confronted Mr. Kampel, who admitted his alleged agreement with the defendants.  Mr. Kampel was immediately removed from Winterland’s board of directors and put on administrative leave.  Soon thereafter, the defendants informed Winterland that it was in default of the bridge loan because of Winterland’s failure to provide monthly and year-to-date financial statements certified by its chief financial officer – Carl Kampel.  Mr. Woods subsequently asked Mr. Kampel whether this allegation was true.  Mr. Kampel admitted that he had not provided the defendants with financial reports – as required by the terms of the bridge loan – after November 1996.

The Parties Negotiate the Shareholders Agreement.  With no alternative source of financing, Winterland was forced to negotiate an extension of the bridge loan with the defendants.  The Shareholders Agreement, dated April 11, 1997, was the product of those negotiations.  The key terms of the Shareholders Agreement were as follows:

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The defendants acquired an 80 percent interest in and voting control of Winterland;

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A new board of directors was established;

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The bridge loan was extended for one year – from April 11, 1997 to March 31, 1998, defined by the Shareholders Agreement as the “Refinancing Period”;

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During the Refinancing Period, MML could propose to the defendants for their good faith consideration an offer to purchase their shares in Winterland and to repay the balance due on the bridge loan;

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Mr. Lapides was appointed vice chairman of Winterland and given an employment contract for the Refinancing Period;

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Winterland and Transcolor extended their lease agreement for one-year; and

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Mr. Kampel was prohibited from having a management or consulting position during the Refinancing Period.

The plaintiffs allege that a core purpose of the Shareholders Agreement was to give MML and Mr. Lapides time to repay the bridge loan and regain control of Winterland during the “Refinancing Period.”  MML and Mr. Lapides allegedly had the contractual right to buy back Winterland within one year and to pay off the balance of the bridge loan.  Due to Winterland’s profitability, the plaintiffs believed it was highly likely that MML would be able to do exactly that.

The Defendants Put Winterland into Bankruptcy.  On August 8, 1997, approximately three months after the Shareholders Agreement was signed, the defendants placed Winterland into a pre-packaged Chapter 11 bankruptcy.  The Winterland bankruptcy was a voluntary Chapter 11 petition filed by Winterland Concessions Company.  Winterland filed for bankruptcy on August 8, 2008.  Winterland was controlled by Madeleine, LLC and Gordon Brothers Capital Corporation, which are the companies that directed Winterland into bankruptcy.  In a pre-packaged bankruptcy, agreements are made with creditors before the bankruptcy filing to expedite the bankruptcy process.  Contemporaneous press reports indicate that the purpose of the bankruptcy was to terminate MML’s interest in Winterland.  In an article in Variety, dated August 12, 1997, Winterland’s chief executive officer, appointed by the defendants after they gained control of Winterland, stated “The filing will allow us to move forward without the financial equivalent of a boat anchor,” Donn Tice, the chief executive officer of Winterland told Variety, referring to the impact that the MML’s/Lapides’ obligations had on Winterland’s operations.  “We’re a much stronger company today that we were yesterday.  We’re making a fresh start after a tough year.”  See the article in Variety located at www.variety.com/article/VR1116677189.html.

Mr. Tice repeated this admission in a press release issued by Winterland on January 14, 1998, in which he stated that Winterland’s “reorganization plan allowed Winterland to eliminate the drain of the Transcolor and MML relationship.”  The Variety article indicates that Gordon Brothers and the defendant Cerberus Partners, the parent of Madeleine, agreed as part of the pre-packaged bankruptcy to convert $6 million of their loans to equity and to restructure the remainder of Winterland’s debt with “strong, sustainable capitalization.”  Winterland emerged from bankruptcy five months later.

The Loss of Winterland Severely Damages MML and Mr. Lapides.  MML and Mr. Lapides expected they would be able to exercise their rights under the Shareholders Agreement to regain control of Winterland given its strong financial performance.  MML and Mr. Lapides suffered substantial financial damages when they were deprived of their right to regain ownership of this valuable asset.  Winterland’s bankruptcy filing also had a cascading effect on the plaintiffs’ other enterprises, including Transcolor, which was forced into bankruptcy as a result of its loss of valuable lease payments from Winterland.

Procedural History.  The plaintiffs initially filed suit on July 23, 2007 in the United States District Court for the Northern District of Illinois alleging federal-law claims for civil RICO and RICO conspiracy and state-law claims for fraudulent concealment, tortious interference, civil conspiracy, and breach of contract.  On April 4, 2008, the court dismissed the plaintiffs’ federal RICO claims as time barred and then, pursuant to 28 U.S.C. § 1367, declined to retain supplemental jurisdiction over the plaintiffs’ state-law claims.  The court also dismissed the defendants’ Rule 11 claim.  See The Cancer Foundation, Inc. v. Cerberus Capital Management, L.P., No. 07 v. 4120, 2008 U.S. Dist. LEXIS 27483 at * 23 (N.D. Ill. Apr. 4, 2008).  The plaintiffs filed a notice of appeal of the court’s decision on April 22, 2008.  On March 19, 2009, the U.S. Court of Appeals for the Seventh Circuit affirmed the District Court’s decision.  See The Cancer Foundation, Inc., v. Cerberus Cap. Mgmt., L.P., 559 F.3d 671, 675 (7th Cir. 2009).  The Illinois state court action was filed on April 17, 2009.

The defendants filed a motion to dismiss the state court action on August 3, 2009.  The plaintiffs filed an opposition brief on November 13, 2009.  The defendants filed their reply on December 4, 2009.  Oral argument was held on January 22, 2010.  At the conclusion of argument, Judge Allen S. Goldberg dismissed the complaint on the grounds of res judicata.  The plaintiffs filed a motion for reconsideration in which they argued that Judge Goldberg misapplied the doctrine of res judicata that the complaint should be reinstated and the case allowed to proceed.  The defendants’ opposition brief was filed on April 12, 2010 and the plaintiff’s reply was filed on May 10, 2010.  Oral argument on the motion for reconsideration was held on June 1, 2010, at which time Judge Goldberg denied the motion.  MML and Lapides filed a notice of appeal on June 25, 2010 and their opening brief on November 5, 2010 with the Appellate Court of Illinois, First Judicial District.  The defendants filed an opposition on December 5, 2010, as well as a cross appeal seeking a reversal of the trial judge’s order denying the defendants’ motion for attorneys’ fees.  The plaintiffs filed a reply on January 14, 2011, and the defendants filed a reply on the attorneys’ fees issue on January 28, 2011.

On March 16, 2011, the Appellate Court, on its own initiative, ordered the parties to brief the issue of whether the case should be transferred to California, New York or Maryland on the grounds of forum non conveniens because the case has more connections with those jurisdictions than it does with Illinois.  After the parties briefed this issue, the Court issued an opinion on May 25, 2011 reversing the trial court’s decision dismissing the case and remanding the case back to the trial court.  In its opinion, the Court declined to transfer the case to another state because the defendants refused to waive their statute of limitations defense.  The Court reversed the trial court’s dismissal of the case on res judicata grounds, and rejected the defendants’ arguments on the statute of limitation and failure to state a claim.  The Court also denied the defendants’ cross appeal for attorneys’ fees.

Legal and Factual Issues.  The parties briefed three key issues on the defendants’ motion to dismiss the complaint and on the appeal.  First, they briefed the issue of whether an adversary proceeding brought by Transcolor in federal district bankruptcy court in Maryland against the defendants alleging they wrongfully interfered with the lease agreement between Winterland and Transcolor bars the plaintiffs from pursuing the Illinois action on res judicata grounds.  The federal bankruptcy court in In Re Transcolor, 258 B.R. 149 (Bankr. D. Md. 2001) ruled that the plaintiffs’ adversary proceeding was barred by res judicata because the lease had been considered and rejected in Winterland’s bankruptcy in federal bankruptcy court in California.  The defendants also argue that the Winterland bankruptcy proceedings in California bar the plaintiffs’ action on the grounds of res judicata.  The plaintiffs argue that res judicata does not bar their Illinois action because some of the requirements necessary to invoke res judicata are not satisfied.  Judge Goldberg ruled in the defendants’ favor on their res judicata argument at the hearing held on January 22, 2010 and at the hearing on plaintiffs’ motion for reconsideration held on June 1, 2010.

The Illinois Court of Appeals rejected the defendants’ res judicata arguments holding that neither the Maryland nor the California bankruptcy court proceedings barred the plaintiffs from filing their action against the defendants for breach of the Shareholders Agreement.

Second, the defendants argued that the plaintiffs’ action is untimely and barred by the statute of limitations.  Illinois has a 10-year statute of limitations for the breach of written contracts and a five-year statute of limitations for breach of an oral contract.  The defendants contended that the five-year statute of limitation applies because the plaintiffs allegedly rely on extrinsic evidence to support their breach of contract claim.  The plaintiffs contended that their breach of contract claim against Madeleine and Gordon Brothers is governed by a 10-year statute of limitations prescribed by Illinois statute for written contracts and that the limitations period was tolled while their federal lawsuit against the defendants was on appeal to the United States Court of Appeals for the Seventh Circuit.  Under the 10-year statute of limitations, the limitations period expired on August 7, 2007 – which is 10 years after the date that Winterland filed for bankruptcy.  The plaintiffs argued that the 10-year statute of limitations was tolled under 28 U.S.C. Section 1367(d) until 30 days after the Seventh Circuit affirmed the District Court’s dismissal of the plaintiffs’ complaint.  The Seventh Circuit’s affirmed the District Court’s decision on March 19, 2009, and therefore, the plaintiffs argued that the limitations period was tolled until April 20, 2009.  The plaintiffs filed their breach of contract action in the Illinois Circuit court on April 17, 2009.  If the plaintiffs’ breach of contract action is governed by Illinois’ five-year limitations period that applies to unwritten contracts, the limitations period would have expired on August 7, 2002.

The defendants also argued that even if a 10-year statute of limitations applies, it expired while the plaintiffs’ appeal to the Seventh Circuit was pending.  But 28 U.S.C. §1367(d) – a federal tolling statute – tolls state statutes of limitations while a case is pending in federal court and for 30 days after it is dismissed.  The plaintiffs argued that this statutory provision applies while an appeal is pending in federal court.  This issue has not been addressed by the Illinois courts.  However, the plaintiffs’ position has been adopted by the Maryland Court of Appeals.  See Turner v. Kight, 957 A.2d 984 (Md. 2008).  Our counsel has not provided us with any legal opinion regarding the expiration of the statute of limitations and collectability of the debt.

The Illinois Court of Appeals rejected the defendants’ statute of limitations arguments holding that a ten-year limitation period applies to a cause of action for breach of the implied terms of a written contract.  The Court of Appeals agreed with the plaintiffs’ argument that the federal tolling statute applies while the case was pending in federal court, including while it was pending before the United States Court of Appeals for the Seventh Circuit.  In its opinion, the Illinois Court of Appeals ruled that the plaintiffs’ state court action was timely filed.

Third, the defendants argued that the complaint failed to state a legal claim because it allegedly relies on extrinsic evidence, which is impermissible under the integration clause in the Shareholders Agreement.  The plaintiffs contended that their claim is based on the duty of good faith and fair dealing and the express terms of the Shareholders Agreement, not extrinsic evidence.  Under New York law – the governing law of the Shareholders Agreement – actions taken to destroy the benefit of a contract is a breach of the covenant of good faith and fair dealing and a breach of contract.  The plaintiffs alleged that the defendants breached the Shareholders Agreement when they pushed Winterland into bankruptcy, for nonfinancial reasons and disclosed publicly that the bankruptcy was to eliminate the agreement they signed with the plaintiffs 3-1/2 months earlier, which was prior to the expiration of a one-year refinancing period in the Shareholders Agreement, thereby depriving the plaintiffs of their right to repay the bridge loan and regain control of Winterland.

The Illinois Court of Appeals rejected the defendants’ argument in its May 25, 2011, decision ruling that the lack of an express provision in the Shareholders Agreement prohibiting them from pushing Winterland into bankruptcy does not preclude a contract-based claim for breach of the implied covenant of good faith and fair dealing.  The Court held that defendants “have not presented sufficient grounds for finding that the complaint fails to state a claim for breach of contract.”

The Court of Appeals’ rulings constituted a complete reversal of Judge Goldberg’s dismissal of the complaint.  On August 5, 2011, the Illinois Court of Appeals wrote to the Clerk of the Cook County Circuit Court stating that the mandate of the Appellate Court has been filed with the Cook County Circuit Court.  In doing so, the case was returned to the trial court for further proceedings.  At this juncture, the trial court has not taken any action to set a case schedule or take any other action as a result of the Appellate Court’s reversal of the trial court’s decision and the remand of the case to the trial.  Neither the plaintiffs nor the defendants have asked the trial court to take any action as a result of the remand.

Now that the Illinois Court of Appeals has reversed Judge Goldberg’s dismissal, the case may move forward into the discovery phase where a number of issues will need to be explored.  These issues include whether the defendants breached the Shareholders Agreement, whether the defendants’ actions damaged MML and Mr. Lapides, and the quantum of their damages.  Expert testimony may be needed during the litigation.  Either party may move for summary judgment at the conclusion of discovery.  If there are any important remaining factual issues after summary judgment rulings, the case may then proceed to trial.

It is not possible to predict the ultimate resolution of the case.

VR Holdings, Inc. v. Marshall & Ilsley Trust Company and Venable L.L.P.

On March 11, 2011, VR Holdings filed a suit in Queen Anne’s County, Maryland against Marshall & Ilsley Trust Company and Venable L.L.P. for alleged civil conspiracy beginning in 1998 and continuing through November 2010, at which time the alleged conspirators abandoned their efforts.  Marshall & Ilsley allegedly participated with the two lenders to Winterland Concessions Company, a previous subsidiary of VR Holdings.  The civil conspiracy expanded to damages through additional causes being tortious aiding and abetting, breach of fiduciary duty, negligence, intentional misrepresentation, and negligent misrepresentation, resulting in damages to VR Holding’s subsidiaries and approximately 2,500 parties in the amount of $1.6 billion plus punitive damages and legal fees.

As stated above, on May 25, 2011, the Illinois State Appellate Court ruled in VR Holdings’ favor in regard to The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation stating that there were no res judicata or statute of limitations problems, and in addition, stated that “… the bankruptcy court in Maryland lacked jurisdiction to decide the contract claim at issue here.”  VR Holdings was advised that the defenses in the Maryland case were almost identical to the two items eliminated in the Illinois case.  The same damages could not be collected twice.  For that reason, and since Marshall & Ilsley is believed to be in financial difficulty, there was no reason to burden the Court with this suit when a decision on the major defense issues were already ruled on in another suit and the Illinois decision questioned a Maryland court’s authority.  On the advice of counsel, the case was withdrawn.

Our attorneys in the Marshall & Ilsley and Venable litigation were Frame & Frame, Robert B. Morris, and Barry L. Dahne, one of the trustees of The Cancer Foundation, and one of our major stockholders.  In consideration for their services rendered, we have issued 7,000,000 shares of our common stock to each of Frame & Frame, and Messrs. Morris and Dahne.  Mr. Morris has since died and his shares were cancelled and returned to VR Holdings.  We registered the 7,000,000 shares issued to Frame & Frame and 5,000,000 of the 7,000,000 shares issued to Mr. Dahne by means of a registration statement.  Frame & Frame and Mr. Dahne are listed as selling stockholders in the registration statement.

Other than as discussed above, we are not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation.  We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

Business of Litigation Dynamics, Inc., Excluding VR Holdings, Inc.

Litigation Dynamics, Inc., a Texas corporation, was incorporated on February 11, 1997, to manage several services, case productions, and companies associated with litigation services.  In late 1999, operations were terminated as two major projects came to a close.  All other clients were referred to other firms.  In 2010, Litigation Dynamics was put back into operation as the potential for acquisition opportunities had been revealed to our management team .  Litigation Dynamics focuses on services that are expected to ensure efficient, cost-effective and accurate electronic data discovery.  Leveraging on our management teams' experience in corporate and government litigation, we feel that Litigation Dynamics can resolve even the most complex challenges in eDiscovery and provide a tool set that can handle the complete EDRM (Electronic Discovery Reference Model) spectrum.

Industry Trends

The worldwide electronic discovery market saw revenue of $889 million in 2009 and is expected to reach $1.5 billion in 2013, the technology research firm Gartner predicted in May 2011.  According to the 2008 Socha-Gelbmann Electronic Discovery Survey, the market for electronic discovery in the United States is growing at an annual rate of more that 15 percent.

Several factors, including the inexpensive abundance of data storage, high-profile lawsuits and strict new laws such as Sarbanes-Oxley and HIPPA, that demand thorough corporate archiving, are requiring companies to retain an even greater amount of data.  However, as companies have begun to preserve their data, it has become apparent that few have the capabilities to adequately manage the content or provide access to the data when requested for trial or litigation.

This dilemma, coupled with the fragmented competitive landscape for electronic discovery, has helped turn the electronic discovery market into a lucrative and competitive slice of information technology.

Other significant trends in the eDiscovery market are:

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The overall frequency of courts granting sanctions declined substantially compared to 2009.  Sanctions were granted in 55 percent of the cases where sought in 2010 versus 70 percent in 2009.  Many courts evaluated sanctions requests more cautiously and demanded evidence that the missing documents would have been relevant and favorable to the party seeking sanctions.

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Courts did not look favorably on parties that failed to cooperate reasonably, with one court describing an eDiscovery dispute as “the litigation equivalent of the cafeteria food fight scene in the motion picture Animal House.”

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Computer algorithms were used with increasing frequency for clustering, predictive coding, initial document culling, and other search technologies, offering some hope for decreasing the discovery burden and costs.

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Courts clarified prosecutors’ Electronically Stored Information (ESI) duties, the government’s eDiscovery obligations in civil cases, and limits on the government’s ability to obtain ESI in its investigative capacity.

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Several courts held that there is no reasonable expectation of privacy or confidentiality with social networking communications.

More states began taking eDiscovery seriously, too.  Alabama, Oklahoma, and Wisconsin passed or enacted statewide eDiscovery legislation last year, bringing the total number of states with such laws to thirty.

Market Segments

Law firms enmeshed in big corporate cases have typically been the main consumers of electronic discovery services.  However, as the business environment has become more litigious and more companies begin to work proactively with Electronic Document Discovery (EDD) vendors to get a handle on their data troves in case they are sued and to meet regulatory requirements, corporate legal departments have emerged as a new power user as the likelihood of their involvement in some form of litigation increases.  While law firms have been directly responsible for the most impressive growth in the electronic discovery field to date, in our opinion, it is the corporate legal departments that will be the growth sector of the future.  After all, 90 percent of U.S. corporations are engaged in some type of litigation at any given time, according to research by the law firm Fulbright & Jaworski, LLP.  The average company, bigger than $1 billion, is involved in 147 lawsuits.

The domestic market for providing corporate legal departments electronic discovery services spreads across multiple industries, including finance, insurance and pharmaceuticals.  Companies in these industries are becoming more proactive by implementing litigation planning and electronic preservation processes.  Therefore, a need for firms to service the combined law firm/corporate legal department market has materialized.  This is the target market for Litigation Dynamics.

Competition of Litigation Dynamics

Five major litigation support companies currently constitute 30 percent of the market.  The remaining percentage is being serviced by smaller, privately-held firms dispersed throughout the United States.  As the volume of data increase, fewer of the smaller players have the back-office ability to support these large litigation collections.  Law firms and corporate legal departments are then forced to choose from the larger vendors - usually at higher prices and slower turnaround.

To address this problem, Litigation Dynamics capitalizes on this gap between the five major providers and the smaller firms’ inabilities to deliver.  Providing premier quality services at an attractive rate to large-volume law firms and corporations has enabled Litigation Dynamics to capture market share by bringing in clients who would otherwise be at the mercy of the larger players.

The electronic discovery market is highly fragmented, intensely competitive and rapidly evolving.  Competition is mainly based on the quality of service, technology innovations, and price.  The following are the biggest players in eDiscovery segment:

EPIQ.  This company provides case and document management software for bankruptcy, class action, mass tort, and other legal proceedings.  Its software automates tasks including legal notice, claims management, electronic discovery, funds distribution, and government reporting.  EPIQ’s software line includes products for Chapter 7 liquidations, Chapter 13 individual debt reorganizations, and Chapter 11 reorganizations.  EPIQ, which caters to law firms and bankruptcy trustees, also offers consulting and case management services and software for class action, mass tort, and bankruptcy case administration.

EPIQ earns its largest portion of revenue from bankruptcy software, which grew more than 50 percent in 2009.  Because most bankruptcies fall under the Chapter 7 or Chapter 13 models (which together account for the majority of all bankruptcy filings), EPIQ has focused primarily on software products for these types of filings.  As part of an effort to cover the entire bankruptcy spectrum, however, EPIQ maintains its services to the Chapter 11 market, which account for about one percent of all bankruptcy filings.

Fios.  Fios helps law firms be finders and keepers with their legal discovery processes.  It offers electronic discovery software and services, helping corporate legal departments and law firms reduce the costs associated with their discovery processes, manage and process the large volumes of information and documents they collect, and ensure that their electronic evidence will be admissible in court.  Fios also offers electronic discovery services, including evidence collection, processing, and review.

Applied Discovery.  Applied Discovery (also known as LexisNexis Applied Discovery) provides electronic discovery services to law firms and corporate clients.  A division of information provider LexisNexis, Applied Discovery offers document management services, such as data collection, legacy media restoration, data processing, and format conversion, as well as document production and reporting.  Founded in 1998, Applied Discovery was acquired in 2003 by LexisNexis, a unit of Reed Elsevier Group.  Applied Discovery has headquarters offices in New York City and Seattle, with additional operations in Washington, D.C., Chicago, Dallas, Houston, San Francisco, Los Angeles, and Toronto.

Kroll Ontrack.  Kroll Ontrack, a subsidiary of Kroll, provides data recovery and legal technology products and services.  With applications for document review, case management, interactive filing, and trial preparation, its legal division handles eDiscovery, computer forensics, and consulting services.  Its data recovery unit oversees email and other data recovery, archive management, data erasure, and media disposal.  The company also has a division devoted to search engine technology.  Kroll Ontrack serves consumer and enterprise customers, law firms, and government agencies.

Clearwell Systems.  The company’s electronic discovery software allows corporations to manage legal and regulatory compliance requests.  Clients have included law firms such as DLA Piper and corporations such as FedEx and Cisco.  Its software is sold through HP and other vendors.  Clearwell was acquired in 2011 by Symantec for $390 million as part of an effort by that company to build up its legal software holdings.

Marketing Strategy

Litigation Dynamics’s marketing strategy encompasses expanding our efforts to other large companies that make up the Fortune 500 and have large annual litigation expenses.  In addition, we will make a major push to become the preferred provider of the large accounting and audit firms.  With our experience with large corporate litigation, we feel our solutions are very attractive for our projected clients’ needs and will continue to grow our efforts in this area.  Each of our targeted clients is known for high case loads, the need for timely and accurate processing, and in need of a review and analysis tool that will make their jobs easier.  At Litigation Dynamics, we feel we can save our clients money not only by providing processing and hosting at competitive prices, but our software will help our clients control their outside counsel review costs as well.

Service offerings will follow a stated objective of addressing quality (as manifested in accuracy, simplicity, speed and reliability), innovation, service by our account executives and project managers, who are not outside contractors, and price.  Litigation Dynamics management firmly believes that providing quality service is our first and foremost task in achieving our targeted market share.  Innovation and service are actually subsets of quality and, as a result, substantial management attention has been focused in this area.

Litigation Dynamics management feels pricing will also be an important variable in a purchase decision, thus, we have priced our services at the lower end of the market.  However, because so much of our solutions are automated, we can process large amounts of data at a very competitive price and still maintain a very attractive margin.  Because of our robust feature set coupled with our very competitive pricing model, we feel we will be able to attract clients to our service.  We believe that it will be our key focus on service and over delivering that will keep them coming back for more support.

Any reluctance on the part of potential clients will be met head on with specification sheets comparing Litigation Dynamics service performance with our competitors and on-site demonstrations.  Our innovative service offerings and software design are expected to result in greater flexibility with potentially lower costs than competitors’ services and software.  This will allow us to have standard margins above the industry average in spite of low-end range pricing.

In addition, Litigation Dynamics has recently added a hosted version of “Relativity,” which is the preferred software review tool by many large law firms.  Litigation Dynamics has added features to this software set to make it more robust and handle a number of the things we know our clients desire in a tool.  Adding this additional review tool should increase the percentage of the business that we receive from each of our clients, because in some cases the client’s lawyers demand to be able to utilize Relativity and now we can allow them to control the data, maintain control and give them the tool they desire.

Sales Plan

Litigation Dynamics uses in-house sales personnel with the needed credentials and extensive product training.  Emphasis has been continually focused on the needs of the client.  Sales personnel are compensated with a relatively standard base salary and a commission payable based on collected payments on sales made in the preceding quarter.

Litigation Dynamics will explore the use of agents that will promote our services to a company’s legal counsel and law firms.  These agents will be paid a commission for all revenue that is brought in on a monthly basis.

Services and Products

Management has worked in 2011 to ensure that Litigation Dynamics is delivering products and services that promote efficient, cost-effective and accurate electronic data discovery.  By using our management’s unique experience with other companies with respect to “serial litigants,” we have taken several steps in our understanding of industry through operational experience in dealing with matters from the ultra small in the one gigabyte or less of electronically stored information area to those that scale in multiples of terabytes.  Processing this data requires talent as well as good products that meet the demand of these customers; Litigation Dynamics has spent the better half of 2011 acquiring these tools and systems, while all the time maintaining margins as well as quality of service in pace with the industry.  While all of these tools are off of the shelf, we feel our customization and management of their use make Litigation Dynamics unique.  In addition, we are in constant pursuit of professionals that can support our clients and their needs.

With our primary product being the processing of electronically stored information, Litigation Dynamics can streamline the processing of such information to provide documents to the litigation and document management industries.  We have processed both standard and non-standard types of data for litigation purposes.  Our non-standard tools give us the capability of looking at the most troublesome of data and when placed into our Cloud Based platform, review of those items becomes easier.

Once items have been reviewed, they can then be prepared for presentation with a digitally applied “Bates” stamp and legend.  These documents can also be output in standard legal form for review systems such as Concordance or Summation or even customized output to your document management program.

The main focus shall be in what we will call Cloud Services, which means all of our services are provided in a Hosted Environment, which is a SAS 70 Compliant Data Center.  Litigation Dynamics through its relationships has invested in local infrastructure including servers and a high bandwidth connection to the Internet.  As well, Litigation Dynamics has access to two data facilities; one located in Texas and one located in Colorado for the deployment of applications for clients.  This has kept our capital requirements low without restrictive contracts or the need for sizeable investment.  There are no material agreements at this point relating to these services.  Our clients can have multiple users login to the system from anywhere in the world and review and analyze data.  We charge for Processing Hosting, and Production of data.  Our clients enjoy unlimited Review and Analysis, while data is being hosted.

Processing: Process Documents with Speed and Accuracy

To defensibly process electronically stored information, you need a service provider that has the processing speed, experience and technology infrastructure required.  Our management team has over seven years of experience helping clients defensibly reduce data volumes for both large and small matters.  With our investment in IT infrastructure, including enterprise-class processing servers and scalable storage capacity, Litigation Dynamics has a stellar offering of products and services that exceed or compete with industry standards.  While some our services use Relativity platforms others that are more customized like those of “Discover For Yourself” offer more flexibility than just your typical off the shelf review package.  An example of offerings, include:

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“Discover for Yourself” supports more than 3,700 file types and detects the native file type regardless of extension.

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Easily scale to speed processing on multiple machines simultaneously.

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Efficiently produce searchable information with optical character recognition, which can be used to convert image file types, such as TIFF and PDF, to text-searchable files.

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Enhance search ability and document integrity with metadata extraction.  Use metadata to establish and index elements such as the document’s creation time and date and the last time the document was printed – all while preserving information integrity.

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Quickly extract attached and embedded files into discrete documents while maintaining their original relationships.  File attachment hierarchies are shown in a clear, easy-to-understand format, so you can make processed attachments immediately available for examination.  Attachments appear linked to their parent email or archive.

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Streamline the review process with document de-duplication features.  View a list of duplicate documents related to a particular document of interest.  The de-duplication process may be applied across the entire data store, per custodian, or not at all.

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Simplify management of problem files and avoid overlooking potentially relevant data with comprehensive “error logging” for issues such as corrupted or password protected files.

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Import Concordance load files.

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Unicode compliance delivers support for multiple languages.  Native support for the worldwide character-encoding standard, Unicode UTF-16 enables you to process German, French, English, Greek, Russian, Hebrew, Arabic, Hindi, Thai, Chinese, Japanese and Korean content.

Analysis: Analyze Documents, Review Performance and More

“Discover for Yourself” enables reviewers to complete early case assessment well before manual review.  Legal teams use Discover for Yourself to quickly examine discussion threads, custodial documents, and message attachments to gain a better understanding of their position within each case.  Advanced features include:

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File type verification eliminates the risk of missing important documents by analyzing the file content of each document to verify the file type regardless of the respective file extension.

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Advanced searching features identify key phrases, word stems, phonetically similar words, synonyms and typographical errors.

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Theme identification is based on cutting-edge technology in which a “theme” is a succinct summary of what the document is about.  Documents can be organized by a specific topic, allowing reviewers to analyze documents related to a particular subject.

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Near-duplicate document identification detects documents that are “nearly” the same, but not exact duplicates.  Large numbers of nearly identical documents can be coded appropriately, greatly reducing the total number of documents requiring examination.

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Drive accountability and monitor performance by linking reviewers to actions with administrative audits.  Administrators can analyze the performance of reviewers.

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Document history report displays all activity related to a specific document as recorded in the audit logs.

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Coding report displays document ID, date and title, and a column for each available flag for every document displayed in the grid.

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Daily summary report of activity by each reviewer during a specified interval.

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Activity report displays coding activity of a selected reviewer during a specified interval.

Review: Conduct Accurate, Efficient Reviews from a User-Friendly Interface

Successful eDiscovery is determined by an effective data review.  Discover for Yourself helps clients reduce eDiscovery time and costs with an intuitive review interface and easy-to-use features.  Using Discover for Yourself software, reviewers achieve quality results with maximum efficiency.  Our flexible interface enables clients to:

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Experience an intuitive interface designed with shortcut keys and easy-access features to speed review time.

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Improve document organization with user-defined features for creating and populating folders and subfolders, grouping documents, applying filters, coding documents and creating saved search parameters.

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Speed reviews with robust features for grouping, bulk coding, sorting and filtering.

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Enhance decision-making capabilities with powerful file tagging features, including user-defined tag names for each review.  Optionally classify tags as inclusive or exclusive, e.g., responsive or non-responsive.

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Shortcuts for fewer mouse clicks.

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Apply tags to a single document or document hierarchy.

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Search documents by applied tags.

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Tag multiple documents simultaneously.

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Redact specific text, pages, or areas within a document and ensure the security of each redaction beyond production.

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View files natively in multiple formats - Microsoft Word, Excel, Outlook and PDF files.

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Review Lotus Notes in near native formats.

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Maintain security by customizing and restricting user access.

Production: Employ Flexible Output Options and Streamline Productions

This important phase in the eDiscovery process hinges on the client’s ability to flexibly deliver electronically stored information in an agreed-upon format that is reviewable by the requesting parties – on time and with accuracy.  Legal teams need a process that enables them to keep track of what electronically stored information went to which recipients and when, which include the following features:

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Select the right output option by choosing from multiple file formats, including: Concordance and Summation load files, native, TIFF, comma delimited, and Excel.

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Establish quick document reference by automating the Bates stamping process.  Users simply supply the Bates number template and identify documents to be numbered.  Bates numbering confidentiality legends are automatically included on documents.

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Respond to tight deadlines by allowing reviewers to create multiple production sets for a single case while maintaining number sequences, date, and description.

Additional Services and Consulting

Cloud Services.  Litigation Dynamics utilizes a SAS 70 compliant facility and equipment to ensure that customers’ data is safe and secure as possible.  While using our facility to host our clients’ data, our service offering allows for unlimited reviewing and analyzing of data from multiple simultaneous users form anywhere in the world.  While our clients can rest assure that all precautions are being met to ensure the safety and reliability of their data, it is important to note that all incoming files are encrypted and the clients are given the keys to unlock the data container and the encryption.

Cloud Analysis.  Our cloud analysis capability allows reviewers to complete early case assessment well before manual review.  Legal teams use our hosted services to quickly examine discussion threads, custodial documents and message attachments to gain a better understanding of their position within each case.

Cloud Review.  Using our hosted review tool will allow reviewers to achieve quality results with maximum efficiency.  When clients use our cloud services they experience unlimited review with intuitive interfaces that can be used by multiple viewers from anywhere in the world as long as they have a computer and internet access.

Customer Relationships

Our services and relationships to clients results in an environment of mutual trust for on-time delivery and client satisfaction.  We are only as good as our employees who must deliver on a day-to-day basis.  Each project must exceed client expectations.

Litigation Dynamics provides services to its clients on a per gigabyte processed, as well as per hour, per project basis.  In addition Litigation Dynamics collects a monthly usage fee for the hosting of processed data.  The constant flow of growing client requests enables us to scale our growth as desired and as we choose to manage.  Our business model is based on leveraging systems and automation to process data as customers have contracted.

We make extensive use of client based pass-through billing practices and all contracts with customers reflect that.  It is our belief that the fewer the amount of line item expenses and unnecessary complexity in our accounting and business processes the smoother our operations will run.  We establish trust-based relationships with our clients to leverage their organization and operational business processes to pass through the largest percentage of cost and operating expenses without directly impacting our accounting and business procedures.  For example, by leveraging client administrative resources, communications, package shipping, and sundry practices, our expense line grows “thinner,” thus avoiding additional cost structure for an internal administrative support structure.

Litigation Dynamics end user contracts are signed for services rendered.  Typically, these contracts are for a 12-month term.  However, all contracts have evergreen clauses that automatically renew on a month-to-month basis.  Some customers, due to circumstances beyond our control, are not on contract.  As it is hard for clients to remove themselves from the hosted review environments, non payment has not been an issue at this point in our history.  Currently a substantial part of the revenue for current operations comes from consulting services that consist of marketing, sales, and business consulting for ILS Technologies.  At this point, contracts are not in place for continued use of these services; however, the pursuit of new agreements is ongoing.  As we add new customers and clients, our sales and marketing programs shall generate a greater understanding of the industry as a whole.

Key Personnel of Litigation Dynamics

Our future financial success depends to a large degree upon the personal efforts of our key personnel.  Presently, Zane Russell and Michael Moore, our officers and two of our directors, play the major role in operating the business of Litigation Dynamics and securing the services of those persons who can develop our business strategy and technology.  While we intend to employ additional management and marketing personnel in order to minimize the critical dependency upon any one person, there can be no assurance that we will be successful in attracting and retaining the persons needed.  We have an employment contract with each of Messrs. Russell and Moore, as more fully discussed below.  See, “Management – Litigation Dynamics Employment Agreements.”

Litigation Dynamics Needs To Hire Specialized Personnel

Although we are committed to the continued development and growth of our business, we will need to engage specialized key personnel, such as experienced litigation support professionals, paralegals, and IT professionals to assist Litigation Dynamics in the execution of our business model.  It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms.

Employees of Litigation Dynamics

Litigation Dynamics currently has six permanent full-time employees.  We intend to increase our market share by adding full-time staff and to contract a sales and marketing campaign orchestrated to improve market awareness of the Litigation Dynamics Technologies service line.  We do not expect any difficulty in attracting the people that we need.

Adequacy of Working Capital for Litigation Dynamics

We hope to generate sufficient capital to fund our Litigation Dynamics business plan through our operations.  However, if we do not generate sufficient cash to fund our operations, we still intend to proceed with our proposed business plan and we may try to raise what we feel is sufficient working capital for our current business plan, by means of a private placement or registered public offering of our shares.  If we are not able to raise additional capital through the sale of our shares, we would not be able to continue and our business would fail.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

The Financial Results for Litigation Dynamics May Be Affected by Factors Outside of Our Control

Our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control.  Our anticipated expense levels are based, in part, on our estimates of future revenues and may vary from projections.  We may be unable to adjust spending rapidly enough to compensate for any unexpected revenues shortfall.  Accordingly, any significant shortfall in revenues in relation to our planned expenditures would materially adversely affect our business, operating results, and financial condition.

Government Regulation Relating to Litigation Dynamics

The business of Litigation Dynamics is subject to the Rules of Procedure in the states and federal courts.  As such, we must ensure that we are able to comply with the various rules imposed by various jurisdictions.

Properties of Litigation Dynamics

Currently Litigation Dynamics is selling to customers located in Houston, Dallas, and Austin, Texas.  Our offices are located in Houston , Texas.  While the majority of work is done from coast to coast, the Internet is the key to the way Litigation Dynamics conducts business.  For this reason Litigation Dynamics employs SunGard Availability Services for all of its data center needs.  Litigation Dynamics utilizes the Houston , Texas Data Center for housing of these systems.  SunGard is one of the world’s leading software and technology services companies.  SunGard has more than 20,000 employees and serves over 25,000 customers in more than 70 countries.  SunGard provides software and processing solutions for financial services, education and the public sector.  SunGard also provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software. The  Houston facility is SAS 70 ( superseded by SSAE 16 in April 2010) compliant and feature fully redundant power plants.   As of the date of this Report, Litigation Dynamics does not lease any office or work space.

Legal Proceedings of Litigation Dynamics

Litigation Dynamics is not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation.  We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2011.

This information should be read in conjunction with our Management’s Discussion and Analysis or Plan of Operation and our consolidated financial statements and the related notes appearing in our Annual Report on Form 10-K.

	September 30, 2011
	Actual	As Adjusted (1)
Common stock, $0.000001 par value per share; 550,000,000 shares authorized, 440,758,343 and 400,052,689 shares issued and outstanding, as adjusted	$ 441	$ 447
Additional paid-in capital	8,645,719	8,549,407
Accumulated deficit	(15,492,955)	(15,492,955)
Earnings during development stage	6,588,920	6,585,226
Total stockholders’ equity (deficit)	(257,875)	(357,875)
Total capitalization (deficiency)	$ (257,875)	$ (357,875)

___________

(1)

Reflects the sale of up to 5,644,346 shares to the claimants with offering costs of $100,000 as described in our prospectus which was included in our registration statement filed with the SEC.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011.

SELECTED CONSOLIDATED FINANCIAL DATA

The following consolidated selected financial data are derived from our consolidated financial statements for the years ended September 30, 2011 and 2010, which have been audited by GBH CPAs, PC, independent registered public accounting firm.  The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included in our Annual Report on Form 10-K and with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

	Year Ended September 30,
	2011	2010

Revenue	$ –	$ –
General and administrative expenses	103,335	322,046
Net loss	(103,335)	(322,046)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

THE FOLLOWING SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K

The following discussion reflects our plan of operation.  This discussion should be read in conjunction with the financial statements which are attached to this Report.  This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans.  These statements involve risks and uncertainties.  Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Report, particularly under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.”

VR Holdings, Inc.

Since the business previously operated by VR Holdings before the filing of our registration statement with the SEC on May 17, 2010, no longer has any relevance, the discussion which immediately follows relates primarily to our proposed business of investing in litigation and arbitration cases, claims and disputes.  The discussion of our wholly-owned subsidiary, Litigation Dynamics follows below the discussion pertaining to VR Holdings.  Therefore, unless the context otherwise suggests, “we,” “our,” “us,” and similar terms, as well as references to “VR Holdings or Litigation Dynamics,” all refer to VR Holdings or Litigation Dynamics as of the date of this Report.

If we are successful in our litigation effort in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP, more fully discussed below and in “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings,” our business going forward is expected to consist of a strategy to build a diversified portfolio of investments in various legal claims and to provide our stockholders with an attractive level of capital growth through investing directly and indirectly in litigation and arbitration cases, claims and disputes.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. - Financing Litigation.”

The primary function of VR Holdings will be to invest directly and indirectly in litigation and arbitration cases, claims and disputes.  We hope to provide the capital for our intended business plan through the proceeds which we may receive in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation described in this Report.  However, if we are not successful in that litigation, we still intend to pursue our business plan, and if necessary raise whatever funds we may need by means of a debt or equity offering.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.

It should be clearly understood that we will not be able to commence our proposed business, unless and until we are successful in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation, or we raise additional funds by means of a debt or equity offering.  We will explore whatever capital-raising steps which seem most likely to produce the capital we need to finance our litigation and to fund our proposed business going forward.  We have not yet made any decision on what capital-raising steps we might take, but expect to make that decision once we know the outcome of The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

Additionally, one of the effects of the exchange of claims with the claimants as described in this Report is to extinguish any claim against Mr. Lapides for which he has been held personally liable in Cause No. 98-6-5483-JS, In re Transcolor Corporation, Debtor, National City Bank of Minneapolis, Plaintiff vs. Morton M. Lapides, Sr., et al., Defendants, in the United States Bankruptcy Court for the District of Maryland.  See Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”  In the Maryland litigation, Mr. Lapides was found to be personably liable for $7,000,000, plus interest.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011, and which is expressly incorporated in this Report by reference.

If we are not successful in our litigation in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP, the amount owed by Mr. Lapides will not be paid by VR Holdings.  As stated below, VR Holdings does not have any legal obligation to offer any of its shares to any of the below described claimants, but we wish to do so to resolve potential claims against us so that we can move forward with the expectation that our past liabilities, both asserted and unasserted, have been extinguished.

The Cancer Foundation, Inc. v. Cerberus Capital Management, LP

MML, Inc. is a plaintiff in an Illinois State court suit, see The Cancer Foundation, Inc. v. Cerberus Capital Management, LP, also discussed in “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings,” and if successful, although not legally liable, plans to distribute on a percentage basis the proceeds from this suit to all claimants including its parent, VR Holdings.  The claimants accepting this exchange will have their claims transferred to VR Holdings.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011, and which is expressly incorporated in this Report by reference.  The suit was filed in state court on April 17, 2009 by The Cancer Foundation, Inc. and others plaintiffs against Cerberus Capital Management, L.P. and other defendants after a suit based on similar facts was dismissed in the United States District Court for the Northern District of Illinois and the dismissal affirmed by the United States Court of Appeals for the Seventh Circuit.  If the state court action is not successful, there will be no recovery of damages and no proceeds will be available for distribution to the claimants.  MML, Inc., Morton M. Lapides, Sr. and Transcolor were also plaintiffs in the federal and state lawsuits.  We voluntarily agreed to dismiss The Cancer Foundation and Transcolor as plaintiffs because they lacked standing.

The defendants filed a motion to dismiss the state court action on August 3, 2009.  The plaintiffs filed an opposition brief on November 13, 2009.  The defendants filed their reply on December 4, 2009.  Oral argument was held on January 22, 2010.  At the conclusion of argument, Judge Allen S. Goldberg dismissed the complaint on the grounds of res judicata.  The plaintiffs filed a motion for reconsideration in which they argued that Judge Goldberg misapplied the doctrine of res judicata that the complaint should be reinstated and the case allowed to proceed.  The defendants’ opposition brief was filed on April 12, 2010 and the plaintiff’s reply was filed on May 10, 2010.  Oral argument on the motion for reconsideration was held on June 1, 2010, at which time Judge Goldberg denied the motion.  MML and Lapides filed a notice of appeal on June 25, 2010 and their opening brief on November 5, 2010 with the Appellate Court of Illinois, First Judicial District.  The defendants filed an opposition on December 5, 2010, as well as a cross appeal seeking a reversal of the trial judge’s order denying the defendants’ motion for attorneys’ fees.  The plaintiffs filed a reply on January 14, 2011, and the defendants filed a reply on the attorneys’ fees issue on January 28, 2011.

On March 16, 2011, the Appellate Court, on its own initiative, ordered the parties to brief the issue of whether the case should be transferred to California, New York or Maryland on the grounds of forum non conveniens because the case has more connections with those jurisdictions than it does with Illinois.  After the parties briefed this issue, the Court issued an opinion on May 25, 2011 reversing the trial court’s decision dismissing the case and remanding the case back to the trial court.  In its opinion, the Court declined to transfer the case to another state because the defendants refused to waive their statute of limitations defense.  The Court reversed the trial court’s dismissal of the case on res judicata grounds, and rejected the defendants’ arguments on the statute of limitation and failure to state a claim.  The Court also denied the defendants’ cross appeal for attorneys’ fees.

The Court of Appeals’ rulings constitute a complete reversal of Judge Goldberg’s dismissal of the complaint. On August 5, 2011, the Illinois Court of Appeals wrote to the Clerk of the Cook County Circuit Court stating that the mandate of the Appellate Court has been filed with the Cook County Circuit Court.  In doing so, the case was returned to the trial court for further proceedings.  At this juncture, the trial court has not taken any action to set a case schedule or take any other action as a result of the Appellate Court’s reversal of the trial court’s decision and the remand of the case to the trial.  Neither the plaintiffs nor the defendants have asked the trial court to take any action as a result of the remand.

Now that the Illinois Court of Appeals has reversed Judge Goldberg’s dismissal, the case may move forward into the discovery phase where a number of issues will need to be explored.  These issues include whether the defendants breached the Shareholders Agreement, whether the defendants’ actions damaged MML and Mr. Lapides, and the quantum of their damages.  Expert testimony may be needed during the litigation.  Either party may move for summary judgment at the conclusion of discovery.  If there are any important remaining factual issues after summary judgment rulings, the case may then proceed to trial.

It is not possible to predict the ultimate resolution of the case.

VR Holdings, Inc. v. Marshall & Ilsley Trust Company and Venable L.L.P.

As discussed above, on March 11, 2011, VR Holdings filed a suit in Queen Anne’s County, Maryland against Marshall & Ilsley Trust Company and Venable L.L.P. for alleged civil conspiracy beginning in 1998 and continuing through November 2010, at which time the alleged conspirators abandoned their efforts.  Marshall & Ilsley allegedly participated with the two lenders to Winterland Concessions Company, a previous subsidiary of VR Holdings.  The civil conspiracy expanded to damages through additional causes being tortious aiding and abetting, breach of fiduciary duty, negligence, intentional misrepresentation, and negligent misrepresentation, resulting in damages to VR Holding’s subsidiaries and approximately 2,500 parties in the amount of $1.6 billion plus punitive damages and legal fees.

On May 25, 2011, the Illinois State Appellate Court ruled in VR Holdings’ favor in regards to The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation stating that there were no res judicata or statute of limitations problems, and in addition, stated that “… the bankruptcy court in Maryland lacked jurisdiction to decide the contract claim at issue here.”  VR Holdings was advised that the defenses in the Maryland case were almost identical to the two items eliminated in the Illinois case.  The same damages could not be collected twice.  For that reason, and since Marshall & Ilsley is believed to be in financial difficulty, there was no reason to burden the Court with this suit when a decision on the major defense issues were already ruled on in another suit and the Illinois decision questioned a Maryland court’s authority.  On the advice of counsel, the case was withdrawn.

Our attorneys in the Marshall & Ilsley and Venable litigation were Frame & Frame, Robert B. Morris, and Barry L. Dahne, one of the trustees of The Cancer Foundation, and one of our major stockholders.  In consideration for their services rendered, we have issued 7,000,000 shares of our common stock to each of Frame & Frame, and Messrs. Morris and Dahne.  Mr. Morris has since died and his shares were cancelled and returned to VR Holdings.  We registered the 7,000,000 shares issued to Frame & Frame and 5,000,000 of the 7,000,000 shares issued to Mr. Dahne by means of a registration statement.  Each of Frame & Frame and Mr. Dahne are listed as selling stockholders in the registration statement.

If The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation is unsuccessful, we will have to raise funds in some manner to be determined at a later time, in order to continue our VR Holdings business plan, or revise the proposed business model as it now stands.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

It should be clearly understood that we will not be able to commence our proposed VR Holdings business, unless and until we are successful in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation, or we raise additional funds by means of a debt or equity offering.  We will explore whatever capital-raising steps which seem most likely to produce the capital we need to finance our litigation and to fund our proposed business going forward.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.  If we are not successful in our litigation efforts or cannot raise needed funds, our proposed business will most likely fail.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings.”

The Cancer Foundation has paid our expenses for the periods indicated were as follows:

Period	Amount
Year ended September 30, 2008	$ 15,000
Year ended September 30, 2009	$ 19,567
Year ended September 30, 2010	$116,961
Year ended September 30, 2011	$ 15,216

Funds were provided to The Cancer Foundation for the periods indicated by investors who purchased shares of our common stock owned by The Cancer Foundation, as follows:

Stockholder	Shares Purchased	Date Purchased	Amount Paid
Edwin C. Fulton	300,000	10/23/2009	$30,000
Vivek Sood	50,000	10/23/2009	5,000
Chris Urban	100,000	3/15/2010	10,000
Total	450,000		$45,000

Results of Operations of VR Holdings, Inc.

Year Ended September 30, 2011 Compared to Year Ended September 30, 2010.

Revenues.  We had no revenues for the years ended September 30, 2011 and 2010.

General and Administrative Expenses.  Our general and administrative expenses decreased from $322,046 in 2010 to $103,335 in 2011.  This decrease was primarily the result of professional fees incurred in connection with the litigation and the registration of our common shares.

Net Loss.  Our net loss decreased to $103,335 for 2011 from $322,046 for 2010.

The directors of The Cancer Foundation have agreed that The Cancer Foundation would advance money to VR Holdings to be used to pay legal and audit expenses associated with the legal action taken by VR Holdings against our lender group.  As a charitable foundation, The Cancer Foundation determined that it was in the best interests of the foundation to attempt to recover gifts that were made to it but not received.  The Cancer Foundation believes that this is the best way for it to recover the $80,000,000 donation that it would have received from VR Holdings had the lender group of VR Holdings not taken actions that caused VR Holdings to lose its value.  However, it should be understood that even though VR Holdings desired to make the proposed $80,000,000 gift to The Cancer Foundation, the foundation had no legal claim to the money and we were not contractually obligated to make the gift.  In addition, The Cancer Foundation determined that it was in the best interests of the foundation to exchange it claim against the lender group for shares of VR Holdings and to pay legal bills and audit expenses of VR Holdings.  There is no formal agreement between VR Holdings and The Cancer Foundation concerning the payment of legal and audit expenses of VR Holdings, Inc. by The Cancer Foundation.  However, The Cancer Foundation may continue to pay bills associated with the current litigation, as funds become available to The Cancer Foundation, but there is no obligation to do so.

The Cancer Foundation has paid our expenses for the periods indicated were as follows:

Period	Amount
Year ended September 30, 2008	$ 15,000
Year ended September 30, 2009	$ 19,567
Year ended September 30, 2010	$116,961
Year ended September 30, 2011	$ 15,216

Funds were provided to The Cancer Foundation for the periods indicated by investors who purchased shares of our common stock owned by The Cancer Foundation, as follows:

Stockholder	Shares Purchased	Date Purchased	Amount Paid
Edwin C. Fulton	300,000	10/23/2009	$30,000
Vivek Sood	50,000	10/23/2009	5,000
Chris Urban	100,000	3/15/2010	10,000
Total	450,000		$45,000

It should be clearly understood that The Cancer Foundation has no claim against VR Holdings and is no longer a party to the Illinois litigation.  However, in view of the fact that The Cancer Foundation owns 26,273,643 shares of our common stock (more than six percent of our outstanding shares), the management of The Cancer Foundation has decided that if we are successful in our efforts as described in this Report, then the foundation might be able to realize its goal of making grants to Johns Hopkins for cancer research.  At present, The Cancer Foundation does not have any other viable source of funding to help it carry out its mission in the fight against cancer.  VR Holdings is the current best hope for funding for The Cancer Foundation.

VR Holdings agreed to dismiss The Cancer Foundation from The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation because the foundation lacked standing, but VR Holdings still issued 27.3 million shares of its common stock to The Cancer Foundation based upon the amount pledged to The Cancer Foundation, plus accrued interest.  The interest was calculated based upon an annual interest rate of six percent during the period 1998 through December 31, 2007.  The total dollar amount of the claim, including interest that was attributed to The Cancer Foundation in determining the number of VR Holdings shares to be issued was $124,358,274.

Liquidity and Capital Resources of VR Holdings, Inc.

Our primary source of liquidity has been expenses paid by The Cancer Foundation, which were primarily legal and accounting fees.  During the years ended September 30, 2011 and 2010, The Cancer Foundation has paid expenses of $15,216 and $116,961, respectively.  As of September 30, 2011, we had $0 in cash and cash equivalents.  We have no obligation to repay The Cancer Foundation for any funds advanced on our behalf and there are no agreements reflecting that we have any such obligation.

As of September 30, 2011, we had outstanding liabilities of $257,875, which is payable within 12 months.  We are attempting to obtain funds from the successful conclusion of our lawsuit.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings.”  In the event that we are unsuccessful in our litigation, we would be required to raise additional equity capital.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.  There are no interest, penalties or fines accruing on the past due amounts.

The debt of all subsidiaries of VR Holdings has been discharged through prior bankruptcies filed for these subsidiaries.

On June 13, 2003, Mr. Lapides was held responsible for this debt.  See Cause No. 98-6-5483-JS, In re Transcolor Corporation, Debtor, National City Bank of Minneapolis, Plaintiff vs. Morton M. Lapides, Sr., et al., Defendants, in the United States Bankruptcy Court for the District of Maryland.  The Court made veil piercing and independent tort liability findings against Mr. Lapides arising of the acquisition of Winterland, Inc.  See In Re Transcolor; National City Bank v. Morton M. Lapides, Sr., et al., 296 B.R. 343 (Bankr. D. Md. 2003).  Judge Schneider based his findings on three transactions relating to the acquisition of Winterland Corp. by Mr. Lapides and his company, MML, Inc. which took place on August 14 and 16, 1996, and April 11, 1997.  In the first transaction, MML purchased 100% of the shares of Winterland.  As part of the transaction, Transcolor Corp. transferred its business assets to Winterland and leased its machinery, real property, proprietary rights, etc. to Winterland.  Winterland was also given an option to purchase the leased assets for $5 million.  In return, Transcolor would receive $5.4 million from Winterland and a $14 million 10-year lease agreement with Winterland.  Winterland paid $1.3 million of that amount, leaving an amount due of $4.1 million.  In the second transaction, Winterland tendered a promissory note to Transcolor for $4.1 million, the price of Transcolor’s purchase option was reduced to $3.5 million, and the price for its leased assets was reduced to $1.  In the third transaction, MML transferred to the lenders who financed its acquisition of Winterland an 80% ownership interest in Winterland and gave up 90% of the 10-year $14 million lease Winterland had with Transcolor.

Judge Schneider held that these three Winterland-related transactions were in breach of the terms of a trust indenture, dated October 1, 1993, between Alleco, Inc., as issuer, and National City Bank, trustee, that obligated Alleco to issue secured notes to certain creditors, and a supplemental indenture, dated July 31, 1995, that added Transcolor Corp., as an obligor on the secured notes.  The trustee indenture was issued as part of Alleco’s Chapter 11 plan of reorganization.  Transcolor was a subsidiary of Alleco, which, in turn, was owned by MML, Inc.  Mr. Lapides was the principal shareholder of MML.

Judge Schneider held that these transactions were fraudulent transfers because they were made at a time when Transcolor was insolvent and without fair consideration and because Mr. Lapides owned Transcolor, Alleco and Winterland.  He held they were not arms-length transactions and that Transcolor, Alleco and MML were instrumentalities of Lapides and that he was their alter ego.  Judge Schneider pierced the corporate veil based on his conclusion that National City Bank, the Indentured Trustee, had made a sufficient showing of fraud by Mr. Lapides and the other defendants.

Judge Schneider also held that Mr. Lapides was individually liable based on his conclusion that he had directed the perpetration of a corporate fraud, the fraudulent transfer of assets, reaped personal benefits by being released from a personal guarantee, and by allegedly instructing subordinates to falsify corporate compliance certificates required by the trust indentures in order to keep the knowledge of the transfers from the indentured trustee, despite contrary legal opinions from major law firms.

As a result of these findings, Judge Schneider entered a judgment against Mr. Lapides personally for $7,000,000, plus interest.  The judgment provided for interest at the rate of 1.4 percent per annum.  The interest continues to accrue.  The decision was rendered on June 13, 2003 but not received by Mr. Lapides, who was ill, and recovering from pancreatic cancer, until July 3, 2003.  His efforts to obtain an extension to appeal were denied.  As a result of this judgment, Marshall & Ilsley Trust Company, N.A. (the surviving entity of National City Bank) filed a case in the Circuit Court of Anne Arundel County, Maryland to enforce this judgment against Morton M. Lapides, Sr. whose only asset was his interest in the home owned by his wife and himself.  The Lapides’ contended that the home was held as tenants by the entirety and could not be taken to satisfy individual debts of a husband or wife.

On April 12, 2010, The Circuit Court of Anne Arundel Country, Maryland decided in favor of the Lapides’ and dismissed the claim of Marshall & Ilsley Trust Company, N.A. to allow the home owned by the Lapides’ as a source of paying the $7,000,000 judgment against Morton M. Lapides, Sr.  The plaintiff, Marshall & Ilsley, had 30 days to appeal this judgment but no appeal was make and as a result, the judgment is final.  The original judgment against Morton M. Lapides, Sr. is still outstanding.  There are no other parties that are liable for this debt.

As stated elsewhere in this Report, we will offer shares of our common stock to various claimants in exchange for their claims.  However, if a claimant does not accept the exchange of our shares for his claim and we are subsequently successful in receiving funds from our claim in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP, any such claimant will receive a pro rata portion of any such funds received by VR Holdings regardless of his refusal to accept our shares.  Any such funds paid to a claimant would not be available for use in our proposed business going forward.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011, and which is expressly incorporated in this Report by reference.

If The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation is successful, we will use the proceeds from any recovery to fund our proposed operations as disclosed in our VR Holdings business plan.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc.”  If The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation is unsuccessful, we will have to raise funds in some manner to be determined at a later time, in order to continue our business plan, or revise the proposed business model as it now stands.

It should be clearly understood that we will not be able to commence the proposed business of VR Holdings, unless and until we are successful in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation, or we raise additional funds by means of a debt or equity offering.  We will explore whatever capital-raising steps which seem most likely to produce the capital we need to finance our litigation and to fund our proposed business going forward.  We have not yet made any decision on what capital-raising steps we might take, but expect to make that decision once we know the outcome of The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.  If we are not successful in our litigation efforts or cannot raise needed funds, our proposed business will most likely fail.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings.”

As discussed elsewhere in this Report, The Cancer Foundation has paid our expenses for the periods indicated were as follows:

Period	Amount
Year ended September 30, 2008	$ 15,000
Year ended September 30, 2009	$ 19,567
Year ended September 30, 2010	$116,961
Year ended September 30, 2011	$ 15,216

Funds were provided to The Cancer Foundation for the periods indicated by investors who purchased shares of our common stock owned by The Cancer Foundation, as follows:

Stockholder	Shares Purchased	Date Purchased	Amount Paid
Edwin C. Fulton	300,000	10/23/2009	$30,000
Vivek Sood	50,000	10/23/2009	5,000
Chris Urban	100,000	3/15/2010	10,000
Total	450,000		$45,000

VR Holdings believes it will have the opportunity of raising funds in the public market as well as giving its stockholders the opportunity and means by which stockholders may buy or sell shares in VR Holdings.  With the opportunity to raise additional funds, VR Holdings expects that it will be able to increase its capital resources and thereby be able to increase its investments in legal actions.  This in turn will tend to increase operating results of VR Holdings and give VR Holdings the opportunity to generate operating profits for the benefit of VR Holdings and its stockholders.  At the same time, being a public company, VR Holdings gives the individual stockholder the opportunity to buy or sell shares of VR Holdings.  By selling shares, the individual stockholder can generate funds and have liquidity.  Since VR Holdings has no operating history and has no experience in selling its shares in the public market, it has no historical trends to use to base projections and cannot forecast its operating results or how its shares will be valued in the market place.  If VR Holdings does not raise additional capital and/or does not generate profitable operations, VR Holdings’ shares of common stock are likely to be adversely affected and have little or no value.  See “Risk Factors” for additional information concerning the operations of VR Holdings.

We will explore whatever capital-raising steps which seem most likely to produce the capital we need to finance our litigation and to fund our proposed business going forward.  We have not yet made any decision on what capital-raising steps we might take, but expect to make that decision once we know the outcome of The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation.  However, at the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

We are subject to the Exchange Act, and the reporting and regulatory requirements of the Exchange Act, including the Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives which will increase our general and administrative costs as we will have to incur increased legal and accounting fees to comply with such rule changes.  For example, in being a public company, we are required to file periodic reports with the SEC as required by the Exchange Act, such as 8-Ks, 10-Qs, 10-Ks, and proxy statements.  In addition, we also must have audited financial statements included in our annual reports of 10-Ks every year, with reviews by an auditor of our quarterly statements on 10-Q.  Our attorneys will be involved in the preparation of all of the periodic reports required by the Exchange Act.  We estimate that by being a public company will incur at least $50,000 annually in legal costs and an additional $50,000 annually in auditing costs that we would not be paying if we were to remain as a private company.

Results of Operations of Litigation Dynamics, Inc.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009.

Litigation Dynamics had no revenues and expenses for the years ended December 31, 2010 and 2009.  Therefore, Litigation Dynamics’ net loss was $0 for both years.

Nine Months Ended September 30, 2011 Compared to Nine Months Ended September 30, 2010.

Revenues.  Litigation Dynamics had revenues for the nine months ended September 30, 2011 of $90,180 compared to $0 for the nine months ended September 30, 2010.  The increase in revenue is due to consulting services provided to a customer in 2011.

General and Administrative Expenses.  Litigation Dynamics’ general and administrative expenses increased from $0 in 2010 to $316,127 in 2011.   This increase was primarily the result of Litigation Dynamics being re-activated in 2011 as a going business, in which it primarily incurred salary, legal and accounting fees during the re-activation period.

Interest Expense.  Litigation Dynamics’ interest expense increased from $0 in 2010 to $25,327 in 2011.  This increase was primarily the result of notes payable issued in 2011.

Net Loss.  Litigation Dynamics’ net loss increased to $251,274 for 2011 from $0 for 2010.

Liquidity and Capital Resources of Litigation Dynamics, Inc.

Litigation Dynamics’ primary source of liquidity has been proceeds from notes payable.  During the nine months ended September 30, 2011, Litigation Dynamics raised $300,000 through the proceeds from notes payable.  As of September 30, 2011, Litigation Dynamics had $792 in cash and cash equivalents.  As of September 30, 2011, Litigation Dynamics had outstanding liabilities of $355,928, which are payable within 12 months.  The outstanding liabilities include $300,000 of notes payable, of which $200,000 is currently in default; $150,000 was due on November 30, 2011, and $50,000 was due on January 31, 2012.  As of the date of this Report, management is working with the holders of the $300,000 in notes payable, including those currently in default, to convert the notes into shares of the common stock of VR Holdings. As of the date of this report, management has not reached any agreements with the note holders.

As discussed below, September 30, 2011, Litigation Dynamics had a balance due of $5,000 to its president and the sole shareholder before the Merger, Michael Moore, for services provided to Litigation Dynamics.  Mr. Moore is currently serving as vice president, chief operations officer, secretary, treasurer, and a director of Litigation Dynamics.  As a result of the Merger, Mr. Moore has been elected as a director of VR Holdings.

In addition, at September 30, 2011, Litigation Dynamics, pursuant to promissory notes, was owed a total of $38,862.44 by various companies affiliated with Mr. Moore and Zane Russell.  Mr. Russell is the president, chief executive officer, and a director of Litigation Dynamics, and as a result of the Merger, Mr. Russell has been elected as a director of VR Holdings.  The amounts owed are as follows:

•

The sum of $11,250.00 owing by Pine Springs Capital, LLC., pursuant to a promissory note dated March 31, 2011.  Mr. Russell is the managing member of Pine Springs Capital, LLC.

•

The sum of $3,930.55 owing by New Course Group, pursuant to a promissory note dated June 10, 2011.  Mr. Russell is the managing member of New Course Group.

•

The sum of $5,711.38 owing by New Course Group, pursuant to a promissory note dated June 3, 2011.  Mr. Russell is the managing member of New Course Group.

•

The sum of $4,000.00 owing by Pine Springs Capital, LLC., pursuant to a promissory note dated May 20, 2011.  Mr. Russell is the managing member of Pine Springs Capital, LLC.

•

The sum of $3,220.51 owing by New Course Group, pursuant to a promissory note dated June 29, 2011.  Mr. Russell is the managing member of New Course Group.

•

The sum of $2,500.00 owing by ProduClear Inc., pursuant to a promissory note dated April 13, 2011.  Messrs. Moore and Russell are directors of ProduClear Inc.

•

The sum of $3,250.00 owing by Texas Golfer Magazine, pursuant to a promissory note dated April 1, 2011.  Mr. Russell is the managing member of Texas Golfer Magazine.

•

The sum of $5,000.00 owing by Trekmore, pursuant to a promissory note dated April 8, 2011.  Mr. Russell is the president of Trekmore.

All of the above-described notes totaling $38,862.44 bear interest of 18% per annum and were due six months after origination. Although all of these notes receivable are currently past due, management expects all of the notes to be ultimately paid, inasmuch as the payees of the notes are all controlled by Messrs. Moore and Russell.

At September 30, 2011, Litigation Dynamics was indebted to Mr. Moore and related entities, as follows:

•

The sum of $5,000 was owed to Mr. Moore for services rendered by Mr. Moore to Litigation Dynamics.  This payable is due on demand, is non-interest bearing and has no maturity date.

•

The sum of $5,000 was owed to Pine Springs Capital, LLC for legal and accounting services.  Mr. Russell is the managing member of Pine Springs Capital, LLC.  This payable is due on demand, is non-interest bearing and has no maturity date.

•

The sum of $8,334 was owed to New Course Group for computer equipment.  Mr. Russell is the managing member of New Course Group.  This payable is due on demand, is non-interest bearing and has no maturity date.

•

The sum of $10,000 was owed to Pine Springs Capital, LLC for legal and accounting services.  Mr. Russell is the managing member of Pine Springs Capital, LLC.  This payable is due on demand, is non-interest bearing and has no maturity date.

Seasonality

Our proposed business is not subject to seasonality.

Impact of Inflation

General inflation in the economy has driven the operating expenses of many businesses higher.  We will continuously seek methods of reducing costs and streamlining operations while maximizing efficiency through improved internal operating procedures and controls.  While we are subject to inflation as described above, our management believes that inflation currently does not have a material effect on our operating results.  However, inflation may become a factor in the future.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported.  Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements.  Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition or results of operations.  Specifically, critical accounting estimates have the following attributes:

•

We are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

•

Different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty.  We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances.  These estimates may change as new events occur, as additional information is obtained and as our operating environment changes.  These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known.  Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform to accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes.  These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants.  Actual results could differ from these estimates.

Financing Activities

We plan to fund our proposed operations from some or all of our litigation efforts.  If we are unsuccessful in our litigation, we will have to raise capital by means of borrowings or the sale of shares of our common stock.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.  At present, we do not have any commitments with respect to future financings.  If we are unable to raise the capital we need to finance our business, including the proposed business of Litigation Dynamics going forward, and our litigation is unsuccessful, our proposed business will likely fail.

At present, we do not have sufficient capital on hand to fund our proposed operations for the next 12 months.  We estimate that we will need at least $400,000 to fund our operations over the next 12 months in addition to repaying or refinancing $355,928 of Litigation Dynamics, which are payable within 12 months.  The outstanding liabilities include $300,000 of notes payable, of which $200,000 is currently in default; $150,000 was due on November 30, 2011, and $50,000 was due on January 31, 2012.  As of the date of this Report, management is working with the holders of the $300,000 in notes payable, including those currently in default, to convert the notes into shares of the common stock of VR Holdings. As of the date of this report, management has not reached any agreements with the note holders.

The funds we are expected to raise, to the extent that they are not needed to pay any of the $300,000 investor notes of Litigation Dynamics, will be spent to fund the current ligation that has been filed and to pay our operating expenses.

Recently, The Cancer Foundation, Inc., a charitable foundation established in 1968 by the uncles and father of Mr. Morton M. Lapides, Sr., who along with his wife are the controlling stockholders of Deohge Corp., our majority stockholder, has made capital contributions of money to pay most of our current operating expenses.  However, we cannot continue to rely upon any future funding from The Cancer Foundation, Inc.

The Cancer Foundation has paid our expenses for the periods indicated were as follows:

Period	Amount
Year ended September 30, 2008	$ 15,000
Year ended September 30, 2009	$ 19,567
Year ended September 30, 2010	$116,961
Year ended September 30, 2011	$ 15,216

Funds were provided to The Cancer Foundation for the periods indicated by investors who purchased shares of our common stock owned by The Cancer Foundation, as follows:

Stockholder	Shares Purchased	Date Purchased	Amount Paid
Edwin C. Fulton	300,000	10/23/2009	$30,000
Vivek Sood	50,000	10/23/2009	5,000
Chris Urban	100,000	3/15/2010	10,000
Total	450,000		$45,000

VR Holdings Needs To Hire Specialized Personnel

Although we are committed to the continued development and growth of our business, we will need to engage specialized key personnel, such as underwriters and legal personnel, to assess risks of investing in lawsuits and to assist VR Holdings in the execution of our business model, inasmuch as John E. Baker, our chief executive officer, does not possess the requisite level of expertise to perform such functions.  Further, Mr. Baker will not devote his entire working efforts to our business, since he is currently employed as chief financial officer and treasurer of Inware Technologies, Inc.  It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms.

Litigation Dynamics Needs To Hire Specialized Personnel

Although we are committed to the continued development and growth of our business, we will need to engage specialized key personnel, such as experienced litigation support professionals, paralegals, and IT professionals to assist Litigation Dynamics in the execution of our business model.  It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms.

Quantitative and Qualitative Disclosures About Market Risk

We conduct all of our transactions in U.S. dollars.  We are therefore not directly subject to the risks of foreign currency fluctuations and do not hedge or otherwise deal in currency instruments in an attempt to minimize such risks.

Recently Issued Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board (FASB) issued ASC Topic No. 2010-29 Business Combinations (ASC Topic 805) — Disclosure of Supplementary Pro Forma Information for Business Combinations  which amended ASC Topic 805 “Business Combinations” to specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the year had occurred as of the beginning of the comparable prior annual reporting period only.  The ASC also expands the supplemental pro forma disclosures under ASC Topic 805 to include a description of the nature and the amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings.  The ASC is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010 (October 1, 2011 for VR Holdings).  Early adoption is permitted.  We do not expect the adoption of this ASC to have a material impact on VR Holdings’ consolidated financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

RISK FACTORS

Following the Merger, the business of VR Holdings, Inc. will continue as before the Merger, augmented by the business of Litigation Dynamics, Inc., as a wholly-owned subsidiary of VR Holdings, Inc.  The following discussion of Risk Factors relates to both companies going forward.

Except as otherwise indicated by the context, references in this Report to “we,” “us,” “our,” the “company” or “VR Holdings” or “Litigation Dynamics” are to the business of VR Holdings and Litigation Dynamics.

An investment in the shares of our common stock has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Report.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

Risks Relating to VR Holdings, Inc.

We are a holding company of several affiliated companies, with no operating businesses.

VR Holdings has no recent operating history upon which you can evaluate our business and prospects.  You must consider the risks and uncertainties frequently encountered by companies whose business deals with litigation.  If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

Our auditors have stated we may not be able to stay in business.

Our auditors have issued a going concern opinion, which means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  Unless we can raise additional capital, we may not be able to achieve our objectives and may have to suspend or cease operations.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

Our future revenues are unpredictable and our quarterly operating results may fluctuate significantly.

Although VR Holdings was incorporated in 1998, we have no recent operating history, and have no recent revenue to date.  We cannot forecast with any degree of certainty whether any of our proposed litigation services will ever generate revenue or the amount of revenue to be generated.  In addition, we cannot predict the consistency of our quarterly operating results.  We are currently involved in one lawsuit more fully described in “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. - Legal Proceedings.”  If we are successful in the litigation, we plan on utilizing the proceeds to be received to fund our operations.  If we are not successful in the litigation, or if we receive only a minimal amount, we will not have sufficient money to fund our proposed operations.  In such event, we will have to raise capital either through equity or debt offerings.

At present, we do not have sufficient capital on hand to fund our proposed operations for the next 12 months.  We estimate that we will need at least $400,000 to fund our operations over the next 12 months in addition to repaying or refinancing $355,928 of Litigation Dynamics, which are payable within 12 months.  The outstanding liabilities include $300,000 of notes payable, of which $200,000 is currently in default; $150,000 was due on November 30, 2011, and $50,000 was due on January 31, 2012.  As of the date of this Report, management is working with the holders of the $300,000 in notes payable, including those currently in default, to convert the notes into shares of the common stock of VR Holdings. As of the date of this report, management has not reached any agreements with the note holders.

The funds we are expected to raise, to the extent that they are not needed to pay any of the $300,000 investor notes of Litigation Dynamics, will be spent to fund the current ligation that has been filed and to pay our operating expenses.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

•

Our ability to be successful in litigation in which we might invest; and

•

Unanticipated delays or cost increases.

We need to hire specialized personnel.

Although we are committed to the continued development and growth of our business, we will need to engage specialized key personnel, such as underwriters and legal personnel, to assess risks of investing in lawsuits and to assist VR Holdings in the execution of our business model, inasmuch as John E. Baker, our chief executive officer, does not possess the requisite level of expertise to perform such functions.  Further, Mr. Baker will not devote his entire working efforts to our business, since he is currently employed as chief financial officer and treasurer of Inware Technologies, Inc.  It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly held company.

Our shares of common stock are publicly traded on the Over-the–Counter Bulletin Board (the “OTCBB”) discussed below.  The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry limited directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

Compliance with changing regulation of financial reporting, corporate governance and public disclosure may result in additional expenses and diversion of management time and attention from operational activities.

Compliance with changing laws, regulations and standards relating to financial reporting, corporate governance and public disclosure, including new accounting standards, SEC regulations, and FINRA (Financial Industry Regulatory Authority) rules, are time consuming and expensive.  We have spent substantial amounts of management time and have incurred substantial legal and accounting expense in the past complying with these federal securities laws.  Complying with these laws and regulations also creates uncertainty for companies such as ours.  These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity.  As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Risks Relating to Our Proposed Business of Financing Litigation

Reliance on lawyers.

VR Holdings is reliant on the ability of the lawyers representing the plaintiffs in investment cases to prosecute claims with due skill and care.  If they fail to do this, it is likely to have a material adverse affect on the value of VR Holdings’ investment.  While we will analyze and evaluate the experience and track record of the lawyers involved, the outcome of a case may not be in line with the plaintiffs’ lawyers’ assessment of the case.

In the case of direct investments, VR Holdings will often have limited or no rights to control or influence the management, prosecution or settlement of a case.  In the case of indirect investments through loans to law firms, we will not have any rights to control the prosecution, disposition or settlement of the particular case.  This is because such control could be seen to interfere with the attorney-client relationship between the plaintiff and the litigating attorney and may result in a court voiding VR Holdings’ investment for reasons of public policy, or may result in a determination that VR Holdings’ investment is unenforceable against the plaintiff.

Concentration of risk.

Although we cannot make an investment in a single claim in excess of $1,000,000 without our full board’s prior approval, certain investments may represent a significant proportion of VR Holdings’ total assets.  As a result, the impact on VR Holdings’ performance and the potential returns to investors will be more adversely affected if any one of those investments were to perform badly than would be the case if VR Holdings’ portfolio of investments were more diversified.

Professional negligence of law firms.

The law firms with which VR Holdings enters into a loan relationship will be required to maintain professional negligence insurance of a minimum standard.  However, such insurance will not cover liability for acts or omissions that do not constitute professional negligence under the terms of the applicable policy.  Moreover, if the advice given by a law firm in connection with a co-counsel investment is found to be negligent, the insurance coverage might not be sufficient to cover the relevant firm’s loss.  This may adversely affect the law firm’s ability to continue its operations, including its active participation in existing investments or co-counsel arrangements.  As a result, certain investments by VR Holdings may need to be liquidated, and perhaps at a loss.

Legal professional conflicts.

Lawyers have a primary duty to the courts and a secondary duty to their clients.  In the case of loans to law firms, these duties – including the attendant responsibilities such as independent judgment, client confidentiality, and the rules relating to legal professional privilege – are paramount given the nature of the business of law firms as a legal practice.  Any law firms to whom VR Holdings makes a loan, with respect to all legal professional representations, owe overriding duties of independent judgment to their clients.  There could be circumstances in which the lawyers of a law firm are required to act in accordance with these duties, which may be contrary to other responsibilities to VR Holdings or inconsistent with VR Holdings’ investment strategy.

Key personnel.

Our future financial success depends to a large degree upon the personal efforts of our key personnel.  In our formative period, John E. Baker, our chief executive officer, president, and chief financial officer, has played and will continue to play the major role in securing the services of those persons who can develop our business strategy and technology upon receipt of sufficient funds to pay for such services either from success in VR Holdings’ litigation efforts or through receipt of funds from borrowing or sales of common stock.  While we intend to employ additional management and marketing personnel in order to minimize the critical dependency upon any one person, there can be no assurance that we will be successful in attracting and retaining the persons needed.  We do not have an employment contract with Mr. Baker, who will devote only a limited amount of time to our affairs, since he has a full-time job as chief financial officer and treasurer of Inware Technologies, Inc.

Adequacy of working capital.

We hope to generate sufficient capital to fund our business plan through a successful resolution of the litigation in which we are currently involved.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financing Activities,” and “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. - Legal Proceedings.”  However, if our litigation efforts are unsuccessful or do not generate sufficient cash to fund our anticipated operations, we still intend to proceed with our proposed business plan and we will try to raise what we feel is sufficient working capital for our current business plan, by means of a private placement or registered public offering of our shares.  If we are not able to raise additional capital through the sale of our shares or if we are unsuccessful in our litigation efforts, we would not be able to continue and our business would fail.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

Our financial results may be affected by factors outside of our control.

Our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control.  Our anticipated expense levels are based, in part, on our estimates of future revenues and may vary from projections.  We may be unable to adjust spending rapidly enough to compensate for any unexpected revenues shortfall.  Accordingly, any significant shortfall in revenues in relation to our planned expenditures would materially adversely affect our business, operating results, and financial condition.

We cannot predict with certainty our success in litigation.  Further, we believe that period-to-period comparisons of our operating results are not necessarily a meaningful indication of future performance.

Paucity of U.S. case law.

The paucity of U.S. case law addressing the legality of investing in and assigning federally- registered intellectual property claims leaves considerable uncertainty as to the propriety of such investments in United States jurisdictions.  Certain U.S. courts have voided investments in cases involving federally-registered intellectual property claims as champertous.  Accordingly, there is a risk that a U.S. court could find VR Holdings’ investment in any federally-registered intellectual property claims (or any other claims) champertous and render void the investment.

Inability to locate investments.

If we are successful in our litigation effort in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP, more fully discussed in “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings,” the success of VR Holdings will be dependent upon, inter alia, our identification, making, and management of, and realization on, suitable investments in litigation and arbitration cases.  As at the date of this Report, we have not identified a sufficient number of claims in which to invest any of our proposed capital which we may receive from our litigation efforts, and we may not be able to identify, in a timely fashion or at all, a sufficient number of suitable investments in claims that meet the diversification and underwriting requirements of VR Holdings and that are in jurisdictions where such investments are permitted.

Initial and/or future investments may be delayed or made at a relatively slow rate because among other things:

•

We intend to conduct due diligence prior to making an investment;

•

We may conduct extensive negotiations in order to facilitate an investment;

•

Attractive investments may not be identified or available at the rate currently anticipated by us due to competition from other investors or other factors; and

•

Only investments in jurisdictions where VR Holdings receives a reasoned legal opinion to the effect that such an investment will not breach laws or professional ethics rules, will be considered.

It may, therefore, take a significant amount of time to invest VR Holdings’ capital fully and a significant proportion of our capital may not be invested in investments for an indefinite period.  There is no obligation on VR Holdings to invest any of our capital within a certain time period.

Our business model depends upon referral relationships.

Our investment strategy means that we will rely to a very significant extent on maintaining active communication with legal professionals in order to provide us with opportunities for investment.  If VR Holdings fails to maintain relationships with key legal professionals or such professionals perceive VR Holdings’ proposed investment may make the particular claim susceptible to challenge or VR Holdings fails to establish strong referral relationships with other sources of investment opportunities, we will not be able to grow our portfolio and achieve our investment objective.  In addition, persons with whom we may form relationships will not be obliged to provide VR Holdings with investment opportunities and, therefore, it is possible we will not be able to locate investments.

The cases in which VR Holdings may invest may not be successful.

The cases in which VR Holdings may invest, either directly or through loans to law firms, may not be successful or pay the returns targeted by us.  If any of the cases, claims, or disputes in which we might invest, either directly or through loans to law firms, are unsuccessful or produce investment returns below those expected by us, the market price of our shares could be materially adversely affected.

VR Holdings could be liable for the defendant’s costs and fees in a “loser pays system.”

In the event an investment is made by VR Holdings in a claim pending in a jurisdiction with a ‘‘loser pays system,’’ VR Holdings could be liable for the defendant’s costs and fees in the relevant case.  Even though VR Holdings is likely to seek to purchase insurance against this event, we may not be able to locate such insurance on a commercially acceptable basis, or at all, or if purchased, in an amount adequate to cover costs assessed, which could result in a loss to VR Holdings.  In the United States, costs are sometimes awarded against a loser in litigation; therefore, similar losses based on adverse costs awards could also result from investments here.  There are also laws in the U.S. which create liability for plaintiffs who are determined by a court to have brought litigation that is frivolous or groundless.  Although VR Holdings plans to avoid investments in frivolous or groundless cases, VR Holdings could be subject to losses if such a case (involving a direct investment or a loan by VR Holdings) were determined by a court of competent jurisdiction to have been brought or supported by VR Holdings.

Underwriting errors.

We may fail to correctly apply underwriting criteria applied to an investment, or may fail to account for a material risk factor to which an investment is subject.  The cases in which VR Holdings may directly invest or finance through loans may be unsuccessful, take considerable time (whether because of appeals or otherwise) or result in a distribution of cash, new security or other assets, the value of which may be less than the investment to be made by VR Holdings.  It may not be possible to dispose of any such security or other asset received for legal or professional ethics reasons.  VR Holdings may incur additional costs in effecting a disposal of any such security or other assets.  Each of these matters could have a material adverse impact on the anticipated value of such investment.

Risks Relating to Our Current Business of Pursuing Litigation

Legal proceedings.

We, through our subsidiaries, are involved in one lawsuit, styled The Cancer Foundation, Inc. v. Cerberus Capital Management, LP.  All claims held by Mr. and Mrs. Morton M. Lapides, Sr. discussed below have been assigned to VR Holdings.  It is our plan to use the proceeds received by us as a result of the below described litigation to fund our business plan going forward.  If we are unsuccessful in the litigation or do not receive sufficient funds, we will be forced to sell additional equity to raise the capital we need to fund our anticipated operations.  If we are not successful in raising any needed capital, our business plan will fail.  At the present time, we have not yet made any decision on what capital-raising steps we might take, but expect to make that decision once we know the outcome of The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

As stated elsewhere in this Report, we have offered shares of our common stock to various claimants in exchange for their claims against VR Holdings and Morton M. Lapides, Sr.  However, if a claimant does not accept the exchange of our shares for his claim and we are subsequently successful in receiving funds from our claim in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP, any such claimant will receive a pro rata portion of any such funds received by VR Holdings regardless of his refusal to accept our shares.  Any such funds paid to a claimant would not be available for use in our proposed business going forward.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011, and which is expressly incorporated in this Report by reference.

We may not be successful in our current litigation.

On July 23, 2007, The Cancer Foundation, Inc. filed a suit in the United States District Court for the Northern District of Illinois against Cerberus Capital Management, L.P. Cerberus Capital Management, L.P., the lending group of VR Holdings, Inc.  This suit was dismissed and the dismissal was affirmed by the U.S. Court of Appeals for the Seventh Circuit.  On April 17, 2009, a suit was filed in the State of Illinois by The Cancer Foundation, Inc. against Cerberus Capital Management, L.P., and this suit was dismissed and a motion for reconsideration was denied.  This suit was subsequently appealed in the Illinois Court of appeals.  MML, Inc., Morton M. Lapides, Sr., and Transcolor Corp. were also plaintiffs in the federal and state lawsuits.  We voluntarily agreed to dismiss The Cancer Foundation and Transcolor as plaintiffs because they lacked standing.  For additional information see Legal Proceedings.”  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings.”

The defendants filed a motion to dismiss the state court action on August 3, 2009.  The plaintiffs filed an opposition brief on November 13, 2009.  The defendants filed their reply on December 4, 2009.  Oral argument was held on January 22, 2010.  At the conclusion of argument, Judge Allen S. Goldberg dismissed the complaint on the grounds of res judicata.  The plaintiffs filed a motion for reconsideration in which they argued that Judge Goldberg misapplied the doctrine of res judicata that the complaint should be reinstated and the case allowed to proceed.  The defendants’ opposition brief was filed on April 12, 2010 and the plaintiff’s reply was filed on May 10, 2010.  Oral argument on the motion for reconsideration was held on June 1, 2010, at which time Judge Goldberg denied the motion.

MML and Lapides filed a notice of appeal on June 25, 2010 and their opening brief on November 5, 2010 with the Appellate Court of Illinois, First Judicial District.  The defendants filed an opposition on December 5, 2010, as well as a cross appeal seeking a reversal of the trial judge’s order denying the defendants’ motion for attorneys’ fees.  The plaintiffs filed a reply on January 14, 2011, and the defendants filed a reply on the attorneys’ fees issue on January 28, 2011.

On March 16, 2011, the Appellate Court, on its own initiative, ordered the parties to brief the issue of whether the case should be transferred to California, New York or Maryland on the grounds of forum non conveniens because the case has more connections with those jurisdictions than it does with Illinois.  After the parties briefed this issue, the Court issued an opinion on May 25, 2011 reversing the trial court’s decision dismissing the case and remanding the case back to the trial court.  In its opinion, the Court declined to transfer the case to another state because the defendants refused to waive their statute of limitations defense.  The Court reversed the trial court’s dismissal of the case on res judicata grounds, and rejected the defendants’ arguments on the statute of limitation and failure to state a claim.  The Court also denied the defendants’ cross appeal for attorneys’ fees.

The Court of Appeals’ rulings constitute a complete reversal of Judge Goldberg’s dismissal of the complaint.  On August 5, 2011, the Illinois Court of Appeals wrote to the Clerk of the Cook County Circuit Court stating that the mandate of the Appellate Court has been filed with the Cook County Circuit Court.  In doing so, the case was returned to the trial court for further proceedings.  At this juncture, the trial court has not taken any action to set a case schedule or take any other action as a result of the Appellate Court’s reversal of the trial court’s decision and the remand of the case to the trial.  Neither the plaintiffs nor the defendants have asked the trial court to take any action as a result of the remand.

Now that the Illinois Court of Appeals has reversed Judge Goldberg’s dismissal, the case may move forward into the discovery phase where a number of issues will need to be explored.  These issues include whether the defendants breached the Shareholders Agreement, whether the defendants’ actions damaged MML and Mr. Lapides, and the quantum of their damages.  Expert testimony may be needed during the litigation.  Either party may move for summary judgment at the conclusion of discovery.  If there are any important remaining factual issues after summary judgment rulings, the case may then proceed to trial

.

It is not possible to predict the ultimate resolution of the case.

As discussed above, on March 11, 2011, VR Holdings filed a suit in Queen Anne’s County, Maryland against Marshall & Ilsley Trust Company and Venable L.L.P. for alleged civil conspiracy beginning in 1998 and continuing through November 2010, at which time the alleged conspirators abandoned their efforts.  Marshall & Ilsley allegedly participated with the two lenders to Winterland Concessions Company, a previous subsidiary of VR Holdings.  The civil conspiracy expanded to damages through additional causes being tortious aiding and abetting, breach of fiduciary duty, negligence, intentional misrepresentation, and negligent misrepresentation, resulting in damages to VR Holding’s subsidiaries and approximately 2,500 parties in the amount of $1.6 billion plus punitive damages and legal fees.

On May 25, 2011, the Illinois State Appellate Court ruled in VR Holdings’ favor in regards to The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation stating that there were no res judicata or statute of limitations problems, and in addition, stated that “… the bankruptcy court in Maryland lacked jurisdiction to decide the contract claim at issue here.”  VR Holdings was advised that the defenses in the Maryland case were almost identical to the two items eliminated in the Illinois case.  The same damages could not be collected twice.  For that reason, and since Marshall & Ilsley is believed to be in financial difficulty, there was no reason to burden the Court with this suit when a decision on the major defense issues were already ruled on in another suit and the Illinois decision questioned a Maryland court’s authority.  On the advice of counsel, the case was withdrawn.

If The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation is unsuccessful, we will have to raise funds in some manner to be determined at a later time, in order to continue our VR Holdings business plan, or revise the proposed business model as it now stands.

It should be clearly understood that we will not be able to commence our proposed VR Holdings business, unless and until we are successful in The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation, or we raise additional funds by means of a debt or equity offering.  We will explore whatever capital-raising steps which seem most likely to produce the capital we need to finance our litigation and to fund our proposed business going forward.  We have not yet made any decision on what capital-raising steps we might take, but expect to make that decision once we know the outcome of The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation.  However, at the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.  If we are not successful in our litigation efforts or cannot raise needed funds, our proposed business will most likely fail.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings.”

Legal rights or benefits of claimants.

The claimants who exchange their claims for shares in VR Holdings would be giving up a legal claim against VR Holdings and Mr. Lapides, Sr. for shares in a company with a possibly limited trading market, and the claimants would become common stockholders of VR Holdings with only residual rights in VR Holdings.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011, and which is expressly incorporated in this Report by reference.

Risks Related to Litigation Dynamics, Inc.

Litigation Dynamics’ auditors have stated Litigation Dynamics may not be able to stay in business.

Litigation Dynamics’ auditors have issued a going concern opinion, which means that there is substantial doubt that Litigation Dynamics can continue as an ongoing business for the next 12 months.  Unless we can raise additional capital, Litigation Dynamics may not be able to achieve its objectives and may have to suspend or cease operations.

The quarterly results of Litigation Dynamics have fluctuated in the past and may fluctuate in the future.  If they do, our operating results may not meet the expectations of securities analysts or investors.  This could cause fluctuations in the market price of our common stock.

Our quarterly results have fluctuated in the past and may fluctuate in the future.  Our quarterly revenues and operating results can be difficult to forecast.  Our business will continue to be affected by a number of factors, any one of which could substantially affect our results of operations for a particular fiscal quarter.  Specifically, our quarterly results from operations can vary due to:

•

The initiation or termination of a large engagement;

•

The timing, size, cancellation or rescheduling of customer orders;

•

Fluctuations in short-term interest rates or bankruptcy trustees’ deposit balances;

•

Unanticipated expenses related to software maintenance or customer service; and

•

Unexpected legal or regulatory expenses.

It is possible that our future quarterly results from operations from time to time will not meet the expectations of securities analysts or investors.  This could cause a material decrease in the market price of our common stock.

We need to hire specialized personnel.

Although we are committed to the continued development and growth of our business, we will need to engage specialized key personnel, such as underwriters and legal personnel, to assess risks of investing in lawsuits and to assist VR Holdings in the execution of our business model, inasmuch as John E. Baker, our chief executive officer, does not possess the requisite level of expertise to perform such functions.  Further, Mr. Baker will not devote his entire working efforts to our business, since he is currently employed as chief financial officer and treasurer of Inware Technologies, Inc.  It is possible that we will not be able to locate and hire such specialized personnel on acceptable terms.

We compete with other third party providers on the basis of the technological features, capabilities and price of our products and services, and we could lose existing customers and fail to attract new business if we do not keep pace with technological changes and offer competitive pricing for our products and services.

The markets for our products and services are competitive, continually evolving and subject to technological change.  We believe that key competitive factors in the markets we serve include the breadth and quality of system and software solution offerings, the stability of the information systems provider, the features and capabilities of the product and service offerings, the pricing of our products and services, and the potential for future product and service enhancements.

Our success depends upon our ability to keep pace with technological change and to introduce, on a timely and cost-effective basis, new and enhanced software solutions and services that satisfy changing client requirements.  If we do not keep pace with technological changes, we could lose existing customers and fail to attract new business.

Likewise, technology products and services can become more price sensitive over time, and if we are not able to maintain price competitive products and services we could lose existing customers and fail to attract new customers.  The impact of not keeping pace with technological changes or maintaining competitive pricing could adversely affect our results of operations.

Security problems with our software products, systems or services could cause increased service costs and damage to our reputation.

We have included security features in our products and processes that are intended to protect the privacy and integrity of data, including confidential client or consumer data.  Security for our products and processes is critical given the confidential nature of the information contained in our systems.  Our software products, the systems on which the products are used, and our processes may not be impervious to intentional break-ins (“hacking”) or other disruptive disclosures or problems, whether as a result of inadvertent third party action, employee action, malfeasance, or other.  Hacking or other disruptive problems could result in the diversion of our development resources, damage to our reputation, increased service costs and impaired market acceptance of our products, any of which could result in higher expenses or lower revenues.

Improper disclosure of personal data could harm our reputation and result in liability and increased expense for litigation and diversion of management time.

We store and process large amounts of personally identifiable information.  Our software products also enable our customers to store and process personal data.  It is possible that our security controls over personal data, our selection and training of employees, and other practices we follow may not prevent the improper disclosure of personally identifiable information.  Such disclosure could harm our reputation and subject us to liability in regulatory proceedings and private litigation under laws that protect personal data, resulting in increased costs or loss of revenue.  Perceptions that our products and services do not adequately protect the privacy of personal information could inhibit sales of our products and services.  Additionally, improper disclosure of personal data could result in lawsuits or regulatory proceedings alleging damages.  Defending these types of claims could result in increased expenses for litigation and claims settlement and a significant diversion of our management’s attention.

Any claims or threats of litigation could distract us from business operations and strategic planning, and costs of litigation or settlement could adversely affect our financial condition or results of operations.

Any claims made or litigation commenced against us, or our officers or directors, may distract our board of directors, management, or other key employees from business operations and strategic planning.  There may also be an increase versus prior periods in potential claims or litigation relative to our operational growth.  Claims resolution frequently entails a cost/benefit analysis, which would include consideration of the potential risks, expenses and impact to business operations.  We may determine to litigate or settle such claims (including threatened claims) even if we believe those claims have little or no merit.  The cost of litigation or settlements could adversely affect our financial condition or our results of operations.

Interruptions or delays in service at the data center we utilize could impair the delivery of our service and harm our business.

We provide certain of our services through computer hardware that is located in SAS 70 compliant data center in Texas and operated by unrelated third parties.  We do not control the operation of this facility, which increases our vulnerability to problems with the services they provide, and it is subject to damage or interruption from earthquakes, floods, fires, power loss, terrorist attacks, telecommunications failures and similar events.  It is also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct.  The occurrence of any of these events, a decision to close a facility without adequate notice, or other unanticipated problems at a facility could result in interruptions in certain of our services.  In addition, the failure by our vendor to provide our required data communications capacity could result in interruptions in our service.  Any damage to, or failure of, our systems or services could reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their agreements with us and adversely affect our ability to secure business in the future.  Our business will be harmed if our customers and potential customers believe our services are unreliable.

Releases of new software products or upgrades to our existing software products may have undetected errors, which could cause litigation claims against us or damage to our reputation.

Certain of our services utilize software solutions developed by us for our customers.  We issue new releases of our software products to our customers periodically.  Complex software products, such as those we offer, can contain undetected errors when first introduced or as new versions are released.  Any introduction of new software products or upgrade to existing software products has a risk of undetected errors.  These undetected errors may be discovered only after a product has been installed and used either in our internal processing or by our customers.  Likewise, the software products we acquire in business acquisitions have a risk of undetected errors.

Any undetected errors, as well as any difficulties in installing and maintaining our software products or upgrade releases or difficulties training customers and their staffs on the utilization of new software products or upgrade releases, may result in a delay or loss of revenue, diversion of development resources, damage to our reputation, increased service costs, increased expense for litigation or claims settlement, or impaired market acceptance of our products.

Our software solutions may not achieve our customer’s desired objectives, which could cause loss of business and potential litigation claims against us or damage to our reputation.

The software products and solutions we provide our customers are increasingly complex in response to the needs of our customers.  While our products and services are designed to meet the needs of our customers, our software products may fail to achieve the customer’s desired objectives, which could result in the loss of that customer, loss of future business, potential litigation claims against us and damage to our reputation.

We rely on third-party hardware and software, which could cause errors or failures of our software or services.

We rely on hardware purchased or leased and software licensed from third parties for our service offerings.  The hardware is typically standardized hardware from national vendors.  The software licenses are generally standardized, commercial software licenses from national software vendors.  We are generally able to select from a number of competing hardware and software applications, and, from time to time, we have changed the hardware and software technologies incorporated into our software products and solutions.  Any errors or defects in third party hardware or software incorporated into our products could result in a failure of our service or errors in our software, which in turn could adversely affect our customer relationships and result in the loss of customers, the loss of future business, potential litigation claims against us, and damage to our reputation.

The integration of acquired businesses is time consuming, may distract our management from our other operations, and can be expensive, all of which could reduce or eliminate our expected earnings.

We are currently going through an acquisition and we may consider opportunities in the future to acquire other companies, assets or product lines that complement or expand our business.  If we are unsuccessful in integrating these companies or product lines with our existing operations, or if integration is more difficult than anticipated, we may experience disruptions to our operations.  A difficult or unsuccessful integration of an acquired business could have an adverse effect on our results of operations.

Some of the risks that may affect our ability to integrate or realize any anticipated benefits from companies or businesses we acquire include those associated with:

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Unexpected losses of key employees or customers of the acquired business;

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Conforming standards, processes, procedures and controls of the acquired business with our operations;

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Increasing the scope, geographic diversity and complexity of our operations;

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Difficulties in transferring processes and know-how;

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Difficulties in the assimilation of acquired operations, technologies or products;

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Diversion of management’s attention from other business concerns to the acquired business; and

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Adverse effects on existing business relationships with customers.

Future government legislation or changes in court rules could adversely affect one or more of our business segments.

Our products and services are not directly regulated by the government.  Each of our three reporting segments and the customers served by those businesses are, however, directly or indirectly affected by federal and state laws and regulations and court rules.  For example, bankruptcy reform legislation, class action and tort reform legislation and amendments to the Federal Rules of Civil Procedure regarding discovery of “electronically stored information” have all affected our customers, and indirectly, our business segments.  Future federal or state legislation or court rules, or court interpretations of those laws and rules, could adversely affect the businesses we serve and thus could have an adverse impact on our revenues and results of operations.

The continuing uncertainty in national and global economic conditions could negatively affect our business, results of operations and financial condition.

The recent financial crisis affecting the banking system and financial markets and the continuing uncertainty in national and global economic conditions resulted in a tightening in the credit markets, a low level of liquidity in many financial markets and extreme volatility in credit, equity and fixed income markets.  It is difficult to estimate the exact impact of the economic crisis on our business, but we believe that it adversely affected our electronic discovery segment in 2011, while generally benefitting our bankruptcy segment.  There could still be a number of unforeseen or unidentified follow-on effects from these economic developments on our business and our customers.  National economic risks that we have considered in our planning processes in the past 12 months include risks associated with the inability or unwillingness of our credit banks to fund draws on our revolving credit facility, failure of our customers to pay us on a timely basis or at all, and delays in business and litigation-related expenditures by our customers.  If the global economy or the U.S. economy remains uncertain or weakens further, the consequences could have an adverse effect on our business, operating results and financial condition.

Risks Relating to Our Stock

Deohge Corp. owns approximately 68.0 percent of our common stock.  This concentration of ownership could discourage or prevent a potential takeover of VR Holdings that might otherwise result in your receiving a premium over the market price for your common stock.

Deohge Corp., owned and controlled by the family of Mr. Morton M. Lapides, Sr., owns 314,681,091 shares of our common stock, which represent approximately 68.0 percent of our issued and outstanding common stock as of the date of this Report.  The result of the ownership of our common stock by Deohge Corp. is that it has voting control on all matters submitted to our stockholders for approval and is able to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.  Additionally, this concentration of voting power could discourage or prevent a potential takeover of VR Holdings that might otherwise result in your receiving a premium over the market price for your common stock.

Even though our shares are publicly traded, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because VR Holdings is a publicly-traded company.  In order for the shares to become “free-trading,” the shares must be registered, or entitled to an exemption from registration under applicable law.

The market price for our common stock will most likely be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price.  The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

The market for our common stock will most likely be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we will most likely be a speculative or “risky” investment due to our dependence on success of our litigation and the litigation in which we invest, as well as the anticipated operations of our wholly-owned subsidiary, Litigation Dynamics.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

We need to secure adequate funding.  We hope to be able to fund our operations in part through the revenues from our wholly-owned subsidiary, Litigation Dynamics, and our current ligation, if it is successful.  If our litigation is not successful, we will need to raise the necessary capital through equity or debt offerings, which may reduce the value of our outstanding securities.  We may be unable to secure additional financing on favorable terms or at all.  At the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail our litigation and our business would fail.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our board of directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time.  It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights for our directors, officers and employees may result in substantial expenditures by VR Holdings and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to VR Holdings and our stockholders.  Our bylaws also require us to indemnify our officers and directors.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in VR Holdings incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage VR Holdings from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit VR Holdings and our stockholders.

Absence of dividends.

We have never paid or declared any dividends on our common stock.  Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock or our common stock to be sold in this offering.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

Our directors have the right to authorize the issuance of additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of common stock from time to time.  Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If we fail to remain current in our reporting requirements, we could be removed from the OTCBB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current in our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock will be limited, which would make transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•

That a broker or dealer approve a person’s account for transactions in penny stocks; and

•

That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•

Sets forth the basis on which the broker or dealer made the suitability determination; and

•

That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

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Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this Report, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.  We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to VR Holdings and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,”“may likely result,” and similar expressions.  When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of VR Holdings, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•

Whether or not markets for our services develop and, if they do develop, the pace at which they develop;

•

Our ability to attract and retain the qualified personnel to implement our growth strategies;

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Our ability to fund our short-term and long-term financing needs;

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General economic conditions;

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Changes in our business plan and corporate strategies; and

•

Other risks and uncertainties discussed in greater detail in the sections of this Report, including those captioned “Risk Factors” and “Business.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning VR Holdings and our business made elsewhere in this Report as well as other pubic reports filed with the SEC.  You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments.  We are not obligated to update or revise any forward-looking statement contained in this Report to reflect new events or circumstances unless and to the extent required by applicable law.

MANAGEMENT

VR Holdings Executive Officers and Directors

The following table sets forth information concerning the directors and executive officers of VR Holdings as of the date of this Report:

Name	Age	Position	Director Since
John E. Baker	71	Chairman of the Board, President, Chief Financial Officer, and Assistant Secretary	2007
Lamar Neville	79	Secretary, Treasurer, and Director	2007
Zane Russell	48	Director	2011
J. Michael Moore	42	Director	2011
Harry J. Conn	90	Director	2007

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.  Our current board of directors consists of five directors, none of whom have any expertise in the proposed business of VR Holdings.  Upon receipt of sufficient funds to pay for consultants as described elsewhere in this Report either from success in VR Holdings’ litigation efforts or through receipt of funds from borrowing or sales of common stock, we intend to seek directors and officers who would be able to properly execute our proposed business plan.  Messrs. Russell and Moore joined our board as a result of the Merger.  See “The Plan of Merger.”

The foregoing notwithstanding, except as otherwise provided in any resolution or resolutions of the board, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, will hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal.

Whenever the holders of any class or classes of stock or any series thereof are entitled to elect one or more directors pursuant to any resolution or resolutions of the board, vacancies and newly created directorships of such class or classes or series thereof may generally be filled by a majority of the directors elected by such class or classes or series then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.  Officers are elected annually by the directors.  There are no family relationships among our directors and officers.

We may employ additional management personnel, as our board of directors deems necessary.  VR Holdings has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

A description of the business experience for each of the directors and executive officers of VR Holdings is set forth below.

John E. Baker brings over 30 years of financial and executive management in both the private and public sectors to VR Holdings.  Mr. Baker has experience in substantially all financial functions of large, public entities including the treasury, controller, tax, management information systems , budget, acquisitions, investor relations and risk management functions.  Before joining GeM Solutions, Inc., a publicly-traded company on the “Pink Sheets,” in May 2004, Mr. Baker held several financial management positions with Deloitte & Touché, City Investing Company, Rheem Manufacturing and the Home Insurance Company.  Between 1981 and 1985, Mr. Baker served as vice president and controller of John Blair & Co., a publicly held communications company based in New York City, where he was a major contributor to Blair’s financial functions during a time when the company’s sales grew from $250 million to $1 billion.  In 1986, Mr. Baker became the chief financial officer of Alleghany Beverage in Washington, DC., one our affiliated companies .  Alleghany had recently completed over 40 acquisitions and Mr. Baker was responsible for managing the consolidation of the related financial groups ensuring timely and accurate reporting.

From 1989 to 2004, Mr. Baker served as an independent owner/operator and financial consultant for several organizations.  During that time, he developed and implemented a number of financial and management plans for early stage private companies to obtain sales and distribution levels which would better position such companies for sale or acquisition.  From January 2005 until March 2009, Mr. Baker has served as chief financial officer, and from February 2006 until March 2009 served as chief executive officer, of GeM Solutions, Inc. and its subsidiaries.  Mr. Baker has been responsible for managing the financial function of GeM Solutions during this entire time and as chief executive officer, he was responsible for reorganizing GeM Solutions during a Chapter 11 Reorganization which was successfully completed in June 2008.  Mr. Baker currently serves as chief financial officer and treasurer of Inware Technologies, Inc.

Lamar Neville was formerly an executive with the National Institutes of Health from 1969 to 1975.  From 1975 to 1978, Mr. Neville was with the Office of Secretary of Health, Rockville, Maryland.  From 1978 until his retirement in 1989, Mr. Neville was with the National Cancer Institute where he worked with large clinical trial testing smoking secession efforts in 22 cities.

Zane Russell currently is a Managing Partner of Pine Springs Capital and serves as president of New Course Group.  Mr. Russell also serves as chairman of the board for Trekmore Corporation and ProduClear.  A few years ago, Mr. Russell served as an advisor to Flexible Lifeline Systems, Inc. and has held a position as an outside consultant and acted as senior vice president, with the directive of helping the chief executive officer of Flexible Lifeline Systems, Inc. institute a culture change and significantly grow revenue.

In 2005, Mr. Russell served as president and chief executive office of Voila IP Communications until the venture capital market decided to pull out of the VoIP market . Russell then turned control back over to his partner to move in a different direction.  Prior to Voila, Mr. Russell held the same position at Net Source Communications (NSCOMM) where, through his leadership, he guided the company to be the number one agent in SBC’s Alternative Channels Program by delivering over 12,000 new accounts in less than six months after acquiring the company.

Prior to NSCOMM, Mr. Russell served as executive vice president and chief operating officer for Remote Knowledge, where Mr. Russell was instrumental in the design and development of a device that was able to provide machine to machine communication from anywhere in the world using satellite technology and/or cellular service.  Previously, Mr. Russell served as the president and chief executive officer for A-Link USA (name change to Counterforce USA) from May 1998 until July 2001, which was sold to Chubb P.L.C. in July 2001 and later Chubb sold it to UTC.

During Mr. Russell’s time with A-Link USA, the company became the third largest run rate security alarm dealer program in the country.  From July 1990 to March 1998, Mr. Russell served as chairman of the board, president and chief executive officer of EqualNet, formerly a NASDAQ company he co-founded that resold long distance services to small business users.  Under his management, Mr. Russell grew EqualNet from a start-up company with three employees to a publicly traded company with over 350 employees and run-rate revenues in excess of $100 million.  EqualNet was Houston’s fastest growing company in both 1993 and 1994.  Prior to the formation of EqualNet, Mr. Russell served in various capacities for another long distance company and large mechanical contracting company.

Mr. Russell graduated with a Bachelor of Science from Texas A&M University in 1987 and was a member and officer in the Corp of Cadets.

J. Michael Moore has built and consulted on and for many businesses.  He has 15 years of experience in executive management, operations, marketing, strategic planning and organizational transformation.  Mr. Moore began his communications and information technology career with Equal Net Communications rising through the ranks to become their chief information officer.  Upon his departure, Mr. Moore helped to start Landmark Technologies, a litigation software system provider, as a general manager in their IP support practice.  Mr. Moore then was asked to head information systems at A-Link USA.  Upon the sale of A-Link USA to Chubb Security International, Mr. Moore was named chief information officer of North American Residential Operations.  Subsequently, upon the purchase of Chubb Security International by United Technologies (NYSE: UTX), Mr. Moore functioned as chief information officer for Chubb Security North America until his departure in 2005 to consult and help start up Innovative Litigation Services, Inc.  Lured away with offer of a new start in IP telephony, Mr. Moore became an independent consultant was integral in the development, leadership and success of several start-up businesses for Pine Springs Capital serving in the role of chief operations officer for several of the new businesses.  Mr. Moore is a director on several boards and holds an International Economics degree from Texas Technological University in 1994.

Harry J. Conn was formerly chief financial officer of Allegheny Pepsi-Cola Bottling Co. and Allegheny Beverage Corporation, previously affiliated companies of VR Holdings, from 1963 to 1986.  Mr. Conn has been retired since 1986.

VR Holdings Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors.  However, we have adopted charters for these committees, in the event that we elect to implement them.  Copies of the charters for each proposed committee are filed as exhibits to the registration statement with respect to this Report.

The responsibilities of these committees are fulfilled by our board of directors and all of our directors participate in such responsibilities, none of whom is “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as our financial constraints have made it extremely difficult to attract and retain qualified independent board members.  In addition, we do not currently have an “audit committee financial expert” as such term is defined in the Securities Act.  Since we do not have any of the subject committees, our entire board of directors participates in all of the considerations with respect to our audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The following persons shall not be considered independent:

•

A director who is, or at any time during the past three years was, employed by the company;

•

A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation.  Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d).

•

A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

•

A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.

•

A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

•

A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

We hope to add qualified independent members of our board of directors at a later date, depending upon our ability to reach and maintain financial stability.

VR Holdings Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee.  The board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting.  In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

VR Holdings Nomination Committee

Our size and the size of our board, at this time, do not require a separate nominating committee.  When evaluating director nominees, our directors consider the following factors:

•

The appropriate size of our board of directors;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

•

Experience in political affairs;

•

Experience with accounting rules and practices; and

•

The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

Our goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience.  In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in our best interests as well as our stockholders.  In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service.  Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination.  If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above.  Current members of the board are polled for suggestions as to individuals meeting the criteria described above.  The board may also engage in research to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.  The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the directors and certain of the officers, and persons holding more than 10 percent of our common stock are required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the Securities and Exchange Commission.  Such persons are also required to furnish management with copies of all forms so filed.  Since we are not a reporting company under the Exchange Act, none of our officers and directors and persons holding more than 10 percent of our common stock is required to file any such reports.

Communication with Directors

Stockholders and other interested parties may contact any of our directors by writing to them at VR Holdings, Inc., at 1615 Chester Road, Chester, Maryland 21619, Attention: Corporate Secretary.

Our board has approved a process for handling letters received by us and addressed to any of our directors.  Under that process, the Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the board or committees thereof or that he otherwise determines requires their attention.  Directors may at any time review a log of all correspondence received by us that are addressed to members of the board and request copies of such correspondence.

Conflicts of Interest

With respect to transactions involving real or apparent conflicts of interest, we have adopted written policies and procedures which require that:

•

The fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval;

•

The transaction be approved by a majority of our disinterested outside directors; and

•

The transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

VR Holdings Code of Ethics for Senior Executive Officers and Senior Financial Officers

We have adopted an amended Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to our president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer.  The code provides as follows:

•

Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by us with the Securities and Exchange Commission or disclosed to our stockholders and/or the public.

•

Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by us in our public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.

•

Each officer shall promptly notify our general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or our Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in our financial reporting, disclosures or internal controls.

•

Each officer shall immediately bring to the attention of our general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to us and the operation of our business, by us or any of our agents.

•

Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on our board of directors.  Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

We will post a copy of our Code of Ethics on our website, once it has been established.  In addition, we have attached a copy of our Code of Ethics to the registration statement with respect to this Report.  We will provide to any person without charge, upon request, a copy of our Code of Ethics.  Any such request should be directed to our corporate secretary at the address listed below in the next paragraph.  The information contained in our website shall not constitute part of this Report.

Our principal executive offices are located at 1615 Chester Road, Chester, Maryland 21619, telephone and telecopier number (443) 519-0129, and email cfausa100@aol.com.

VR Holdings Summary of Cash and Certain Other Compensation

At present , VR Holdings has only two executive officers.  The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

•

A base salary;

•

A performance bonus; and

•

Periodic grants and/or options of our common stock.

Base Salary.  Our chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus.  A portion of each officer’s total annual compensation is in the form of a bonus.  All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive.  Stock grants and options are awarded to executive officers based on their positions and individual performance.  Stock grants and options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers.  The compensation committee considers the recommendations of the chief executive officer for stock grants and options to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.  Stock grants and options for the chief executive officer will be recommended and approved by our board of directors.  See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.”

It is uncertain when, if ever, we will be in a position to compensate any of our officers or directors.  Before we can expect to provide for officer salaries, we will have to obtain a monetary victory in our lawsuit.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings.”

VR Holdings Summary Compensation Table

The following table sets forth, for our named executive officers for the two completed fiscal years ended September 30, 2011 and 2010:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
John E. Baker (1)	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Lamar Neville (2)	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________

(1)

Mr. Baker is our chairman of the board, president, chief financial officer, principal accounting officer, and assistant secretary.

(2)

Mr. Neville is our secretary, treasurer, and director.

It is uncertain when, if ever, we will be in a position to compensate any of our officers or directors.  Before we can expect to provide for officer salaries, we will have to obtain a monetary victory in our lawsuit or raise funds from operations or equity or debt offerings.  See “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings.”  In November 2010, we issued 25,000,000 shares of common stock to John E. Baker, 100,000 shares of common stock to Lamar Neville and 100,000 shares of common stock to Harry J. Conn for services to VR Holdings.  These shares were valued at $0.0006545 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of our named executive officers as of the end of our last completed fiscal year, September 30, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John E. Baker (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Lamar Neville (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________

(1)

Mr. Baker is our chairman of the board, president, chief financial officer, principal accounting officer, and assistant secretary.

(2)

Mr. Neville is our secretary, treasurer, and director.

VR Holdings Employment Agreements

As of the date of this Report, VR Holdings does not have any employment agreements with any of our officers or any employees, inasmuch as we do not have any employees.

VR Holdings Director Compensation

Our directors do not receive compensation for their services as directors.

VR Holdings Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

During the last two fiscal years, VR Holdings has had no changes in or disagreements with its accountants on accounting and financial disclosure.

Litigation Dynamics Executive Officers and Directors

The following table sets forth information concerning the directors and executive officers of Litigation Dynamics as of the date of this Report:

Name	Age	Position	Director Since
Zane Russell	48	Chief Executive Officer, President, and Director	2011
J. Michael Moore	42	Vice President, Chief Operations Officer, Secretary, Treasurer, and Director	1997
John E. Baker	71	Director	2011

The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors.  The current board of directors of Litigation Dynamics consists of three directors.  Mr. Russell has had one year of experience with the business of Litigation Dynamics and Mr. Moore has had 16 years of experience with the business of Litigation Dynamics.  Mr. Baker, who joined the board of Litigation Dynamics as a result of the Merger, does not have any experience with the business of Litigation Dynamics.  See “The Plan of Merger.”

The foregoing notwithstanding, except as otherwise provided in any resolution or resolutions of the board, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, will hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal.

Whenever the holders of any class or classes of stock or any series thereof are entitled to elect one or more directors pursuant to any resolution or resolutions of the board, vacancies and newly created directorships of such class or classes or series thereof may generally be filled by a majority of the directors elected by such class or classes or series then in office, by a sole remaining director so elected or by the unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.  Officers are elected annually by the directors.  There are no family relationships among our directors and officers.

We may employ additional management personnel, as our board of directors deems necessary.  Litigation Dynamics has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

A description of the business experience for each of the directors and executive officers of Litigation Dynamics is set forth above in the discussion with respect to the officers and directors of VR Holdings.

Litigation Dynamics Summary of Cash and Certain Other Compensation

At present, Litigation Dynamics has only two executive officers.  The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

•

A base salary;

•

A performance bonus; and

•

Periodic grants and/or options of our common stock.

Base Salary.  Our chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus.  A portion of each officer’s total annual compensation is in the form of a bonus.  All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive.  Stock grants and options are awarded to executive officers based on their positions and individual performance.  Stock grants and options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers.  The compensation committee considers the recommendations of the chief executive officer for stock grants and options to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.  Stock grants and options for the chief executive officer will be recommended and approved by our board of directors.  See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.”

Litigation Dynamics Summary Compensation Table

The following table sets forth, for Litigation Dynamics’ named executive officers for the two completed fiscal years ended December 31, 2010 and 2009:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Zane Russell (1)	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
J. Michael Moore (2)	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2009	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________

(1)

Mr. Russell is the chief executive officer, president, and a director of Litigation Dynamics.

(2)

Mr. Moore is a vice president, chief operations officer, secretary, treasurer,, and a director of Litigation Dynamics

Litigation Dynamics Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of our named executive officers as of the end of Litigation Dynamics’ last completed fiscal year, December 31, 2010:

	Option Awards					Stock Awards
Name (1) (2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zane Russell	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
J. Michael Moore	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

__________

(1)

Mr. Russell is the chief executive officer, president, and a director of Litigation Dynamics.

(2)

Mr. Moore is the vice president, chief operations officer, secretary, treasurer, and a director of Litigation Dynamics.

Litigation Dynamics Employment Agreements

As of January 20, 2012, Litigation Dynamics executed employment agreements with Messrs. Russell and Moore.

The material terms of the employment agreement with Mr. Russell are as follows:

•

Litigation Dynamics agrees to employ the employee, and the employee agrees to serve Litigation Dynamics, as president and chief executive officer on the terms and conditions set forth in the employment agreement.  The employee shall be employed for a period beginning January 20, 2012 through January, 2013 (the “Expiration Date”), unless sooner terminated or extended as set forth in the emplyment agreement.

•

The employee shall devote time, attention, knowledge, skills and efforts to the business and affairs of Litigation Dynamics.  The employee shall use his best efforts to advance the best interests of Litigation Dynamics.  The employee shall report to the board of directors unless otherwise designated from time to time for the purpose of advancing the interests of Litigation Dynamics.  The employee shall at all times perform his duties diligently and exert his best efforts to accomplish the duties necessary to meet the goals and objectives of Litigation Dynamics.  The principal location at which Employee shall perform all services for Litigation Dynamics shall be in Houston, Texas at its business premise.

•

The employee shall be paid a base salary at a rate of $180,000 per annum (the “Base Salary”), in accordance with Litigation Dynamics’ normal payroll practices. The employee understands that he shall only be entitled to the compensation and benefits as set forth in the employment agreement and that may also otherwise be offered to employees consistent with normal and customary practices of Litigation Dynamics including but not limited to stock or stock option awards, health and welfare benefits, and 401K plans.

•

The employee shall be eligible to receive an end of year annual discretionary bonus (payable within 90 days after the end of each fiscal year).  This bonus is targeted to be in the range of 25 to 50 percent of the employee’s base salary depending on the performance of Litigation Dynamics and the employee.  Such bonus award will be based upon guiderlines estatblished by the board of directors and approval to pay.  Also, such bonus awards, if applicable, will be pro-rated based on length of employment for any partial year of service.

•

VR Holdings, Inc. anticipates that it will develop a stock option plan and once it is developed and approved by the board of directors of VR Holdings, Inc., the employee will be granted a stock option.  The terms of the stock option plan shall be negotiated in the future.

•

If, as a result of the employee’s incapacity due to physical or mental illness, the employee shall have been absent from his duties on a full time basis for either (a) sixty consecutive business days during any rolling 12 month period, or (b) 90 business days in the aggregate, Litigation Dynamics may terminate the employee’s employment.

•

Litigation Dynamics may terminate the employee’s employment at any time for cause.

•

If the employee’s employment with Litigation Dynamics is terminated for cause or for disability, or if the employee dies or if the employee terminates his employment with Litigation Dynamics for any reason or no reason, then Litigation Dynamics shall pay the employee his Base Salary for three months from the date on which his employment is terminated at the rate in effect at the time written notice of termination is given.  If the employee’s employment is terminated by Litigation Dynamics without cause prior to the Expiration Date of the agreement then Litigation Dynamics shall pay the employee six  months’ base compensation as severance compensation.

•

he employment agreement contains a customary non-compete agreement.

The material terms of the employment agreement with Mr. Moore are as follows:

•

Litigation Dynamics agrees to employ the employee, and the employee agrees to serve Litigation Dynamics, as chief operations officer on the terms and conditions set forth in the employment agreement.  The employee shall be employed for a period beginning January 20, 2012 through January, 2013 (the “Expiration Date”), unless sooner terminated or extended as set forth in the emplyment agreement.

•

The employee shall devote time, attention, knowledge, skills and efforts to the business and affairs of Litigation Dynamics.  The employee shall use his best efforts to advance the best interests of Litigation Dynamics.  The employee shall report to the board of directors unless otherwise designated from time to time for the purpose of advancing the interests of Litigation Dynamics.  The employee shall at all times perform his duties diligently and exert his best efforts to accomplish the duties necessary to meet the goals and objectives of Litigation Dynamics.  The principal location at which Employee shall perform all services for Litigation Dynamics shall be in Houston, Texas at its business premise.

•

The employee shall be paid a base salary at a rate of $165,000 per annum (the “Base Salary”), in accordance with Litigation Dynamics’ normal payroll practices. The employee understands that he shall only be entitled to the compensation and benefits as set forth in the employment agreement and that may also otherwise be offered to employees consistent with normal and customary practices of Litigation Dynamics including but not limited to stock or stock option awards, health and welfare benefits, and 401K plans.

•

The employee shall be eligible to receive an end of year annual discretionary bonus (payable within 90 days after the end of each fiscal year).  This bonus is targeted to be in the range of 25 to 50 percent of the employee’s base salary depending on the performance of Litigation Dynamics and the employee.  Such bonus award will be based upon guiderlines estatblished by the board of directors and approval to pay.  Also, such bonus awards, if applicable, will be pro-rated based on length of employment for any partial year of service.

•

VR Holdings, Inc. anticipates that it will develop a stock option plan and once it is developed and approved by the board of directors of VR Holdings, Inc., the employee will be granted a stock option.  The terms of the stock option plan shall be negotiated in the future.

•

If, as a result of the employee’s incapacity due to physical or mental illness, the employee shall have been absent from his duties on a full time basis for either (a) sixty consecutive business days during any rolling 12 month period, or (b) 90 business days in the aggregate, Litigation Dynamics may terminate the employee’s employment.

•

Litigation Dynamics may terminate the employee’s employment at any time for cause.

•

If the employee’s employment with Litigation Dynamics is terminated for cause or for disability, or if the employee dies or if the employee terminates his employment with Litigation Dynamics for any reason or no reason, then Litigation Dynamics shall pay the employee his Base Salary for three months from the date on which his employment is terminated at the rate in effect at the time written notice of termination is given.  If the employee’s employment is terminated by Litigation Dynamics without cause prior to the Expiration Date of the agreement then Litigation Dynamics shall pay the employee six  months’ base compensation as severance compensation.

•

The employment agreement contains a customary non-compete agreement.

Litigation Dynamics Director Compensation

The directors of Litigation Dynamics do not receive compensation for their services as directors.

Litigation Dynamics Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

During the last two fiscal years, Litigation Dynamics has had no changes in or disagreements with its accountants on accounting and financial disclosure.  The financial statements included in this Report were audited by GBH CPAs, PC.

CERTAIN TRANSACTIONS

Deohge Corp. owned and controlled by the family of Mr. and Mrs. Morton M. Lapides, Sr., owns 314,681,091 shares of our common stock, which represent approximately 68.0 percent of our issued and outstanding common stock as of the date of this Report.  The result of the ownership of our common stock by Deohge Corp. is that it has voting control on all matters submitted to our stockholders for approval and are able to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.  Deohge Corp. acquired the shares of our common stock as a result of the assignment of the interests of Mr. and Mrs. Lapides to Deohge Corp. on July 25, 2006 in the litigation described in “Business – Business of VR Holdings, Inc., Excluding Litigation Dynamics, Inc. – Legal Proceedings.”  On July 25, 2006 Deohge Corp. received 314,681,091 shares of our common stock in connection with our reorganization.  See “Principal Stockholders.”

The Cancer Foundation, Inc., a charitable foundation formed by members of the family of Mr. Lapides, whose trustees are Barry L. Dahne, John E. Baker, and Lamar Neville, acquired 27,820,643 shares our common stock on July 25, 2006 as a contribution to the foundation.  Messrs. Baker and Neville are two of our directors and executive officers.  See “Principal Stockholders.”

As discussed elsewhere in this Report, Barry L. Dahne, one of our attorneys in the Marshall & Ilsley and Venable litigation, and one of the trustees of The Cancer Foundation which is one of our major stockholders, has received 7,000,000 shares of our common stock for his legal services with respect to the Marshall & Ilsley and Venable litigation.  Previously, we had issued to Mr. Dahne 10,000,000 shares of our common stock for services rendered.  We have registered 5,000,000 of such shares by means of a registration statement filed with the SEC and which went effective on May 11, 2011.  Mr. Dahne is listed as a selling stockholder in the prospectus which was a part of the registration statement.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011, and which is expressly incorporated in this Report by reference.

In addition, we have also issued to John E. Baker, our president, 35,000,000 shares for services rendered.  We have registered 10,000,000 of such shares by means of a registration statement filed with the SEC and which went effective on May 11, 2011.  Mr. Baker is listed as a selling stockholder in the prospectus which was a part of the registration statement.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011, and which is expressly incorporated in this Report by reference.

In connection with the Merger, we have issued 17,500,000 shares of our common stock to J. Michael Moore, one of our directors.  In addition, pursuant to the Plan of Merger, Mr. Moore shall be entitled to two shares of our common stock, up to a maximum of 20,000,000 shares, for every dollar of revenue, up to a maximum of $10,000,000, which Litigation Dynamics operations generate within the two years from and after the Effective Date of the Merger.  See “The Plan of Merger.”

Litigation Dynamics, our wholly-owned subsidiary, has executed employment agreements with Zane Russell and Michael Moore, two of our directors, and two of the directors and executive officers of Litigation Dynamics.  See “Management – Litigation Dynamics Employment Agreements.”

As discussed below, September 30, 2011, Litigation Dynamics had a balance due of $5,000 to its president and the sole shareholder before the Merger, Michael Moore, for services provided to Litigation Dynamics.  Mr. Moore is currently serving as vice president, chief operations officer, secretary, treasurer, and a director of Litigation Dynamics.  As a result of the Merger, Mr. Moore has been elected as a director of VR Holdings.

In addition, at September 30, 2011, Litigation Dynamics, pursuant to promissory notes, was owed a total of $38,862.44 by various companies affiliated with Mr. Moore and Zane Russell.  Mr. Russell is the president, chief executive officer, and a director of Litigation Dynamics, and as a result of the Merger, Mr. Russell has been elected as a director of VR Holdings.  The amounts owed are as follows:

•

The sum of $11,250.00 owing by Pine Springs Capital, LLC., pursuant to a promissory note dated March 31, 2011.  Mr. Russell is the managing member of Pine Springs Capital, LLC.

•

The sum of $3,930.55 owing by New Course Group, pursuant to a promissory note dated June 10, 2011.  Mr. Russell is the managing member of New Course Group.

•

The sum of $5,711.38 owing by New Course Group, pursuant to a promissory note dated June 3, 2011.  Mr. Russell is the managing member of New Course Group.

•

The sum of $4,000.00 owing by Pine Springs Capital, LLC., pursuant to a promissory note dated May 20, 2011.  Mr. Russell is the managing member of Pine Springs Capital, LLC.

•

The sum of $3,220.51 owing by New Course Group, pursuant to a promissory note dated June 29, 2011.  Mr. Russell is the managing member of New Course Group.

•

The sum of $2,500.00 owing by ProduClear Inc., pursuant to a promissory note dated April 13, 2011.  Messrs. Moore and Russell are directors of ProduClear Inc.

•

The sum of $3,250.00 owing by Texas Golfer Magazine, pursuant to a promissory note dated April 1, 2011.  Mr. Russell is the managing member of Texas Golfer Magazine.

•

The sum of $5,000.00 owing by Trekmore, pursuant to a promissory note dated April 8, 2011.  Mr. Russell is the president of Trekmore.

All of the above-described notes totaling $38,862.44 bear interest of 18% per annum and were due six months after origination. Although all of these notes receivable are currently past due, management expects all of the notes to be ultimately paid, inasmuch as the payees of the notes are all controlled by Messrs. Moore and Russell.

At September 30, 2011, Litigation Dynamics was indebted to Mr. Moore and related entities, as follows:

•

The sum of $5,000 was owed to Mr. Moore for services rendered by Mr. Moore to Litigation Dynamics.  This payable is due on demand, is non-interest bearing and has no maturity date.

•

The sum of $5,000 was owed to Pine Springs Capital, LLC for legal and accounting services.  Mr. Russell is the managing member of Pine Springs Capital, LLC.  This payable is due on demand, is non-interest bearing and has no maturity date.

•

The sum of $8,334 was owed to New Course Group for computer equipment.  Mr. Russell is the managing member of New Course Group.  This payable is due on demand, is non-interest bearing and has no maturity date.

•

The sum of $10,000 was owed to Pine Springs Capital, LLC for legal and accounting services.  Mr. Russell is the managing member of Pine Springs Capital, LLC.  This payable is due on demand, is non-interest bearing and has no maturity date.

PRINCIPAL STOCKHOLDERS

The following table presents information regarding the beneficial ownership of all shares of our common stock as of the date of this Report by:

•

Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

•

Each director of VR Holdings;

•

Each named executive officer of VR Holdings; and

•

All directors and officers of VR Holdings as a group.

	Shares of Common Stock Beneficially Owned (2)
Name of Beneficial Owner (1)	Number	Percent
John E. Baker	35,000,000	7.58
Lamar Neville	100,000	0.02
Harry J. Conn	100,000	0.02
Zane Russell (3)	-0-	-0-
J. Michael Moore (3)	17,500,000	3.79
All directors and officers as a group (five persons)	52,700,000	11.41
Deohge Corp. (4)	314,681,091	68.15
The Cancer Foundation, Inc. (5)	26,273,643	5.69

________

(1)

Unless otherwise indicated, the address for each of these stockholders is c/o VR Holdings, Inc., at 1615 Chester Road, Chester, Maryland 21619.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock or preferred stock which he beneficially owns.

(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  As of the date of this Report, there were issued and outstanding 461,739,037 shares of our common stock.

(3)

Messrs. Russell and Moore were elected to the board of directors of VR Holdings as a result of the Merger.  Mr. Moore received 17,500,000 shares of our common stock, pursuant to the Merger. In addition, pursuant to the Plan of Merger, Mr. Moore shall be entitled to two shares of our common stock, up to a maximum of 20,000,000 shares, for every dollar of revenue, up to a maximum of $10,000,000, which Litigation Dynamics operations generate within the two years from and after the Effective Date of the Merger.  See “The Plan of Merger.”

(4)

Deohge Corp. is a Maryland corporation, located at 2077 Maidstone Farm Road, Annapolis, Maryland 21409.  The executive officers and directors are Morton M. Lapides, Sr., chairman and president, and Pamela Lapides, secretary and treasurer.  The controlling stockholders are Mr. and Mrs. Lapides.  Deohge’s principal business is a holding company.  During the last five years, Deohge has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.  The consideration for the purchase of our shares was in connection with the reorganization of VR Holdings, and in settlement of all claims against VR Holdings by Deohge.  Deohge does not have any plans which relate to or would result in: (a) the acquisition by any person of additional securities of VR Holdings, or the disposition of securities of VR Holdings; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving VR Holdings or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of VR Holdings or any of its subsidiaries; (d) any change in the present board of directors or management of VR Holdings, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board; (e) any material change in the present capitalization or dividend policy of VR Holdings; (f) any other material change in VR Holdings’ business or corporate structure; (g) changes in VR Holdings’ charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of VR Holdings by any person; (h) causing a class of securities of VR Holdings to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity securities of VR Holdings becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (j) any action similar to any of those enumerated above.

(5)

The Cancer Foundation, Inc., is a 501(c)(3) non-profit Maryland corporation, located at No. 2 Pomona East 305, Baltimore, Maryland 21208.  The Cancer Foundation is a charitable foundation established in 1968 by the uncles and father of Mr. Morton M. Lapides, Sr., who along with his wife are the controlling stockholders of Deohge Corp., our majority stockholder.  The trustees and executive officers of The Cancer Foundation are Barry L. Dahne, John E. Baker, and Lamar Neville.  Messrs. Baker and Neville are two of our directors and executive officers.  Mr. Dahne is president of The Cancer Foundation.  The Cancer Foundation’s principal business is charity.  During the last five years, The Cancer Foundation has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.  As a result of his treatment at John Hopkins Hospital for pancreatic cancer, Mr. Lapides decided to donate $75,000,000 to John Hopkins Hospital and $5,000,000 to other research institutions for cancer research.  This gift was to be made by The Cancer Foundation, Inc.  The source of the funding by The Cancer Foundation was to be an $80,000,000 gift by the companies owned by Mr. Lapides which turned out to be VR Holdings, Inc.  With the destruction of VR Holdings by the actions allegedly taken by various parties as described in this Report, Mr. Lapides no longer had the ability to make this contribution, and the intended contribution became a claim of The Cancer Foundation.  On July 25, 2006, the $80,000,000 claim plus interest of The Cancer Foundation was exchanged By VR Holdings for 27,820,643 shares of the common stock of VR Holdings, Inc. using the exchange rate of $4.47 of claim value for every share of VR Holdings common stock..  The Cancer Foundation does not have any plans which relate to or would result in: (a) the acquisition by any person of additional securities of VR Holdings, or the disposition of securities of VR Holdings; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving VR Holdings or any of its subsidiaries; (c) a sale or transfer of a material amount of assets of VR Holdings or any of its subsidiaries; (d) any change in the present board of directors or management of VR Holdings, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board; (e) any material change in the present capitalization or dividend policy of VR Holdings; (f) any other material change in VR Holdings’ business or corporate structure; (g) changes in VR Holdings’ charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of VR Holdings by any person; (h) causing a class of securities of VR Holdings to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity securities of VR Holdings becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (j) any action similar to any of those enumerated above.  It should be clearly understood that The Cancer Foundation has no claim against VR Holdings and is no longer a party to the Illinois litigation.

It is our opinion that our planned contribution of $80,000,000 to The Cancer Foundation is a liability of VR Holdings because at the time that the gift was proposed, VR Holdings had the ability to make such a donation and that this ability was prevented by the action taken by the group of lenders which destroyed the consolidated entity and its ability to make suck a donation.  As a result, VR Holdings determined the total loss, including an interest assumption, caused by the group of lenders and filed a law suit to recover the combined losses.  The donation to The Cancer Foundation of $80,000,000 plus interest was included in this total or combined calculated loss.  Since we knew that it would be a long time before this legal action could be resolved and funds obtained for the parties involved, it was decided to form a public company that would combine the claims of all parties involved in this legal action and provide some liquidity for the claimants and create a environment whereby additional funds could be raised to cover the legal cost of the action.  See the registration statement filed by VR Holdings with the SEC which became effective on May 11, 2011, and which is expressly incorporated in this Report by reference.

The Cancer Foundation was then offered the opportunity to exchange its claims for our shares, which it did.  We will explore whatever capital-raising steps which seem most likely to produce the capital we need to finance our litigation and to fund our proposed business going forward.  We have not yet made any decision on what capital-raising steps we might take, but expect to make that decision once we know the outcome of The Cancer Foundation, Inc. v. Cerberus Capital Management, LP litigation.  However, at the time of this Report, we are currently offering through a private placement shares of our common stock in order to raise needed capital.  In the future, we may raise additional capital though equity or debt offerings.  It should be clearly understood that The Cancer Foundation has no claim against VR Holdings and is no longer a party to the Illinois litigation.

Other than as stated above:

•

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of VR Holdings; and

•

There are no arrangements or understandings with respect to election of directors or other matters.

DESCRIPTION OF SECURITIES

The authorized capital stock of VR Holdings consists of 550,000,000 shares of common stock, $0.000001 par value per share per share (the “common stock”).  As of the date of this Report, 461,739,037 shares of our common stock were issued and outstanding, held by approximately 124 stockholders.

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of VR Holding’s certificate of incorporation and bylaws.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders.  The holders of the common stock have the sole right to vote, except as otherwise provided by law, or by our certificate of incorporation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends.  In the event of the dissolution, liquidation or winding up of VR Holdings, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of Delaware.  The holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors.  All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Delaware provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock entitled to vote thereon is required to authorize any amendment to our certificate of incorporation, any merger or consolidation of VR Holdings with any corporation, or any liquidation or disposition of any substantial assets of VR Holdings.

Warrants

As of the date of this Report, we have issued to each of our attorneys, Norman T. Reynolds, Esq. and Stephen H. Marcus, Esq., a warrant for the purchase of 1,000,000 shares of our common stock at an exercise price of $0.10 per share.  The warrant may be exercised at any time from August 30, 2010, but prior to 5:00 p.m., Chester, Maryland time on August 30, 2015.  The holder of the warrant may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the exercise price, elect instead to receive upon such exercise the “Net Number” of the shares of our common stock determined according to formula set forth in the warrant (a “Cashless Exercise”).

Other than as stated above, we have not issued any other warrants to purchase shares of our common stock, although we may do so in the future.

Options

As of the date of this Report, we have not issued any options to purchase shares of our common stock, although we may do so in the future.

In the future, we anticipate adopting a stock option plan for the benefit of our management and employees.  Although our board of directors has held preliminary discussions regarding the adoption of such a plan, the board has yet to discuss the potential eligibility requirements of such a plan or the potential number of shares of our common stock subject to options granted under such a plan.

Transfer Agent

The transfer agent of our common stock is Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701, telephone (727) 289-0010, telecopier (727) 289-0069, and email dave@islandstocktransfer.com.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

General

Provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action.  These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

The business and affairs of VR Holdings are managed under the direction of our board of directors, which currently consists of five members.  The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.  Our board of directors may not have less than one member.

Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

Our certificate of incorporation provides that a special meeting of our stockholders may only be called by:

•

Our chief executive officer;

•

The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

•

Our board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner.  Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.

The next annual meeting of our stockholders will be held in 2012, on a date and at a place and time designated by our board of directors.

Limitation of Liability

Our certificate of incorporation provides that any director or officer of VR Holdings shall not be personally liable to us or our stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, the provision shall not eliminate or limit the liability of a director or officer:

•

If it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law; or

•

Under Delaware law.

Indemnification.  Our certificate of incorporation provides that VR Holdings shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by VR Holdings or in its right, by reason of the fact that he is or was a director, officer, employee, or agent of VR Holdings, or is or was serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

•

The liability did not result from any act or failure to act which constituted a breach of that person’s fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud, or a knowing violation of law; or

•

The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

Further, our certificate of incorporation permits us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by VR Holdings or in its right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of VR Holdings, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

•

The liability did not result from any act or failure to act which constituted a breach of that person’s fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud or a knowing violation of law; or

•

The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests.

However, we are prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction, if he has been finally adjudged to be liable to VR Holdings, unless, and only to the extent that, the court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

Our bylaws contain similar indemnification and limitation of liability provisions.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling VR Holdings under the indemnification provisions, or otherwise, VR Holdings is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

Under our certificate of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our certificate of incorporation permits us to limit the liability of our directors to the fullest extent permitted under the Delaware General Corporation Law.  As permitted by the Delaware General Corporation Law, our bylaws and certificate of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of VR Holdings.  To the fullest extent allowed by the Delaware General Corporation Law, we will defend, indemnify and hold harmless our directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability.  However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of our bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our certificate of incorporation or bylaws.

We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions.  No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of the date of this Report, the shares of our common stock are quoted for sale on the OTCBB under the symbol “VRHD.OB.”  We currently have 461,739,037 shares of our common stock issued and outstanding, which are held of record and beneficially owned by approximately 124 stockholders.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our common stock whose shares are held in the names of various securities brokers, dealers, and registered clearing agencies.

Even though the shares of our common stock are quoted for sale on the OTCBB, there is essentially no trading activity.  The following table sets forth the high and low bid prices for our common stock on the OTCBB as reported by various Bulletin Board market makers, since our shares became eligible for quotation on May 11, 2011.  However, trading only began in August 2011.  The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

	High	Low
Quarter Ended:
September 30, 2011 December 31, 2011	$0.15 $0.15	$0.15 $0.15

Dividends

We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future.  Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans as of the date of this Report.

Recent Sales of Unregistered Securities

During the last four years, we have issued 461,739,037 shares of our common stock, and warrants for the purchase of 2,000,000 shares of our common stock, as follows:

•

On July 25, 2006, we issued 314,681,091 shares Deohge Corp. in connection with the reorganization of VR Holdings, and in settlement of all claims against VR Holdings.

•

On July 25, 2006, we issued 27,820,643 shares to The Cancer Foundation, Inc. in settlement of all claims against VR Holdings.

•

On July 25, 2006, we issued 1,632,196 shares to Mr. and Mrs. Morton M Lapides Sr. in settlement of all claims against VR Holdings.

•

On July 25, 2006, we issued 2,974,413 shares to Pamela W Lapides in settlement of all claims against VR Holdings.

•

On July 25, 2006, we issued 10,000,000 shares to John E. Baker for services rendered and in settlement of all claims against VR Holdings.

•

On July 25, 2006, we issued 10,000,000 shares to Barry L. Dahne for services rendered and in settlement of all claims against VR Holdings.

•

On July 25, 2006, we issued 1,000,000 shares to The Wall Street Group for services rendered and in settlement of all claims against VR Holdings.

•

On May 29, 2009, we issued 1,000,000 shares to Maurice A. Sone for legal services rendered and in settlement of all claims against VR Holdings.

•

On May 29, 2009, we issued 25,000,000 shares to John Foster Woods for legal services rendered and in settlement of all claims against VR Holdings.

•

On May 10, 2010, we issued 300,000 shares to Dr. Edwin C. Fulton for services rendered.

•

On August 24, 2010, we issued 100,000 shares of common stock to Island Capital Management LLC for services rendered.

•

On August 30, 2010, we issued a warrant for 1,000,000 shares dated August 30, 2010 to our attorney, Norman T. Reynolds, Esq. for services rendered.

•

On August 30, 2010, we issued a warrant for 1,000,000 shares dated August 30, 2010 to our attorney, Stephen H. Marcus, Esq. for services rendered.

•

On November 30, 2010, we issued 25,000,000 shares to John Baker for services rendered.

•

On November 30, 2010, we issued 100,000 shares to Lamar Neville for services rendered.

•

On November 30, 2010, we issued 100,000 shares to Harry J. Conn for services rendered.

•

On February 22, 2011, we issued 7,000,000 shares to Robert B. Morris for services rendered.

•

On February 22, 2011, we issued 7,000,000 shares to Barry L. Dahne for services rendered.

•

On February 22, 2011, we issued 7,000,000 shares to Tara K. Frame for services rendered.

We did not receive any funds in connection with the issuance of the above-described securities.

•

On August 22, 2011, we issued 50,000 shares to Rob Welsh, in exchange for an investment of $5,000, in cash.

•

On November 29, 2011, we issued 480,694 shares to James Bernard, in exchange for an investment of $48,069, in cash.

•

As part of its compensation for services rendered pursuant to the Letter Agreement described in Attachment E attached to the Plan of Merger, we issued to CapNet Securities Corporation 3,000,000 shares.  See “The Plan of Merger.”

•

In connection with the Merger, each share of Litigation Dynamics Common Stock issued and outstanding common stock immediately prior to the Effective Date of the Merger was converted into the right to receive 175 shares of the VR Holdings Common Stock.  As a result, 17,500,000 shares of the VR Holdings Common Stock were issued to J. Michael Moore, the one former holder of Litigation Dynamics Common Stock on January 20, 2012.  See “The Plan of Merger.”

As discussed above, as part of the Plan of Merger, we agreed to immediately begin a private placement of shares of the VR Holdings Common Stock by CapNet, of which 480,694 shares have been issued to James Bernard as of the date of this Report.  From and after the date of this Report, additional shares will be sold, pursuant to the private placement.  This Report is not used for the purpose of conditioning the market in the United States for any of the securities offered.  In addition, the securities offered will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The offering of the securities to be offered by CapNet after the date of this Report will be made by VR Holdings for the purpose of raising funds to further the operations of VR Holdings and other suitable projects of VR Holdings as described herein.

Any securities issued by VR Holdings in the private placement by CapNet will bear the following legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

The issuances of all our shares of common stock as above described were issued and will be issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.  All of the investors took or will take their securities for investment purposes without a view to distribution and had or have had access to information concerning VR Holdings and our business prospects, as required by the Securities Act.  In addition, there was and will be no general solicitation or advertising for the purchase of the shares of the VR Holdings Common Stock.  Our securities were and will be issued only to accredited investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion.  Finally, our stock transfer agent has been or will be instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

All of the above described investors who received or will receive shares of the VR Holdings Common Stock as a result of the Merger and the private placements were provided with access to the filings of VR Holdings with the SEC, including the following:

•

The registration statement and prospectus of VR Holdings filed with the SEC.

•

VR Holdings’ annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by investors in writing, a copy of VR Holdings’ most recent Form 10-K under the Exchange Act.

•

The information contained in an annual report on Form 10-K under the Exchange Act.

•

The information contained in any reports or documents required to be filed by VR Holdings under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

•

A brief description of the securities being offered, and any material changes in VR Holdings’ affairs that are not disclosed in the documents furnished.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

There were no purchases of our equity securities by VR Holdings or any affiliated purchasers during any month within the fiscal year covered by this Report.

REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year.

WHERE YOU CAN FIND MORE INFORMATION

We are obligated to file reports with the SEC pursuant to the Exchange Act, and consequently, must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K.  Our executive officers, directors and beneficial owners of 10 percent or more of our common stock also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants.  These filings are a matter of public record and any person may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC.

Item 2.02.

Results of Operations and Financial Condition.

See Item 2.01, above.

Item 3.02.

Unregistered Sales of Equity Securities.

See Item 2.01, above.

Item 5.01.

Changes in Control of Registrant.

None.  See Item 2.01, above.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 2.01, above.

Item 5.06.

Change in Shell Company Status.

See Item 2.01, above.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.  See Exhibit 99.1 filed with this Report.

(b)

Pro forma financial information.  See Exhibit 99.1 filed with this Report.

(c)

Shell company transactions.  See Exhibit 99.1 filed with this Report and Item 2.01 of this Report.

(d)

Exhibits.

Exhibit No.	Identification of Exhibit
1.0* *

Letter Agreement between CapNet Securities Corporation and VR Holdings, Inc. dated October 24, 2011 , filed as Exhibit 1.0 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.

2.0**

Plan and Agreement of Triangular Merger between VR Holdings, Inc., VRH Merger Sub, Inc. and Litigation Dynamics, Inc. dated November 21, 2011, filed as Exhibit 10.1 to the registrant’s Report on Form 8-K on November 23, 2011, Commission File Number 333-166884.

3.1**

Certificate of Incorporation of VR Holdings, Inc. filed with the Secretary of State of Delaware on November 2, 1998, filed as Exhibit 3.1 to the registrant’s registration statement on July 20, 2010, Commission File Number 333-166884.

3.2**

Certificate of Amendment of Certificate of Incorporation of VR Holdings, Inc. filed with the Secretary of State of Delaware on June 2, 2008, filed as Exhibit 3.2 to the registrant’s registration statement on July 20, 2010, Commission File Number 333-166884.

3.3**	Original Bylaws of VR Holdings, Inc., filed as Exhibit 3.3 to the registrant’s registration statement on July 20, 2010, Commission File Number 333-166884.
3.4**

Amended and Restated Certificate of Incorporation of VR Holdings, Inc. adopted May 14, 2010, filed as Exhibit 3.4 to the registrant’s registration statement on July 20, 2010, Commission File Number 333-166884.

3.5**	Amended and Restated Bylaws of VR Holdings, Inc. adopted May 14, 2010, filed as Exhibit 3.5 to the registrant’s registration statement on July 20, 2010, Commission File Number 333-166884.
3.6* *

Articles of Incorporation of VRH Merger Sub, Inc. filed with the Secretary of State of Texas on November 14, 2011, and subsequently amended on January 20, 2012 to reflect the change of the name of VRH Merger Sub, Inc. to Litigation Dynamics, Inc. , filed as Exhibit 3.6 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.

3.7* *

Bylaws of VRH Merger Sub, Inc. adopted on November 21, 2011, and subsequently amended on January 20, 2012 to reflect the change of the name of VRH Merger Sub, Inc. to Litigation Dynamics, Inc. , filed as Exhibit 3.7 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.

3.8* *

Articles of Merger between VRH Merger Sub, Inc. and Litigation Dynamics, Inc. filed with the Secretary of State of Texas on January 20, 2012. , filed as Exhibit 3.8 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.

10.1**	Charter of the Audit Committee of VR Holdings, Inc., filed as Exhibit 10.1 to the registrant’s registration statement on May 17, 2010, Commission File Number 333-166884.
10.2**	Code of Business Conduct of VR Holdings, Inc., filed as Exhibit 10.2 to the registrant’s registration statement on May 17, 2010, Commission File Number 333-166884.
10.3**

Code of Ethics for Senior Executive Officers and Senior Financial Officers of VR Holdings, Inc., filed as Exhibit 10.3 to the registrant’s registration statement on May 17, 2010, Commission File Number 333-166884.

10.4**	Charter of the Compensation Committee of VR Holdings, Inc., filed as Exhibit 10.4 to the registrant’s registration statement on May 17, 2010, Commission File Number 333-166884.
10.5**	Corporate Governance Principles of the Board of Directors of VR Holdings, Inc., filed as Exhibit 10.5 to the registrant’s registration statement on May 17, 2010, Commission File Number 333-166884.
10.6**	Charter of the Executive Committee of the Board of Directors of VR Holdings, Inc., filed as Exhibit 10.6 to the registrant’s registration statement on May 17, 2010, Commission File Number 333-166884.
10.7**	Charter of the Finance Committee of VR Holdings, Inc., filed as Exhibit 10.7 to the registrant’s registration statement on May 17, 2010, Commission File Number 333-166884.
10.8**	Charter of the Governance and Nominating Committee of VR Holdings, Inc., filed as Exhibit 10.8 to the registrant’s registration statement on May 17, 2010, Commission File Number 333-166884.
10.9**	Executive Summary Memorandum, filed as Exhibit 10.9 to the registrant’s registration statement on May 17, 2010, Commission File Number 333-166884.
10.10**	Assignment of Claims, filed as Exhibit 10.10 to the registrant’s registration statement on September 9, 2010, Commission File Number 333-166884.
10.11**	Form of Settlement with the claimants, filed as Exhibit 10.11 to the registrant’s registration statement on April 29, 2011, Commission File Number 333-166884.
10.12**	Warrant dated August 30, 2010 issued to Norman T. Reynolds, Esq., filed as Exhibit 10.12 to the registrant’s registration statement on September 9, 2010, Commission File Number 333-166884.
10.13**	Warrant dated August 30, 2010 issued to Stephen H. Marcus, Esq., filed as Exhibit 10.13 to the registrant’s registration statement on September 9, 2010, Commission File Number 333-166884.
10.14**

Employment Agreement between Litigation Dynamics, Inc. and Zane Russell dated January 20, 2012, filed as Exhibit 10.14 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.

10.15**

Employment Agreement between Litigation Dynamics, Inc. and J. Michael Moore dated January 20, 2012, filed as Exhibit 10.15 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.

10.16**

Master Services Agreement between Litigation Dynamics, Inc. and VR Holdings, Inc. dated January 20, 2012, filed as Exhibit 10.16 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.

10.17**

Subscription Agreement executed by Litigation Dynamics, Inc. shareholders on January 20, 2012, in connection with the merger of VRH Merger Sub, Inc. and Litigation Dynamics, Inc., filed as Exhibit 10.17 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.

10.18*	Promissory note executed by Pine Springs Capital, LLC dated March 31, 2011, in the amount of $11,250.00 payable to the order of Litigation Dynamics, Inc.
10.19*	Promissory note executed by New Course Group dated June 10, 2011, in the amount of $3,930.55 payable to the order of Litigation Dynamics, Inc.
10.20*	Promissory note executed by New Course Group dated June 3, 2011, in the amount of $5,711.38 payable to the order of Litigation Dynamics, Inc.
10.21*	Promissory note executed by Pine Springs Capital, LLC dated May 20, 2011, in the amount of $4,000.00 payable to the order of Litigation Dynamics, Inc.
10.22*	Promissory note executed by New Course Group dated June 29, 2011, in the amount of $3,220.51 payable to the order of Litigation Dynamics, Inc.
10.23*	Promissory note executed by ProduClear, Inc. dated April 13, 2011, in the amount of $2,500.00 payable to the order of Litigation Dynamics, Inc..
10.24*	Promissory note executed by Texas Golfer Magazine dated April 1, 2011, in the amount of $3,250.00 payable to the order of Litigation Dynamics, Inc.
10.25*	Promissory note executed by Trekmore dated April 8, 2011, in the amount of $5,000.00 payable to the order of Litigation Dynamics, Inc.
10.26*	Promissory note executed by Litigation Dynamics, Inc. dated May 5, 2011, in the amount of $50,000.00 payable to the order of Robert Embry.
10.27*	Promissory note executed by Litigation Dynamics, Inc. dated April 25, 2011, in the amount of $50,000.00 payable to the order of Michael Jud.
10.28*	Promissory note executed by Litigation Dynamics, Inc. dated April 19, 2011, in the amount of $5,000.00 payable to the order of Michael Jud.
10.29*	Promissory note executed by Litigation Dynamics, Inc. dated April 8, 2011, in the amount of $75,000.00 payable to the order of Robert Embry.
10.30*	Promissory note executed by Litigation Dynamics, Inc. dated April 8, 2011, in the amount of $75,000.00 payable to the order of 2005 Braden Interest, Ltd.
10.31*	Promissory note executed by Litigation Dynamics, Inc. dated March 21, 2011, in the amount of $45,000.00 payable to the order of Charles Jud.
11.0**	Statement Regarding Computation of Per Share Earnings, filed as Exhibit 11.0 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.
12.0**	Statements re Computation of Ratios, filed as Exhibit 12.0 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.
21.1**	Subsidiaries of the registrant, filed as Exhibit 21.1 to the registrant’s Report on Form 8-K/A on January 23, 2012, Commission File Number 333-166884.
99.1*	Audited Financial Statements of Litigation Dynamics, Inc., a Texas corporation, and Pro forma financial information.

____________

*

Filed herewith.

**

Previously filed.

***

Incorporated by reference from the material contained in the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2012.	VR HOLDINGS, INC.

By /s/ John E. Baker
John E. Baker, President